LIVEPERSON, INC.

THE SUBSIDIARY GUARANTORS PARTY HERETO FROM TIME TO TIME

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee and as Collateral Agent

INDENTURE

Dated as of September 12, 2025
Second Lien Senior Subordinated Secured Notes due 2029

TABLE OF CONTENTS
Page
ARTICLE 1 DEFINITIONS        1
Section 1.01    Definitions    1
Section 1.02    Rules of Construction    28
ARTICLE 2 ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES    29
Section 2.01    Designation and Amount; Maturity Date    29
Section 2.02    Form of Notes    30
Section 2.03    Date and Denomination of Notes; Interest    31
Section 2.04    Execution, Authentication and Delivery of Notes    32
Section 2.05    Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary    33
Section 2.06    Mutilated, Destroyed, Lost or Stolen Notes    37
Section 2.07    Temporary Notes    38
Section 2.08    Cancellation of Notes Paid, Etc    38
Section 2.09    CUSIP Numbers    38
Section 2.10    Additional Notes; Repurchases    38
Section 2.11    Issuance of PIK Notes.    39
ARTICLE 3 SATISFACTION AND DISCHARGE    40
Section 3.01    Satisfaction and Discharge    40
ARTICLE 4 PARTICULAR COVENANTS OF THE COMPANY    40
Section 4.01    Payment of Principal, Interest and Notes Premium    40
Section 4.02    Maintenance of Office or Agency    40
Section 4.03    Appointments to Fill Vacancies in Trustee’s Office    41
Section 4.04    Provisions as to Paying Agent    41
Section 4.05    Existence    42
Section 4.06    Rule 144A Information Requirement and Annual Reports    42
Section 4.07    Stay, Extension and Usury Laws    43
Section 4.08    Compliance Certificate; Statements as to Defaults    43
Section 4.09    Further Instruments and Acts    43
Section 4.10    Limitation on Incurrence of Additional Indebtedness    43
Section 4.11    Limitation on Liens    44
Section 4.12    Limitation on Restricted Payments    44
Section 4.13    Limitation on Asset Sales.    45
Section 4.14    Transactions with Affiliates    50
Section 4.15    Further Assurances    50
Section 4.16    Additional Subsidiary Guarantors    51
Section 4.17    ERISA        51
Section 4.18    Sale Leaseback Transactions    51
Section 4.19    Accounting Changes    51
i

Section 4.20    Negative Pledge Clauses    51
Section 4.21    Clauses Restricting Subsidiary Distributions    52
Section 4.22    [Reserved].    52
Section 4.23    Amendments to Organizational Agreements and Junior Indebtedness Documents    52
Section 4.24    [Reserved]    52
Section 4.25    Payment of Obligations    52
Section 4.26    Maintenance of Existence; Compliance    52
Section 4.27    Maintenance of Property; Insurance    53
Section 4.28    Inspection of Property; Books and Records; Audits; Discussions    53
Section 4.29    Notices        53
Section 4.30    [Reserved]    54
Section 4.31    Anti-Corruption Laws; Anti-Terrorism Laws; Sanctions    54
Section 4.32    [Reserved].    54
Section 4.33    Anti-Layering Covenant    55
ARTICLE 5 LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE    55
Section 5.01    Lists of Holders    55
Section 5.02    Preservation and Disclosure of Lists    55
ARTICLE 6 DEFAULTS AND REMEDIES    55
Section 6.01    Events of Default    55
Section 6.02    Acceleration; Rescission and Annulment    57
Section 6.03    [Reserved]    58
Section 6.04    Payments of Notes on Default; Suit Therefor    58
Section 6.05    Application of Monies Collected by Trustee    60
Section 6.06    Proceedings by Holders    61
Section 6.07    Proceedings by Trustee    61
Section 6.08    Remedies Cumulative and Continuing    61
Section 6.09    Direction of Proceedings and Waiver of Defaults by Majority of Holders        62
Section 6.10    Notice of Defaults    62
Section 6.11    Undertaking to Pay Costs    62
ARTICLE 7 CONCERNING THE TRUSTEE    63
Section 7.01    Duties and Responsibilities of Trustee    63
Section 7.02    Reliance on Documents, Opinions, Etc    64
Section 7.03    No Responsibility for Recitals, Etc    65
Section 7.04    Trustee, Paying Agents, or Note Registrar May Own Notes    65
Section 7.05    Monies to Be Held in Trust    65
Section 7.06    Compensation and Expenses of Trustee    65
Section 7.07    Officer’s Certificate and Opinion of Counsel as Evidence    66
Section 7.08    Eligibility of Trustee    66
Section 7.09    Resignation or Removal of Trustee    66
Section 7.10    Acceptance by Successor Trustee    67
Section 7.11    Succession by Merger, Etc    68
Section 7.12    Trustee’s Application for Instructions from the Company    68

Section 7.13    Limitation on Duty of Trustee in Respect of Collateral    68
ARTICLE 8 CONCERNING THE HOLDERS    69
Section 8.01    Action by Holders    69
Section 8.02    Proof of Execution by Holders    69
Section 8.03    Who Are Deemed Absolute Owners    69
Section 8.04    Company-Owned Notes Disregarded    69
Section 8.05    Revocation of Consents; Future Holders Bound    70
ARTICLE 9 HOLDERS’ MEETINGS    70
Section 9.01    Purpose of Meetings    70
Section 9.02    Call of Meetings by Trustee    70
Section 9.03    Call of Meetings by Company or Holders    70
Section 9.04    Qualifications for Voting    71
Section 9.05    Regulations    71
Section 9.06    Voting        71
Section 9.07    No Delay of Rights by Meeting    72
ARTICLE 10 SUPPLEMENTAL INDENTURES    72
Section 10.01    Supplemental Indentures Without Consent of Holders    72
Section 10.02    Supplemental Indentures with Consent of Holders    73
Section 10.03    Effect of Supplemental Indentures    74
Section 10.04    Notation on Notes    74
Section 10.05    Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee and Collateral Agent    75
ARTICLE 11 CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE    75
Section 11.01    Company May Consolidate, Etc. on Certain Terms    75
Section 11.02    Subsidiary Guarantors May Consolidate, Etc. on Certain Terms    76
Section 11.03    Successor Company or Surviving Guarantor to Be Substituted    77
Section 11.04    Officer’s Certificate and Opinion of Counsel to Be Given to Trustee    78
ARTICLE 12 IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS    78
Section 12.01    Indenture and Notes Solely Corporate Obligations    78
ARTICLE 13 SECURITY    78
Section 13.01    Security Interest; Collateral Agent    78
Section 13.02    Recording and Opinion    81
Section 13.03    Authorization of Actions to Be Taken by the Trustee or the Collateral Agent Under the Intercreditor Agreements and the Security Documents.         81
Section 13.04    Authorization of Receipt of Funds by the Trustee Under the Security Documents and the Intercreditor Agreements.    81
Section 13.05    Termination of Security Interest; Release of Collateral    81
Section 13.06    Maintenance of Collateral    83
Section 13.07    Collateral Agent.    83

ARTICLE 14 REPURCHASE OF NOTES UPON A FUNDAMENTAL CHANGE    88
Section 14.01    [Reserved]    88
Section 14.02    Repurchase of Notes Upon a Fundamental Change    88
Section 14.03    Withdrawal of Fundamental Change Repurchase Notice    90
Section 14.04    Deposit of Fundamental Change Repurchase Price    91
Section 14.05    Covenant to Comply with Applicable Laws Upon Repurchase of Notes    91
ARTICLE 15 OPTIONAL REDEMPTION    91
Section 15.01    Optional Redemption    91
Section 15.02    Notice of Optional Redemption; Selection of Notes    92
Section 15.03    Payment of Notes Called for Redemption    92
Section 15.04    Restrictions on Redemption    93
ARTICLE 16 MISCELLANEOUS PROVISIONS    93
Section 16.01    Provisions Binding on Successors    93
Section 16.02    Official Acts by Successor Corporation    93
Section 16.03    Addresses for Notices, Etc    93
Section 16.04    Governing Law; Jurisdiction    94
Section 16.05    Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee and Collateral Agent    94
Section 16.06    Legal Holidays    95
Section 16.07    Benefits of Indenture    95
Section 16.08    Table of Contents, Headings, Etc    95
Section 16.09    Authenticating Agent    95
Section 16.10    Execution in Counterparts    96
Section 16.11    Severability    97
Section 16.12    Waiver of Jury Trial    97
Section 16.13    Force Majeure    97
Section 16.14    Calculations    97
Section 16.15    U.S.A. PATRIOT Act    97
Section 16.16    Interpretation    97
Section 16.17    1L/2L Intercreditor Agreement Controls    97
ARTICLE 17 GUARANTEES    98
Section 17.01    Note Guarantee    98
Section 17.02    Limitation on Guarantor Liability    99
Section 17.03    Execution and Delivery    99
Section 17.04    Subrogation    100
Section 17.05    Benefits Acknowledged    100
Section 17.06    Release of Note Guarantees    100
Section 17.07    Foreign Currency    101

SCHEDULES
Schedule 4.11:    Existing Liens
Schedule 4.12:    Existing Investments

EXHIBITS
Exhibit A:    Form of Note
Attachment 1:     Form of Fundamental Change Repurchase Notice
Attachment 2:     Form of Asset Sale Offer Repurchase Notice
Attachment 3:    Form of Assignment and Transfer
Exhibit B:    Form of Junior Intercreditor Agreement
v

INDENTURE, dated as of September 12, 2025, between LIVEPERSON, INC., a Delaware corporation, as issuer (the “Company”, as more fully set forth in Section 1.01), the Subsidiary Guarantors from time to time party hereto and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”, as more fully set forth in Section 1.01) and as collateral agent (in such capacity, the “Collateral Agent”, as more fully set forth in Section 1.01).
W I T N E S S E T H:
WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its Second Lien Senior Subordinated Secured Notes due 2029 (the “Notes”, as more fully set forth in Section 1.01), initially in an aggregate principal amount not to exceed $115,000,000, subject to the issuance of (i) Additional Notes in accordance with Section 2.10 and (ii) PIK Notes issuable from time to time on each Interest Payment Date in connection with the PIK Payment required to be made on such Interest Payment Date in accordance with Section 2.11, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and
WHEREAS, the obligations of the Company with respect to the due and punctual payment of the principal of, Notes Premium, if any, and interest on the Notes and the performance and observation of each covenant and agreement under this Indenture to be performed or observed will be guaranteed by the Subsidiary Guarantors; and
WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Fundamental Change Repurchase Notice, the Form of Asset Sale Offer Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and
WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture by the Company and the Subsidiary Guarantors and the issuance hereunder of the Notes by the Company have in all respects been duly authorized.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, each of the Company and the Subsidiary Guarantors covenants and agrees with the Trustee and the Collateral Agent for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:
Article 1DEFINITIONS
Section 1.01Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.

“1L/2L Intercreditor Agreement” means the intercreditor agreement, dated as of the date hereof, by and among the Company, the Subsidiary Guarantors from time to time party thereto, the First Lien Convertible Notes Collateral Agent (as defined therein), as Senior Representative (as defined therein) for the Senior Secured Parties (as defined therein), the Collateral Agent, as the Initial Junior Priority Representative (as defined therein) and each of the other Representatives (as defined therein) from time to time party thereto.
“Acceleration Date” means the date on which all the Notes have been declared or have become due and payable pursuant to Section 6.02.
“Acceleration Premium” means, with respect to any Note on any applicable Acceleration Date:
(a)if the Acceleration Date is prior to September 12, 2026, the sum of (i) 5.00% of the aggregate principal amount of such Note (including all increases to the aggregate principal amount of such Note as a result of payments of PIK Interest), plus (ii) 5.00% of the accrued and unpaid interest on such Note to, but excluding, such Acceleration Date (including, without duplication of any amounts described in clause (i), both the cash interest and PIK Interest portions thereof), plus (iii) the present value at such Acceleration Date of all unpaid interest payments in the full amount of Stated Interest (including both the cash interest and PIK Interest portions thereof) that would be due on or after such Acceleration Date on such Note (and on any PIK Notes that would be issued to effect payment of such PIK Interest) through September 12, 2026 if such acceleration had not occurred (excluding accrued and unpaid interest to, but excluding, the Acceleration Date), computed using a discount rate equal to the relevant Premium Treasury Rate as of such Acceleration Date plus 50 basis points, as calculated by the Company or its agent;
(b)if the Acceleration Date is on or after September 12, 2026, and prior to September 12, 2027, the sum of (i) 5.00% of the aggregate principal amount of such Note (including all increases to the aggregate principal amount of such Note as a result of payments of PIK Interest), plus (ii) 5.00% of the portion of the accrued and unpaid interest on such Note to, but excluding, such Acceleration Date (including, without duplication of any amounts described in clause (i), both the cash interest and PIK Interest portions thereof); or
(c)if the Acceleration Date is on or after September 12, 2027, and prior to September 12, 2028, the sum of (i) 2.50% of the aggregate principal amount of such Note (including all increases to the aggregate principal amount of such Note as a result of payments of PIK Interest), plus (ii) 2.50% of the portion of the accrued and unpaid interest on such Note to, but excluding, such Acceleration Date (including, without duplication of any amounts described in clause (i), both the cash interest and PIK Interest portions thereof);
provided, that the Trustee shall have no responsibility to calculate or verify the calculation of the Acceleration Premium.
Thus, as an example, and for the avoidance of doubt, if an Acceleration Date occurs, the amount payable on the Acceleration Date on all the Notes (including any Notes previously issued as PIK Notes) will consist of cash in an amount equal to the sum of (i) 100% of the aggregate principal amount of all the Notes (including the principal amount of all Notes previously issued as PIK Notes) plus (ii) all the accrued and unpaid interest on all the Notes (including on all the Notes previously issued as PIK Notes) at the full amount of Stated Interest (including both the cash interest and PIK Interest portions thereof) to, but excluding, the Acceleration Date plus (iii) the applicable Acceleration Premium on all the Notes (including any Notes previously issued as PIK Notes).
“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Commission.

“Action” shall have the meaning specified in Section 13.01(h).
“Additional Guarantors” shall have the meaning specified in Section 4.15(a).
“Additional Notes” means Notes, together with the aggregate principal amount of all such other Indebtedness incurred pursuant to clause (b) of the definition of “Permitted Indebtedness”, in an aggregate principal amount not to exceed $20,125,000 (it being understood that neither any PIK Note issued pursuant to and in accordance with Section 2.11 nor any Note issued in exchange for or replacement of any Note issued pursuant to and in accordance with Section 2.05 or Section 2.06 shall be an Additional Note).
“Additional Notes Issue Date” means, as to Additional Notes, the date of issuance thereof pursuant to and in accordance with Section 2.10.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.
“After-Acquired Collateral” shall have the meaning specified in Section 4.15(c).
“Anti-Corruption Laws” means the FCPA, UK Bribery Act 2010, and any other state or federal Requirements of Law of any jurisdiction applicable to the Company, any Subsidiary Guarantor or any of their Subsidiaries or controlled Affiliates from time to time concerning or relating to bribery or corruption.
“Anti-Terrorism Laws” means Executive Order No. 13224 (effective September 24, 2001), the Patriot Act, Money Laundering Control Act of 1986, the laws comprising or implementing the Bank Secrecy Act, the UK Proceeds of Crime Act 2002, the UK Terrorism Act 2000, and any other Requirements of Law of any jurisdiction applicable to the Company, any Subsidiary Guarantor or any of their Subsidiaries or Affiliates from time to time concerning or relating to terrorism financing or money laundering.
“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.
“Asset Sale” means:
(a)    the sale, lease, conveyance or other disposition of any assets or rights (whether in a single transaction or a series of related transactions) outside of the ordinary course of business of the Company and its Subsidiaries; provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed under Article 11; and

(b)    the issuance of Capital Stock by any of the Company’s Subsidiaries or the sale of Capital Stock in any of the Company’s Subsidiaries (other than directors’ qualifying Capital Stock or Capital Stock required by applicable law to be held by a Person other than the Company or one of its Subsidiaries).
Notwithstanding anything to the contrary in the preceding paragraph, none of the following items will be deemed to be an Asset Sale:
(a)    a transfer of assets or rights between or among the Company and its Subsidiary Guarantors;
(b)    an issuance or sale of Capital Stock by any Subsidiary of the Company to the Company or to another Subsidiary; provided, that any Subsidiary that is not a Subsidiary Guarantor shall not own Capital Stock of a Subsidiary Guarantor;
(c)    any sale or other disposition of damaged, worn-out or obsolete assets or assets otherwise unsuitable or no longer required for use in the ordinary course of the business of the Company and its Subsidiaries (including the abandonment or other disposition of property that is, in the reasonable judgment of the Company, no longer profitable, economically practicable to maintain or useful in the conduct of the business of the Company and its Subsidiaries, taken as a whole);
(d)    a Restricted Payment that is not prohibited under Section 4.12 or a Permitted Investment;
(e)    dispositions constituting casualty or condemnation events;
(f)    the creation of or realization on a Lien to the extent that the granting of such Lien was not prohibited under Section 4.11;
(g)    the sale or other disposition of cash, Cash Equivalents or marketable securities in the ordinary course of business;
(h)    the lapse, abandonment or other disposition of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Company are no longer commercially reasonable to maintain or are not material to the conduct of the Company and its Subsidiaries, taken as a whole;
(i)    the sale or other disposition of the business of Engage Pty Ltd.; provided, however, that the corresponding purchase and sale agreement (or similar agreement) must provide that the net proceeds received from such sale will be delivered to the Company or a Subsidiary Guarantor;
(j)    non-exclusive licenses or sublicenses of intellectual property rights to non-Affiliates for Fair Market Value (for the avoidance of doubt, unless otherwise excluded pursuant to any other clause of this definition, any exclusive licenses or sublicenses of intellectual property rights to non-Affiliates shall be an Asset Sale); and
(k)    additional non-ordinary course asset sales, transfers or other dispositions in an aggregate amount during the term of this Indenture not to exceed $1,000,000 of Fair Market Value determined at the time of sale, transfer or disposition, as applicable.
“Asset Sale Offer” shall have the meaning specified in Section 4.13(b)(i).

“Asset Sale Offer Company Notice” shall have the meaning specified in Section 4.13(b)(iv).
“Asset Sale Offer Consideration Amount” shall have the meaning specified in Section 4.13(b)(i).
“Asset Sale Offer Repurchase Date” shall have the meaning specified in Section 4.13(b)(i).
“Asset Sale Offer Repurchase Notice” shall have the meaning specified in Section 4.13(b)(iii).
“Asset Sale Offer Repurchase Price” shall have the meaning specified in Section 4.13(b)(i).
“Asset Sale Trigger” shall have the meaning specified in Section 4.13(b)(i).
“Authorized Denomination” means, with respect to a Note, a minimum principal amount thereof equal to $1.00 or any integral multiple of $1.00 in excess thereof.
“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal or state law for the relief of debtors.
“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Canadian Subsidiary Guarantor” means LivePerson Canada, Inc. and, subject to the provisions of Article 17, its successors and assigns.
“Capital Lease” means any lease that is required to be capitalized for financial reporting purposes in accordance with U.S. GAAP (with the amount of any Indebtedness in respect of a Capital Lease being the capitalized amount of the obligations under such Capital Lease determined in accordance with U.S. GAAP).
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with U.S. GAAP provided, however, that all obligations of any Person that are or would have been treated as operating leases (including for avoidance of doubt, any network lease or any operating indefeasible right of use) for purposes of U.S. GAAP prior to December 15, 2018, shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Indenture (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with U.S. GAAP as in effect on or after December 15, 2018, to be treated as Capital Lease Obligations in the Company’s financial statements.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
“Cash Equivalents” means: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, or insured by the United States Government or any government of any member of the European Union or the United Kingdom or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full-faith-and-credit obligation of such government, in each case, maturing within one (1) year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one (1) year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus of not less than $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act); (c) commercial paper of an issuer rated at least A-1 by McGraw Hill Financial, Inc. (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one (1) year from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of one or more of the clauses (a) through (e) of this definition; (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; or (i) instruments comparable in credit quality and tenor to those referred to in clauses (a) through (h) above and customarily used by corporations for normal cash management purposes in a jurisdiction outside of the United States.
“close of business” means 5:00 p.m. (New York City time).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means the rights, property and assets securing the Notes over which a Lien has been granted pursuant to the Security Documents, and any rights, property or assets over which a Lien has been granted to secure the Notes Obligations of the Company and the Subsidiary Guarantors under the Notes, the Note Guarantees and this Indenture.
“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Indenture until a successor collateral agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Collateral Agent” shall mean or include each Person who is then a Collateral Agent hereunder.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
“Common Stock” means the Common Stock of the Company, par value $0.001 per share, at the date of this Indenture.
“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.
“Company Order” means a written order of the Company, signed by the Company’s Chief Executive Officer, Chief Financial Officer, any President or Vice President (whether or not designated by a number or numbers or word or words added before or after the title “President” or “Vice President”) or the Company’s Treasurer or Assistant Treasurer, and delivered to the Trustee.
“Corporate Trust Office” means the designated office of the Trustee or the Collateral Agent, as applicable, at which at any time this Indenture shall be administered, which office at the date hereof is located at 633 West Fifth Street, 24th Floor, Los Angeles, California 90071, Attention: B. Scarbrough (LivePerson, Inc.), or such other address as the Trustee or the Collateral Agent, as applicable, may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee or successor collateral agent (or such other address as such successor trustee or successor collateral agent may designate from time to time by notice to the Holders and the Company).
“Custodian” means the Trustee, as custodian for Cede & Co., with respect to the Global Notes, or any successor entity thereto.
“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Asset Sale Offer Repurchase Price, the Fundamental Change Repurchase Price, principal, any applicable Notes Premium (to the extent not duplicative of the foregoing) and interest) that are payable but are not punctually paid or duly provided for.
“delivered” with respect to any notice to be delivered, given or mailed to a Holder pursuant to this Indenture, means notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or Applicable Procedures (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register, in each case in accordance with Section 16.03. Notice so “delivered” shall be deemed to include any notice to be “mailed” or “given”, as applicable, under this Indenture.
“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
“Designated Person” means at any time, (a) any Person who is the target of Sanctions including any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including OFAC, the U.S. Department of State, the U.S. Department of Commerce or His Majesty’s

Treasury, (b) any Person operating, organized or resident in a country or territory that it the subject of comprehensive Sanctions or whose government is the subject or target of Sanctions or (c) any Person owned or otherwise controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Domestic Subsidiary” means any Subsidiary that is organized or existing under the laws of the United States, or any state thereof or the District of Columbia.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.
“ERISA Affiliate” means each corporation, trade or business (whether or not incorporated) which is treated as a single employer with the Company or any Subsidiary of the Company under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, any other Person required to be aggregated with the Company or any Subsidiary of the Company under Section 414(m) or (o) of the Code. Any former ERISA Affiliate of the Company or any Subsidiary of the Company shall continue to be considered an ERISA Affiliate of the Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Company or such Subsidiary and with respect to liabilities arising after such period for which the Company or such Subsidiary could be liable under the Code or ERISA.
“ERISA Event” means any of: (a) a reportable event as defined in Section 4043 of ERISA with respect to a Pension Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; (b) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Pension Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following 30 days, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(b) of ERISA); (c) a withdrawal by any of the Company and its Subsidiaries or any ERISA Affiliate from a Pension Plan or the termination of any Pension Plan resulting in liability under Sections 4063 or 4064 of ERISA; (d) the withdrawal of any of the Company and its Subsidiaries or any ERISA Affiliate in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any of the Company and its Subsidiaries or any ERISA Affiliate of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or the receipt by any of the Company and its Subsidiaries or any ERISA Affiliate of notice from any Multiemployer Plan that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (f) the imposition of liability on any of the Company and its Subsidiaries or any ERISA Affiliate pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the failure by any of the Company and its Subsidiaries or any ERISA Affiliate to make any required contribution to a Pension Plan, or the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (h) the determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or any Multiemployer Plan is, or is expected to be, in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (j) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any of the Company and its Subsidiaries or any ERISA Affiliate with respect to any Pension Plan; (k) an application for a funding waiver under Section 302 of ERISA or Section 412 of the Code or an extension of any amortization period pursuant to Section 303 of ERISA or Section 430 of the Code with respect to any Pension Plan; (l) the occurrence of a non-exempt prohibited transaction under Sections 406 or 407 of ERISA or Section 4975 of the Code for which any of the Company and its Subsidiaries or any Subsidiary thereof may be directly or indirectly liable; (m) the occurrence of an act or omission which would be reasonably expected to give rise to the imposition on any of the Company and its Subsidiaries of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (n) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against any of the Company and its Subsidiaries or any Subsidiary thereof in connection with any Plan; (o) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; or (p) the imposition of any lien (or the fulfillment of the conditions for the imposition of any lien) on any of the rights, properties or assets of any of the Company and its Subsidiaries or any ERISA Affiliate thereof, in either case pursuant to Title I or IV of ERISA, including Section 303(k) of ERISA or to Section 430(k) of the Code.
“Event of Default” shall have the meaning specified in Section 6.01.
“Existing Notes” means the Company’s 0% Convertible Senior Notes due 2026 issued on December 4, 2020.
“Export/Import Controls” means (a) the U.S. Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the U.S. Department of State, and any other applicable Requirements of Law related to export controls and (b) customs laws administered or enforced by the United States, including the U.S. Customs and Border Protection, and any other applicable Requirements of Law related to import controls or customs.
“Excluded Property” means any of the following:
(a)    any General Intangible, Capital Stock, authorization, permit, lease, license, franchise, charter, contract, intellectual property, property right or agreement to which any grantor is a party or any of its rights, title or interests thereunder, in each case, if and only to the extent as to which pledges thereof or a grant of a security interest in favor of the Collateral Agent shall constitute or result in a breach of a term or provision of, or the termination of the abandonment, invalidation or unenforceability or a default under the terms of, such General Intangible, Capital Stock, authorization, permit, lease, license, franchise, charter, contract, intellectual property, property right or agreement (other than to the extent that (I) such restriction or condition was established in contemplation of this exception, (II) such restriction or condition is in favor of any grantor or any Subsidiary or (III) any such law, rule, regulation, term or provision or limitation on such grant would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law (including any debtor relief law or principle of equity)); provided, however, that (x) if such breach, termination, invalidation or unenforceability or default arises solely from a contractual obligation with a non-affiliated third party as of the Original Issue Date or at the time of its acquisition and not entered into in contemplation thereof prohibiting or restricting pledges of such assets (including Capital Stock) covered in this clause (a), such

Capital Stock shall be excluded under this clause (a) only if the applicable grantor has used commercially reasonable efforts to obtain, and nevertheless has failed to obtain, consent from such third party to such Lien or to remove such prohibition or restriction, (y) the right to receive Proceeds arising therefrom or any other rights referred to in Sections 9-406(f), 9-407(a), or 9-408(a) of the UCC or any Proceeds, substitutions or replacements thereof shall not be Excluded Property (unless such rights, Proceeds, substitutions or replacements would otherwise independently constitute Excluded Property) and (z) at such time as the contractual or legal prohibitions or restrictions on such grant described above shall no longer be applicable and to the extent severable, such asset or property (or portion thereof) shall cease to be Excluded Property and the Lien of the Collateral Agent shall attach immediately to the portion of such General Intangible or authorization, permit, lease, license, franchise, charter, contract, intellectual property, property right or agreement not subject to the limitations and exclusions specified in the provisions above;
(b)    any letter-of-credit rights to the extent a security interest therein cannot be perfected by the filing of a UCC-1 financing statement in the jurisdiction of organization (or other location of a grantor under Section 9-307 of the UCC) of the applicable grantor;
(c)    (i) with respect to any trademarks, applications in the PTO to register trademarks on the basis of any of grantor’s “intent to use” such trademarks will not be deemed to be Collateral unless and until a “statement of use” or “amendment to allege use” has been filed and accepted in the PTO, whereupon such application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral, and (ii) with respect to any other trademark or any patents or copyrights, such trademarks, patents or copyrights will not be deemed to be Collateral if the creation of a security interest therein will constitute or result in the abandonment, impairment, invalidation or unenforceability thereof any assets to the extent and for so long as the pledge of such assets is prohibited by law and such prohibition is not overridden by the UCC or other applicable law;
(d)    margin stock (within the meaning of Regulation U issued by the Federal Reserve Board) to the extent the creation of a security interest therein in favor of the Collateral Agent will result in a violation of Regulation U issued by the Federal Reserve Board;
(e)    assets to the extent as to which pledges thereof or a grant of security interest therein are prohibited or restricted by applicable law (including any requirement to obtain the consent of (i) any governmental authority or (ii) similar regulatory third party, in each case, except to the extent such consent has been obtained);
(f)    assets to the extent as to which pledges thereof or the grant of a security interest therein would result in material adverse tax consequences to any grantor or any of its Subsidiaries;
(g)    (i) any leasehold or subleasehold interest (including any ground lease interest) in real property and (ii) any fee interest in owned real property other than owned real property having a fair market value in excess of $250,000;
(h)    all Commercial Tort Claims where the amount of damages reasonably expected to be realized by the applicable grantor in such Commercial Tort Claims (as determined by the Company in good faith) is not in excess of $250,000 individually or in the aggregate;
(i)    motor vehicles, aircraft and other assets subject to certificates of title or ownership (including, without limitation, aircraft, airframes, aircraft engines or helicopters, or any equipment or other assets constituting a part thereof and rolling stock) in each case, to the extent a security interest therein cannot be perfected by the filing of a UCC-1 financing statement in the jurisdiction of organization (or other location of a grantor under Section 9-307 of the UCC) of the applicable grantor; and
(j)    any specifically identified asset with respect to which the costs of obtaining, perfecting or maintaining a security interest or pledge exceed the fair market value thereof and the practical benefit to the Holders afforded thereby (as reasonably determined by the Company in good faith);
provided, however, that Excluded Property shall not include any Proceeds, dividends, distributions, income, economic value, economic interest, substitutions or replacements of any Excluded Property unless such Proceeds, dividends, distributions, income, economic value, economic interest, substitutions or replacements would independently constitute Excluded Property; provided, further, that Excluded Property shall not include any asset or property that does not constitute “Excluded Property” (as defined in the First Lien Convertible Notes Indenture (as in effect on the Original Issue Date)).
“Excluded Subsidiary” means, as of any date, with respect to any Subsidiary of the Company acquired or organized after the date of the Exchange Agreement, (a) Domestic Subsidiaries that have less than $10,000 of total assets, (b) Foreign Subsidiaries that have less than $10,000 of total assets (or the local currency equivalent), (c) Foreign Subsidiaries organized in jurisdictions where the costs of obtaining a secured guarantee exceed the practical benefit afforded to the Holders thereby (as reasonably determined by the Company in good faith) or where upstream guarantees are not customarily provided for in respect of senior secured high yield debt instruments (with guarantee limitations for such entities customary in such foreign jurisdictions), (d) any Subsidiary to the extent the provision of a guarantee by such Subsidiary would reasonably be expected to result in material adverse tax consequences to the Company or its Subsidiaries (as reasonably determined by the Company in good faith) and (e) each of Engage Pty. Ltd. LivePerson Japan KK, LivePerson Italy S.R.L. and LivePerson Australia Holdings Pty. Ltd.; provided, however, that an “Excluded Subsidiary” will not include any Subsidiary that guarantees any Indebtedness of the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Agreement” means that certain Exchange Agreement, dated as of August 11, 2025, by and among the Company and each of the Noteholders (as defined therein) from time to time party thereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.
“Fair Market Value” means the value that would be paid by a willing buyer or licensor to an unaffiliated willing seller or licensee in a transaction not involving distress or necessity of either party, determined in good faith by the Company.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“First Lien Convertible Notes” means the aggregate principal amount of first lien convertible senior notes of the Company due 2029 issued from time to time pursuant to the First Lien Convertible Notes Indenture.
“First Lien Convertible Notes Indenture” means that certain indenture, dated as of June 3, 2024, as amended, supplemented or otherwise modified from time to time, by and among the Company, the guarantors party thereto from time to time and U.S. BANK TRUST COMPANY, NATIONAL

ASSOCIATION, as trustee and collateral agent, governing the First Lien Convertible Notes, together with the related documents thereto (including any note guarantees) and any further amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that replace, refund, supplement, extend, renew, restate, amend, modify or refinance any part of the notes thereunder, including any such exchange, replacement, refunding, supplemental, extended, renewed, restated, amended, modified or refinancing facility, arrangement or indenture that increases the amount permitted to be issued thereunder or alters the maturity thereof (provided that such increase in issuances is permitted by Section 4.10) or adds Subsidiaries as additional guarantors thereunder and whether by the same or any other trustee, holder or group of holders.
“First Lien Convertible Notes Indenture Documents” means the “Indenture Documents”, as such term is defined in the First Lien Convertible Notes Indenture.
“Foreign Benefit Arrangement” means any employee benefit arrangement mandated by nonUS law that is maintained or contributed to by the Company or any Subsidiary thereof.
“Foreign Plan” means each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to US law and is maintained or contributed to by the Company or any Subsidiary thereof.
“Foreign Plan Event” means, with respect to any Foreign Benefit Arrangement or Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Benefit Arrangement or Foreign Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Benefit Arrangement or Foreign Plan required to be registered; or (c) the failure of any Foreign Benefit Arrangement or Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Benefit Arrangement or Foreign Plan.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Form of Asset Sale Offer Repurchase Notice” means the “Form of Asset Sale Offer Repurchase Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.
“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 4 to the Form of Note attached hereto as Exhibit A.
“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.
“Form of Note” means the “Form of Note” attached hereto as Exhibit A.
“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:
(a)    a “person” or “group” within the meaning of Section 13(d) or 14(a) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries and the employee benefit plans of the Company and its Wholly Owned Subsidiaries, has become the direct or indirect

“beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the voting power of the Company’s Common Equity;
(b)    the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, or other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Company’s Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries;
(c)    the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;
(d)     any merger, consolidation or sale of all or substantially all of the property or assets of the Company and its Subsidiaries, taken as a whole, to any third party; or
(e)    the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors).
“Fundamental Change Company Notice” shall have the meaning specified in Section 14.02(c).
“Fundamental Change Repurchase Date” shall have the meaning specified in Section 14.02(b).
“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 14.02(b)(i).
“Fundamental Change Repurchase Premium” means, with respect to any Note on any applicable Fundamental Change Repurchase Date:
(a)if the Fundamental Change Repurchase Date is prior to September 12, 2026, the sum of (i) 5.00% of the aggregate principal amount of such Note (including all increases to the aggregate principal amount of such Note as a result of payments of PIK Interest), plus (ii) 5.00% of the accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date (including, without duplication of any amounts described in clause (i), both the cash interest and PIK Interest portions thereof), plus (iii) the present value at such Fundamental Change Repurchase Date of all unpaid interest payments in the full amount of Stated Interest (including both the cash interest and PIK Interest portions thereof) that would be due on or after such Fundamental Change Repurchase Date on such Note (and on any PIK Notes that would be issued to effect payment of such PIK Interest) through September 12, 2026 if such Fundamental Change not had occurred (excluding accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date), computed using a discount rate equal to the relevant Premium Treasury Rate as of such Fundamental Change Repurchase Date plus 50 basis points, as calculated by the Company or its agent; or
(b)if the Fundamental Change Repurchase Date is on or after September 12, 2026, the sum of (i) 5.00% of the aggregate principal amount of such Note (including all increases to the aggregate principal amount of such Note as a result of payments of PIK Interest), plus (ii) 5.00% of the portion of the accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date (including, without duplication of any amounts described in clause (i), both the cash interest and PIK Interest portions thereof).

provided, that the Trustee shall have no responsibility to calculate or verify the calculation of the Fundamental Change Repurchase Premium.
Thus, as an example, and for the avoidance of doubt, if a Fundamental Change occurs at any time prior to the Maturity Date, the amount payable as the “Fundamental Change Repurchase Price” on all Notes (including any Notes previously issued as PIK Notes) to be repurchased on the Fundamental Change Repurchase Date (unless such Fundamental Change Repurchase Date falls after an Interest Record Date but on or prior to the immediately succeeding Interest Payment Date) will consist of cash in an amount equal to the sum of (i) 100% of the aggregate principal amount of such Notes plus (ii) all the accrued and unpaid interest on such Notes at the full amount of Stated Interest to, but excluding, such Fundamental Change Repurchase Date plus (iii) the Fundamental Change Repurchase Premium on such Notes (including any such Notes previously issued as PIK Notes).
To continue this example and for the further avoidance of doubt, if the Fundamental Change Repurchase Date falls after an Interest Record Date but on or prior to the Interest Payment Date to which such Interest Record Date relates, then (i) the Holders at the close of business on such Interest Record Date of all the Notes (including any Notes previously issued as PIK Notes) to be repurchased will be entitled, notwithstanding such Fundamental Change Repurchase Date, to receive, on such Interest Payment Date, the unpaid interest on such Notes at the full amount of Stated Interest (including both the cash interest and PIK Interest portions thereof) that would have accrued on such Notes to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Notes remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Holders of such Notes to be repurchased on the Fundamental Change Repurchase Date will be entitled to receive on such Fundamental Change Repurchase Date the Fundamental Change Repurchase Price in an amount in cash equal to the sum of 100% of the aggregate principal amount of such Notes plus the Fundamental Change Repurchase Premium on such Notes (including any such Notes previously issued as PIK Notes).
“Fundamental Change Repurchase Price” shall have the meaning specified in Section 14.02(a).
“Global Note” shall have the meaning specified in Section 14.02(b).
“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” means the government of the United States of America, or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any group or body charged with setting accounting or regulatory capital rules or standards (including any successor or similar authority to any of the foregoing).
“Holder”, as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.
“Immaterial Subsidiary” means a Subsidiary of the Company that does not individually account for greater than 2.5% of the total assets of the Company and its Subsidiaries on a consolidated basis or greater than 2.5% of the total revenue of the Company and its Subsidiaries on a consolidated basis;

provided, that Subsidiaries may be characterized as “Immaterial Subsidiaries” only if they do not, in the aggregate, account for greater than 5.0% of the total assets of the Company and its Subsidiaries on a consolidated basis or greater than 5.0% of the total revenue of the Company and its Subsidiaries on a consolidated basis.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with U.S. GAAP:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(b)all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds and similar instruments;
(c)net obligations of such Person under any Swap Contract;
(d)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts and accrued expenses payable in the ordinary course of business, obligations in respect of licenses and operating leases, payroll liabilities and deferred compensation and severance, pension, health and welfare retirement and equivalent benefits to current or former employees, directors or managers of such Person and its subsidiaries);
(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements but excluding trade accounts and accrued expenses payable in the ordinary course of business and licenses and operating leases), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, but solely to the extent such indebtedness is recourse to such Person or such property;
(f)all attributable indebtedness in respect of Capital Leases and synthetic lease obligations;
(g)all obligations in respect of Redeemable Equity; and
(h)all guarantees of such Person in respect of any of the foregoing;
provided, that, notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) contingent obligations incurred in the ordinary course of business or (b) any operating lease as such an instrument would be determined in accordance with GAAP; provided, further, that Indebtedness shall be calculated without giving effect to Accounting Standards Codification topic 815, Derivatives and Hedging and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Indenture Documents” means this Indenture, the Notes, the Security Documents, the Intercreditor Agreements and the Exchange Agreement (including amendments, supplements, waivers, consents and other modifications to the foregoing).
“Initial Notes” means the $115,000,000 initial aggregate principal amount of Notes issued on the Original Issue Date.
“Intercreditor Agreements” means, collectively, the 1L/2L Intercreditor Agreement, each Pari Passu Intercreditor Agreement and the Junior Intercreditor Agreement.
“Interest Payment Date” means each March 15 and September 15 of each year, beginning on March 15, 2026.
“Interest Record Date” with respect to any Interest Payment Date, shall mean the March 1 or September 1 (whether or not such day is a Business Day) immediately preceding the applicable March 15 or September 15 Interest Payment Date, respectively.
“Investments” means, with respect to any specified Person, all direct or indirect investments by such specified Person in other Persons (including Affiliates) in the forms of loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and (ii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business), or purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities. The acquisition by the Company or any Subsidiary of a Person that holds an Investment in a third Person that was acquired in contemplation of the acquisition of such Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person determined as provided in this Indenture. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but after giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of the return of capital, return on investment, repayment or disposition thereof, in each case, in cash, not to exceed the original amount of such Investment.
“Issue Date” means the (i) Original Issue Date, with respect to the Initial Notes and (ii) any Additional Notes Issue Date, with respect to any Additional Notes.
“Italian Golden Power Authority” means the Presidency of the Italian Council of Ministries (Presidenza del Consiglio dei Ministri) or any other office or department within the Italian government responsible from time to time for issuing the Italian Golden Power Clearance.
“Italian Golden Power Clearance” means the clearance, approval and/or consent whether express or implied (due to the expiration of the applicable review period, including any extension thereof, without any decision, communication or act by the Italian Golden Power Authority) from the Italian Golden Power Authority to perform the relevant transaction and/or implement the relevant resolution, also by way of a resolution by the Italian Golden Power Authority not to exercise its special powers, or, alternatively, the adoption of a resolution by the Italian Golden Power Authority excluding the applicability of the Italian Golden Power Legislation.

“Italian Golden Power Clearance Date” means the date of receipt of the Italian Golden Power Clearance.
“Italian Golden Power Legislation” means the Italian Law Decree (decreto legge) No. 21 of March 15, 2012, as converted into law and amended by Italian Law No. 56 of May 11, 2012 as subsequently amended and supplemented, and including the relevant implementing decrees, including among others the Italian Prime Ministerial Decree No. 108 of June 6, 2014, and the Italian Prime Ministerial Decrees No. 179 of December 18, 2020, and No. 180 of December 23, 2020, adopted from time to time in relation to the abovementioned laws and regulations.
“Italian Pledge” has the meaning specified in Section 4.15(b).
“Junior Indebtedness” means, collectively, any Indebtedness of the Company or any of its Subsidiaries, that is (x) secured by a Lien that is junior in priority to the Lien securing the Notes Obligations, (y) Subordinated Indebtedness and/or (z) unsecured.
“Junior Intercreditor Agreement” means the intercreditor agreement substantially in the form of Exhibit B attached hereto.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in the nature of a security interest in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof.
“Material Adverse Effect” means any event, circumstance or condition that, individually or in the aggregate, has had or would reasonably be expected to have a materially adverse effect on (a) the business, assets, properties, liabilities (contingent or otherwise), financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company and the Subsidiary Guarantors taken as a whole, to perform their respective obligations under the Indenture Documents or (c) the rights and remedies of the Holders, the Trustee and/or the Collateral Agent under the Indenture Documents taken as a whole; provided, that any adverse event, change, occurrence or effect publicly disclosed or announced in the Company’s 10-Q for the fiscal quarter ended March 31, 2024 or its May 8, 2024 earnings release for such fiscal quarter and any notification from The Nasdaq Stock Market to the extent related to an event that is curable by the Company will, in each case, be deemed not to constitute a Material Adverse Effect; provided, further, that the foregoing proviso shall not apply to any actual delisting of the Company’s Common Stock under Rule 5810(c) of The Nasdaq Stock Market.
“Maturity Date” means December 15, 2029.
“Multiemployer Plan” means a “multiemployer plan” (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA) to which the Company or any Subsidiary of the Company or any ERISA Affiliate thereof makes, is making, or is obligated or has been obligated to make, contributions within the past six (6) years.
“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, any legal, accounting and investment banking fees and sales commissions, any relocation expenses incurred as a result of such Asset Sale, any taxes paid or payable as a result of the Asset Sale, in each case, other than to an Affiliate, and any distributions to the Company or any Subsidiary in order to pay taxes reasonably estimated to be payable by the Company or any Subsidiary as a result of the Asset Sale.
“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture, including, unless the context otherwise requires, any Additional Notes issued in accordance with Section 2.10 and any PIK Notes issued in accordance with Section 2.11 and any Replacement Notes.
“Note Guarantee” means a guarantee pursuant to Article 17 by each Subsidiary Guarantor of the obligations of the Company under the Indenture and the Notes.
“Note Register” shall have the meaning specified in Section 2.05(a).
“Note Registrar” shall have the meaning specified in Section 2.05(a).
“Notes Obligations” means the Obligations of the Company and the other obligors (including the Subsidiary Guarantors) under this Indenture and the Indenture Documents to pay principal, any applicable Notes Premium and interest (including all interest accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding, whether or not a claim for such post-petition interest is allowed or allowable in such proceeding), fees, expenses and indemnities when due and payable, and all other amounts due or to become due under or in connection with this Indenture and the Indenture Documents and all other obligations of the Company and the Subsidiary Guarantors under this Indenture and the Indenture Documents, according to the respective terms thereof.
“Notes Premium” means, as applicable, the Acceleration Premium, the Fundamental Change Repurchase Premium and the Redemption Premium.
“Obligations” means any principal, interest, penalties, fees, expenses (including any interest, fees or expenses that accrue following the commencement of any insolvency or liquidation proceeding, whether allowed or allowable in such proceeding), indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury and any successor thereto.
“Officer” means, with respect to the Company, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, the Secretary, or any President or Vice President (whether or not designated by a number or numbers or word or words added before or after the title “President” or “Vice President”).
“Officer’s Certificate”, when used with respect to the Company or any Subsidiary Guarantor, means a certificate that is delivered to the Trustee or the Collateral Agent, as applicable, and that is signed by an Officer of the Company or a Subsidiary Guarantor, as applicable. Each such certificate shall include the statements provided for in Section 16.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company.
“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, that is delivered to the Trustee or the Collateral Agent, as applicable, which opinion may contain customary exceptions and qualifications as to the matters set forth therein. Each such opinion shall include the statements provided for in Section 16.05 if and to the extent required by the provisions of such Section 16.05.
“Optional Redemption” shall have the meaning specified in Section 15.01.
“Original Currency” shall have the meaning specified in Section 17.07.
“Original Issue Date” means September 12, 2025.
“Other Currency” shall have the meaning specified in Section 17.07.
“outstanding”, when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
(a)     Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
(b)     Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);
(c)    Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof reasonably satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;
(d)     Notes redeemed pursuant to Article 15; and
(e)     Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.10 or pursuant to an Asset Sale Offer in accordance with Section 4.13 or a Fundamental Change Repurchase Notice in accordance with Section 14.02 and any other Notes delivered to the Trustee for cancellation.
“Pari Passu Intercreditor Agreement” means, with respect to any Indebtedness either (i) secured by any Liens on the Collateral on a pari passu basis or (ii) pari passu in right of payment with respect to the Notes, an intercreditor agreement in form and substance reasonably acceptable to the Company, the Collateral Agent and the Holders of a majority in aggregate principal amount of then outstanding Notes.
“Paying Agent” shall have the meaning specified in Section 4.02.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Pension Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (x) that is or within the past six (6) years was maintained or sponsored by the Company or any Subsidiary of the Company or any ERISA Affiliate or to which the Company or any Subsidiary of the Company or any ERISA Affiliate thereof makes or is obligated to make, or within the past six (6) years made or was obligated to make, contributions and (y) that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.
“Permitted Indebtedness” means, without duplication, each of the following:
(a)Indebtedness in respect of the Existing Notes in an aggregate principal amount not to exceed $20,125,000, less the aggregate principal amount of Existing Notes exchanged, repaid or otherwise satisfied after the Original Issue Date;
(b)Indebtedness (including in the form of Additional Notes issued pursuant to Section 2.10) incurred as exchange consideration for, or the proceeds of which are used to repay, the Existing Notes, collectively, in an aggregate principal amount not to exceed $20,125,000, plus any stated interest paid in kind on any such Indebtedness by increasing the principal amount of such Indebtedness; provided, however, any such Indebtedness incurred pursuant this clause (b) must be (i) either (x) unsecured or (y) secured solely by Liens on the Collateral on a pari passu or junior basis to the Liens on the Collateral securing the Notes, (ii) pari passu or junior in right of payment with respect to the Notes and (iii) (A) if secured by any Liens on the Collateral on a pari passu basis or pari passu in right of payment with respect to the Notes, at all times subject to the Pari Passu Intercreditor Agreement and (B) if unsecured, secured by Liens on the Collateral on a junior basis or junior in right of payment with respect to the Notes, at all times subject to the Junior Intercreditor Agreement;
(c)Following the occurrence of the Series B Preferred Stock Conversion Date, Junior Indebtedness in an aggregate principal amount not to exceed $150,000,000, plus any stated interest paid in kind on any such Indebtedness by increasing the principal amount of such Indebtedness, which Junior Indebtedness (i) shall mature no earlier than the 91st day immediately following the Maturity Date; (ii) is payment subordinated to the Notes Obligations pursuant to the terms of the Junior Intercreditor Agreement; (iii) if secured, is (x) secured solely by Liens that are junior in priority to the Liens securing the Notes Obligations and (y) subject to the Intercreditor Agreements; (iv) does not amortize and does not provide for cash payment of any principal, interest, fees, premiums or other amounts to the holders of such Indebtedness prior to the 91st day immediately following the Maturity Date; (v) does not include a cross-default event of default provision with respect to the Notes (but, for the avoidance of doubt, may include a cross-acceleration event of default provision with respect to the Notes); and (vi) is not guaranteed by any obligors that are not obligors in respect of the Notes or secured by any assets that are not pledged as Collateral in respect of the Notes;
(d)Indebtedness in an aggregate principal amount not to exceed (i) $115,000,000 in respect of the Initial Notes issued pursuant to Section 2.01(a), (and any Replacement Notes in respect thereof) and any Notes Guarantees in respect thereof plus (ii) any PIK Notes and Note Guarantees in respect of any Notes issued pursuant to Section 2.11 (and any Replacement Notes in respect thereof) and any Notes Guarantees in respect thereof, which capacity will be deemed reduced by the amount of Notes issued and repurchased, repaid, redeemed, cancelled or that otherwise cease to be outstanding;
(e)Indebtedness of the Company or any of its Subsidiaries in respect of purchase money Indebtedness, Capital Lease Obligations, synthetic lease obligations or mortgage financings in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding;

(f)intercompany Indebtedness (i) among the Company and any of its Subsidiary Guarantors and (ii) owed by the Company or a Subsidiary Guarantor to a Subsidiary that is not a Subsidiary Guarantor; provided, that such Indebtedness must be unsecured and subordinated pursuant to the terms of an intercompany note;
(g)Indebtedness in connection with standby and/or trade letters of credit for general corporate purposes in an aggregate outstanding face amount not to exceed $1,000,000;
(h)Indebtedness with respect to the First Lien Convertible Notes in an aggregate principal amount not to exceed (i) $200,000,000 plus (ii) any stated interest paid in kind on any such First Lien Convertible Notes by increasing the principal amount of such First Lien Convertible Notes; and
(i)other Indebtedness in an aggregate outstanding principal amount not to exceed $1,000,000.
“Permitted Investments” means:
(a)Investments in cash and Cash Equivalents;
(b)intercompany Investments (i) by any Subsidiary that is not a Subsidiary Guarantor into any other Subsidiary that is not a Subsidiary Guarantor or (ii) into the Company or any Subsidiary Guarantor; provided, that any Investments by a Subsidiary that is not a Subsidiary Guarantor in the Company or the Subsidiary Guarantors in the form of Indebtedness must be unsecured and subordinated pursuant to the terms of an intercompany note;
(c)Investments existing on the date of the Original Issue Date and set forth on Schedule 4.12; provided, that the amount of the Investments described on such Schedule is not increased (except as permitted pursuant to any clause of the definition of “Permitted Investments” other than this clause (c)); and
(d)other Investments in an aggregate outstanding amount not to exceed $1,000,000.
“Permitted Liens” means:
(a)Liens in existence on Original Issue Date and listed on Schedule 4.11; provided, that (i) no such Lien is spread to cover any additional property after the Original Issue Date other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, (ii) the amount of any Indebtedness secured thereby is not increased (except as permitted pursuant to Section 4.10), (iii) the direct or contingent obligor with respect thereto is not changed and (iv) any renewal or extension of any Indebtedness secured thereby is permitted by Section 4.10;
(b)Liens created pursuant to the Security Agreement and the other Security Documents and other Liens in favor of the Collateral Agent;
(c)Liens securing (x) Indebtedness permitted pursuant to clause (b), and (y) Junior Indebtedness permitted pursuant to clause (c), in each case, of the definition of “Permitted Indebtedness”, subject at all times to the Intercreditor Agreements;
(d)Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;
(e)Liens (i) arising by operation of law (or by agreement to the same effect) in the ordinary course of business and consistent with past practice, securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities, (ii) in favor of the Company or any Subsidiary (other than Liens on property or assets of the Company or any Subsidiary Guarantor in favor of any Subsidiary that is not a Subsidiary Guarantor), (iii) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business and consistent with past practice (iv) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business and consistent with past practice and (v) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business and consistent with past practice;
(f)Liens consisting of letters of intent or agreements to sell, transfer, lease or otherwise dispose of any property in transactions permitted under this Indenture;
(g)Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(h)pledges, deposits or Liens in connection with workers’ compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements) in the ordinary course of business and consistent with past practice;
(i)pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice;
(j)Liens arising from precautionary Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with past practice;
(k)leases or subleases and non-exclusive licenses or sublicenses granted in the ordinary course of business to others not interfering in any material respect with the business of the Company or any of its Subsidiaries, taken as a whole;
(l)Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) permitted under clause (e) of the definition of “Permitted Indebtedness”; provided, that such Liens do not at any time encumber any property other than the property financed thereby;
(m)Liens on cash collateral securing any letters of credit permitted by clause (g) of the definition of “Permitted Indebtedness” in an aggregate amount not to exceed $1,000,000;
(n)Liens for taxes (including interest, penalties and additional amounts with respect thereto) that are (i) not yet delinquent or (ii) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with U.S. GAAP with respect thereto have been provided on the books of the Company or the relevant Subsidiary;

(o)to the extent constituting Liens, non-exclusive licenses or sublicenses of intellectual property pursuant to clause (j) of the definition of “Asset Sale” (for the avoidance of doubt, unless otherwise permitted pursuant to any other clause of this definition, exclusive licenses or sublicenses of intellectual property shall not be Permitted Liens);
(p)other Liens securing an aggregate amount at any time outstanding not to exceed $1,000,000; provided, that if the obligations secured by such Liens consist of Indebtedness for borrowed money, such Liens shall rank junior in priority to the Liens securing the Notes Obligations; and
(q)Liens securing Indebtedness permitted pursuant to clause (h) of the definition of “Permitted Indebtedness”, subject at all times to the Intercreditor Agreements.
“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
“Physical Notes” means permanent certificated Notes in registered form issued in Authorized Denominations.
“PIK Interest” means Stated Interest paid in kind on any Notes by, if such Note is a Global Note, increasing the principal amount of such Global Note or, if such Note is a Physical Note, issuing a new Physical Note, in each case in a principal amount equal to such interest.
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.
“Premium Payment Date” means the Fundamental Change Repurchase Date, Acceleration Date or Redemption Date, as applicable.
“Premium Treasury Rate” means, as of the applicable Premium Payment Date, the yield to maturity as of such Premium Payment Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available two Business Days prior to such Premium Payment Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Premium Payment Date to the Maturity Date, provided, however, that if the period from such Premium Payment Date to the Maturity Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Proceeds” shall have the meaning assigned in Article 9 of the UCC and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“PTO” means the United States Patent and Trademark Office.
“Qualified Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (a) that is maintained or sponsored by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries makes or is obligated to make contributions and (b) that is intended to be tax-qualified under Section 401(a) of the Code.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).
“Redeemable Equity” means any equity security of the Company or any of its Subsidiaries that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including by the passage of time or the happening of an event), is required to be redeemed (other than solely for common stock or another security that is not Redeemable Equity or Indebtedness and cash in lieu of fractional shares), is redeemable (other than solely for common stock and cash in lieu of fractional shares) at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Indebtedness of such Person (with a scheduled maturity prior to the 366th day immediately following the Maturity Date), in each case, at the option of the holder thereof, in whole or in part, at any time prior to the 366th day immediately following the Maturity Date (other than upon the occurrence of a Fundamental Change, change of control or Asset Sale); provided, however, that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Equity. Redeemable Equity will not include any common stock issued by the Company or its Subsidiaries to its employees or directors that is subject to repurchase by the Company or its Subsidiaries pursuant to the terms of any employment agreement, benefit plan or other arrangement. The aggregate principal amount of Redeemable Equity deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company or its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Equity or portion thereof, exclusive of accrued dividends.
“Redemption Date” shall have the meaning specified in Section 15.02(a).
“Redemption Notice” shall have the meaning specified in Section 15.02(a).
“Redemption Premium” means, with respect to any Note on any applicable Redemption Date:
(a)if the Redemption Date is prior to September 12, 2026, the sum of (i) 5.00% of the aggregate principal amount of such Note (including all increases to the aggregate principal amount of such Note as a result of payments of PIK Interest), plus (ii) 5.00% of the accrued and unpaid interest on such Note to, but excluding, such Redemption Date (including, without duplication of any amounts described in clause (i), both the cash interest and PIK Interest portions thereof), plus (iii) the present value at such Redemption Date of all unpaid interest payments in the full amount of Stated Interest (including both the cash interest and PIK Interest portions thereof) that would be due on or after such Redemption Date on such Note (and on any PIK Notes that would be issued to effect payment of such PIK Interest) through September 12, 2026 if such Optional Redemption had not occurred (excluding accrued and unpaid interest to, but excluding, the Redemption Date), computed using a discount rate equal to the relevant Premium Treasury Rate as of such Redemption Date plus 50 basis points, as calculated by the Company or its agent;
(b)if the Redemption Date is on or after September 12, 2026, and prior to September 12, 2027, the sum of (i) 5.00% of the aggregate principal amount of such Note (including all increases to the aggregate principal amount of such Note as a result of payments of PIK Interest), plus (ii) 5.00% of the portion of the accrued and unpaid interest on such Note to, but excluding, such Redemption Date (including, without duplication of any amounts described in clause (i), both the cash interest and PIK Interest portions thereof); or
(c)if the Redemption Date is on or after September 12, 2027, and prior to September 12, 2028, the sum of (i) 2.50% of the aggregate principal amount of such Note (including all increases to the aggregate principal amount of such Note as a result of payments of PIK Interest), plus (ii) 2.50% of the portion of the accrued and unpaid interest on such Note to, but excluding, such Redemption Date (including, without duplication of any amounts described in clause (i), both the cash interest and PIK Interest portions thereof);
provided, that the Trustee shall have no responsibility to calculate or verify the calculation of the Redemption Premium.
Thus, as an example, and for the further avoidance of doubt, if the Redemption Date falls after an Interest Record Date but on or prior to the Interest Payment Date to which such Interest Record Date relates, then (i) the Holders at the close of business on such Interest Record Date of all the Notes (including any Notes previously issued as PIK Notes) to be redeemed will be entitled, notwithstanding such Redemption Date, to receive, on such Interest Payment Date, the unpaid interest on such Notes at the full amount of Stated Interest (including both the cash interest and PIK Interest portions thereof) that would have accrued on such Notes to, but excluding such Interest Payment Date (assuming solely for these purposes, that such Notes remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date) and (ii) the Holders of such Notes to be redeemed on the Redemption Date will be entitled to receive on such Redemption Date the Redemption Price in an amount in cash equal to the sum of 100% of the aggregate principal amount of such Notes plus the Redemption Premium on such Notes (including any such Notes previously issued as PIK Notes).
“Redemption Price” means, for any Notes to be redeemed pursuant to Section 15.01, (i) 100% of the aggregate principal amount of such Notes, plus (ii) accrued and unpaid interest at the full amount of Stated Interest (including the cash and PIK Interest components thereof) to, but excluding, the Redemption Date (unless the Redemption Date falls after an Interest Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company shall instead pay, on such Interest Payment Date, to the Holders of record of such Notes to be redeemed as of the close of business on such Interest Record Date the full amount of the accrued and unpaid interest at the full amount of Stated Interest (including both the cash interest and PIK Interest portions thereof) that would have accrued on such Notes to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Notes remained outstanding through such Interest Payment Date) plus (iii) the applicable Redemption Premium on such Notes (including any such Notes previously issued as PIK Notes).
“Reference Property” shall have the meaning specified in Section 14.07(a).
“Reportable Compliance Event” means any of the Company, the Subsidiary Guarantors or their respective Subsidiaries, or any of their respective officers or directors, (a) becomes a Designated Person (b) is charged by indictment, criminal complaint or similar charging instrument under Anti-Terrorism Laws, Anti-Corruption Laws, Export/Import Controls, or Sanctions; or (c) receives a subpoena or other notification from a Governmental Authority pursuant to the laws, rules and regulations relating to information technology and communication supply chain (including U.S. Executive Order 13873 and 15 C.F.R. Part 7).
“Requirements of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case, binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.
“Restricted Investment” shall have the meaning specified in Section 4.12(a)(iv).
“Restricted Payments” shall have the meaning specified in Section 4.12(a).
“Restricted Securities” shall have the meaning specified in Section 2.05(c).
“Rule 144” means Rule 144 as promulgated under the Securities Act.
“Rule 144A” means Rule 144A as promulgated under the Securities Act.
“Sale Leaseback Transaction” means any arrangement with any Person or Persons, whereby in contemporaneous or substantially contemporaneous transactions the Company or any of its Subsidiaries sells substantially all of its right, title and interest in any property and, in connection therewith, acquires, leases or licenses back the right to use any portion of such property.
“Sanction(s)”: any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States Government (including those administered by OFAC and the U.S. Department of State and the U.S. Department of Commerce), (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom (including His Majesty’s Treasury), or (e) Canada.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Agreement” means that certain U.S. Security and Pledge Agreement, dated as of the Original Issue Date, by and among the Collateral Agent and the Company and the Subsidiary Guarantors party thereto, as amended, restated, modified and/or supplemented in accordance with the provisions hereof.
“Security Documents” means the Security Agreement, each control agreement and all other security agreements, pledge agreements, collateral assignments, patent, copyright and trademark security agreements, and other agreements or documents executed and delivered by the Company or any Subsidiary Guarantor creating (or purporting to create) or perfecting or purporting to perfect) a Lien upon

Collateral in favor of the Collateral Agent, and all amendments, restatements, modifications or supplements thereof or thereto.
“Security Representative” shall have the meaning specified in Section 13.01(d).
“Series B Preferred Stock” means the Series B Fixed Rate Convertible Perpetual Preferred Stock of the Company, par value $0.001 per share.
“Series B Preferred Stock Conversion Date” means the date upon which all of the outstanding Series B Preferred Stock is converted into Common Stock pursuant to the terms of the Certificate of Designation of Series B Fixed Rate Convertible Perpetual Preferred Stock, par value $0.001 per share, of the Company.
“Significant Subsidiary” for purposes of Section 6.01(g), 6.01(h), 6.01(i) and 6.01(j), means any Subsidiary of the Company, other than any Immaterial Subsidiary.
“Stated Interest” shall have the meaning specified in Section 2.03(c).
“Subordinated Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries that is expressly contractually subordinated in right of payment to the Notes Obligations.
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person. Unless the context otherwise requires, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Company.
“Subsidiary Guarantee” means the joint and several guarantee pursuant to Article 17 hereof by a Subsidiary Guarantor of the Notes Obligations.
“Subsidiary Guarantor” means, collectively, each Subsidiary that is not an Excluded Subsidiary that executes this Indenture as a guarantor on the Original Issue Date and each other Subsidiary that incurs a Note Guarantee; provided, that upon the release or discharge of such Person from its Note Guarantee in accordance with the terms of this Indenture, such Subsidiary automatically ceases to be a Subsidiary Guarantor.
“Successor Company” shall have the meaning specified in Section 11.01(a).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “master agreement”), including any such obligations or liabilities under any master agreement. For the avoidance of doubt, none of the Company’s equity securities that are issued or distributed pursuant to any of the Company’s equity incentive plans shall be considered a Swap Contract.
“transfer” shall have the meaning specified in Section 2.05(c).
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
“Uniform Commercial Code” or “UCC”: the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in the State of New York, or as the context may require, any other applicable jurisdiction.
“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.
Section 1.02Rules of Construction.
For purposes of this Indenture:
(a)“or” is not exclusive;
(b)“including” means “including without limitation”;
(c)“will” expresses a command;
(d)the “average” of a set of numerical values refers to the arithmetic average of such numerical values;
(e)words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;
(f)“herein”, “hereof”, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise;
(g)references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;
(h)references to “principal amount” of Notes include the principal amount of any PIK Notes issued as a PIK Payment (whether by increase of the principal amount of Global Notes or by issuance of new Physical Notes to Holders of Physical Notes); and, for avoidance of doubt, the aggregate principal amount of all the Notes at any time shall include not only the aggregate principal amount of all Notes then outstanding issued as Initial Notes pursuant to Section 2.01(a) or as Additional Notes issued pursuant to Section 2.10, but also the aggregate principal amount of all Notes then outstanding issued as PIK Notes pursuant to Section 2.11.

(i)the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture;
(j)[reserved]
(k)unless otherwise provided in this Indenture or in any Note, the words “execute”, “execution”, “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures, which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act. All notices, approvals, consents, requests and any communications hereunder must be in writing, (provided, that any communication sent to the Trustee hereunder that is required to be signed must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by the authorized representative), in English. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit this Indenture or any document to be signed in connection with this Indenture to the Trustee or the Collateral Agent, including without limitation the risk of the Trustee or the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties;
(l)except to the extent specifically and explicitly provided for, the Trust Indenture Act shall not apply to this Indenture;
(m)the term “to, but excluding”, when used with respect to establishing the accrual of interest from a first date to, but excluding, a last date, means the number of days for which interest is computed and includes the first date but excludes the last date; as an example and for the avoidance of doubt, interest accrued from May 1 to, but excluding, May 5 comprises 4 days of interest; and
(n)any terms (whether capitalized or lower case) used in this Indenture that are defined in the UCC (including, without limitation, Account, Account Debtor, Chattel Paper, Commercial Tort Claims, Commodities Account, Deposit Account, Drafts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Inventory, Instruments, Letters of Credit, Letter-of-Credit Rights, Promissory Notes, Proceeds, Securities Account and Supporting Obligations) shall be construed and defined as set forth in the UCC unless otherwise defined herein or in the Security Documents; provided, that to the extent that the UCC is used to define any term used herein and if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.
Article 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01Designation and Amount; Maturity Date.

(a)The Notes shall be designated as the “Second Lien Senior Subordinated Secured Notes due 2029.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $115,000,000, subject to the issuance of (i) Additional Notes in accordance with Section 2.10, (ii) PIK Notes issuable from time to time on each Interest Payment Date in connection with the PIK Payment required to be made on such Interest Payment Date in accordance with Section 2.11; and (iii) Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder (such Notes referred to in this clause (ii), “Replacement Notes”). For the avoidance of doubt, the Company may not supplement or amend this Indenture to issue additional Notes except solely as provided in clauses (i) and (ii) of the second sentence of this Section 2.01(a).

(b)The aggregate principal amount of all outstanding Notes, together with all accrued and unpaid interest thereon (including both the cash interest and PIK Interest portions thereof), shall become due and payable on the Maturity Date.
Section 2.02Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note or any other Indenture Document, the provisions of this Indenture shall control and govern to the extent of such conflict (for the avoidance of doubt, the foregoing shall not limit or modify the determination of a breach of the Exchange Agreement in accordance with the terms therein).

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.
Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect issuances of Additional Notes or PIK Notes, redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Asset Sale Offer Repurchase Price, if applicable) of, and any accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) and any applicable Notes Premium on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein. With respect to any PIK Interest payable on any Interest Payment Date, any reference in this Indenture to the execution, authentication or delivery of Notes shall be deemed to refer to and include increasing the principal amount of any then outstanding Global Note in payment of such PIK Interest pursuant to Section 2.11. With respect to any PIK Payment on any Global Note, except to the extent otherwise provided in a Company Order delivered to the Trustee as provided under Section 2.11, the Trustee shall increase the principal amount of such Global Note by an amount equal to the interest payable thereon as PIK Interest, rounded up to the nearest whole dollar, on the relevant Interest Payment

Date on the principal amount of such Global Note, and an adjustment shall be made on the books and records of the Trustee with respect to such Global Note to reflect such increase.
Section 2.03Date and Denomination of Notes; Interest.

(a)The Notes shall be issuable in registered form in Authorized Denominations. Each Note shall be dated the date of its authentication and shall accrue interest in the manner specified in Section 2.03(c). Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.
(b)The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company designated by the Company for such purposes in the continental United States of America, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer in immediately available funds to the account of the Depositary or its nominee. The Company shall pay, or cause the Paying Agent to pay, interest payable in cash (i) on any Physical Notes (A) to Holders holding Physical Notes of an aggregate principal amount of $5,000,000 or less of the Notes, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes of an aggregate principal amount of more than $5,000,000 of the Notes, either by check mailed to each such Holder or, upon application by such a Holder to the Note Registrar (containing the requisite information for the Trustee or Paying Agent to make such wire transfer) not later than the relevant Interest Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States of America, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
(c)Each Note will accrue interest (the “Stated Interest”) at a rate per annum (i) from such Note’s Issue Date to, but excluding March 15, 2027, equal to 10.00%, consisting of interest payable solely in the form of PIK Interest; (ii) from March 15, 2027, to, but excluding June 15, 2028, equal to 10.00% consisting of interest payable solely in the form of PIK Interest (provided that, at the election of the Company (which shall be communicated to the Trustee and the Holders no later than five Business Days prior to the Interest Record Date via delivery of a Company Order), all or any portion of such interest shall be payable in cash rather than in the form of PIK Interest; provided that, for the avoidance of doubt, such aggregate rate per annum remains equal to 10.00%); and (iii) on and after June 15, 2028, equal to 10.00%, consisting of interest payable solely in cash (provided that, at the election of the Company (which shall be communicated to the Trustee and the Holders no later than no later than five Business Days prior to the Interest Record Date via delivery of a Company Order), any portion of such interest in excess of 4.00% per annum shall be payable in the form of PIK Interest rather than in cash; provided that, for the avoidance of doubt, such aggregate rate per annum remains equal to 10.00%). Stated Interest on each Note will accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest and be, subject to any provision herein expressly providing for payment of interest on any date other than an Interest Payment Date (and without duplication of any payment of interest), payable semiannually in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in such Note, to the Holder of such Note as of the close of business on the immediately preceding Interest Record Date. Any references in this Indenture to accrued interest and unpaid on or in respect of any Note shall be deemed to refer to both the cash interest and PIK Interest portions of such interest that has accrued and that has not been paid.
(d)Notwithstanding any other provision hereof, any accrued but unpaid interest otherwise payable in the form of PIK Interest (i) on any Acceleration Date, Redemption Date, Fundamental Change Repurchase Date, Asset Sale Offer Repurchase Date or Maturity Date; (ii) if any

Notes mature or are repurchased or redeemed, as applicable, on an Asset Sale Offer Repurchase Date, Fundamental Change Repurchase Date or Redemption Date that falls after an Interest Record Date but on or prior to the immediately succeeding Interest Payment Date, on such immediately succeeding Interest Payment Date in accordance with the proviso to Section 4.13(b)(i), the proviso to Section 14.02(a) or the third sentence of Section 15.03(a), as applicable; or (iii) upon an exercise of remedies upon an Event of Default or otherwise pursuant to Section 6.04, Section 6.05, Section 6.06, Section 6.09, Section 6.10 or Section 6.11 shall, in any such case, accrue at the rate specified in Section 2.03(c) for PIK Interest but be payable solely in cash.
(e)Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but such Defaulted Amounts shall accrue interest per annum at a rate equal to the rate per annum at which Stated Interest accrues (including both the cash interest and PIK Interest portions thereof), subject to the enforceability thereof under applicable law, from, and including, such relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, and such Defaulted Amounts together with any such interest thereon shall be paid solely in cash by the Company, at its election in each case, as provided in clause (i) or (ii) below:
(i)The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder at its address as it appears in the Note Register, or by electronic means to the Depositary in the case of Global Notes, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(e). The Trustee shall have no responsibility whatsoever for the calculation of the Defaulted Amounts.
(ii)The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
(f)On each Interest Payment Date, upon the Trustee’s receipt of a Company Order in accordance with Section 2.04, there will be originally issued such aggregate principal amount of PIK Notes as is required for issuance in connection with the PIK Payment required to be made on such Interest Payment Date.
Section 2.04Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, facsimile or other electronic signature of any of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive or Senior Vice Presidents.

At any time and from time to time after the execution and delivery of this Indenture, subject to Section 2.01(a), the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder; provided, that the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel of the Company with respect to the issuance, authentication and delivery of such Notes.
Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.09), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.
Section 2.05Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a)The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.
Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any Authorized Denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
Notes may be exchanged for other Notes of any Authorized Denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange or repurchase shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.
No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other similar governmental charge required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer or otherwise required by law.
None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 14. or (ii) any Notes selected for redemption in accordance with Article 15, except the unredeemed portion of any Note being redeemed in part.
All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
(b)So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures therefor.
(c)Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those contained in the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last Issue Date of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):
THIS SECURITY AND THE RELATED NOTE GUARANTEES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES

ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(A)    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(B)    AGREES FOR THE BENEFIT OF LIVEPERSON, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR THE RELATED NOTE GUARANTEES OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ISSUE DATE OF THE SERIES OF NOTES OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
i.    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
ii.    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
iii.    TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
iv.    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(B)(iv) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.
Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes has been declared effective under the Securities Act. Any exchange pursuant to the foregoing paragraph shall be in accordance with the Applicable Procedures.
Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.
The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian.
If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and, subject to the Applicable Procedures, a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate, an Opinion of Counsel and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.
Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver Physical Notes to the Persons in whose names such Physical Notes are so registered.
At such time as all interests in a Global Note have been canceled, redeemed, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with its customary procedures. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, canceled, redeemed, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global

Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.
None of the Company, the Trustee (including in its capacity as Paying Agent) or any agent of the Company or the Trustee shall have any responsibility or liability for the payment of amounts to owners of beneficial interest in a Global Note, for any aspect of the records relating to or payments made on account of those interests by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such beneficial ownership interests.
(d)[Reserved].
(e)Any Note issued upon the exchange of a Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note no longer being a “restricted security” (as defined under Rule 144). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.
(f)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any securities laws or restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(g)Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary, and may assume performance absent written notice to the contrary.
Section 2.06Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other similar governmental charge required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or for redemption shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption or repurchase of negotiable instruments or other securities without their surrender.
Section 2.07Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any Authorized Denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08Cancellation of Notes Paid, Etc. The Company shall cause all Notes surrendered for payment, repurchase, redemption, registration of transfer or exchange, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be delivered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it in accordance with its customary procedures, and no Notes shall be authenticated in exchange therefor except for Notes surrendered for registration of transfer or exchange. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company upon the Company’s written request.

Section 2.09CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10Additional Notes; Repurchases. The Company may, without the consent of or notice to the Holders and notwithstanding Section 2.01(a), reopen this Indenture to issue Additional Notes; provided, that the net proceeds of the sale of such Additional Notes shall solely be used as consideration for the repayment or redemption of Existing Notes, or such Additional Notes shall solely be used as consideration for the exchange or satisfaction of such Additional Notes. Any Additional Notes issued shall have the same terms as the Notes initially issued hereunder (other than differences in the issue date, the issue price, the first date on which interest is paid, the date on which interest begins to accrue and, if applicable, restrictions on transfer in respect of such Additional Notes (including pursuant to Section 2.05 hereunder)); provided, that if any such Additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal securities law or income tax purposes, then such Additional Notes shall have a different CUSIP number from the Notes initially issued hereunder. The Initial Notes, any Additional Notes and any PIK Notes (and any Replacement Notes in respect thereof) shall be treated as a single series for all purposes under this Indenture, including directions, waivers, amendments, consents, liquidating distributions and offers to purchase, and none of the Holders of any Initial Notes, Additional Notes or any PIK Notes (and any Replacement Notes in respect thereof) shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.  Prior to the issuance of any such Additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters required by Section 16.05. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without prior written notice to Holders. The Company shall cause any Notes so repurchased to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and such Notes shall no longer be considered outstanding under this Indenture upon their repurchase.

Section 2.11Issuance of PIK Notes.
(a)In connection with any payment of the portion of Stated Interest in respect of the Notes that the Company is required pursuant to Section 2.03(c) to effect payment in the form of PIK Interest, the Company shall, without the consent of the Holders of the Notes, make such payment of PIK Interest by increasing the principal amount of the Global Notes to reflect such PIK Interest payable on such Global Notes or by issuing additional Physical Notes to Holders of Physical Notes to reflect such PIK Interest payable on such Physical Notes (the Notes represented by the increase to the principal amount of Global Notes or by such additional Physical Notes, as applicable, the “PIK Notes”) under this Indenture on the same terms and conditions as the Notes (in each case, a “PIK Payment”); and upon any PIK Payment being so effected, such portion of Stated Interest shall be deemed to have been paid in full; provided, that any such amount of PIK Interest shall be rounded up to the nearest $1.00; provided, further, that in the case of any PIK Payment on a Global Note, the Company shall deliver a Company Order to the Trustee and the Trustee shall, upon receipt of such a Company Order, increase the principal amount of such Global Note by such PIK Payment. The Initial Notes, any Additional Notes and any PIK Notes (and any Replacement Notes in respect thereof) shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, liquidating distributions and offers to purchase, and none of the Holders of any Initial Notes, any Additional Notes, or any PIK Notes (and any Replacement Notes in respect thereof) shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent. Any PIK Payment made with respect to an unrestricted Note shall be in the form of (i) with respect to owners of beneficial interests in an unrestricted Global Note, an increase of the principal amount of such unrestricted Global Note or (ii) with respect to Holders of unrestricted Physical Notes, by issuance of new unrestricted Physical Notes. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Global Notes shall bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued as Physical Notes shall be dated as of the applicable Interest Payment Date and shall bear interest from and after such date. All PIK Notes issued pursuant to a PIK Payment shall be governed by, and subject to the terms, provisions and conditions of, this Indenture and shall have the same rights and benefits as the Notes issued on the Original Issue Date.
(b)With respect to any PIK Notes to be authenticated by the Trustee (including by increasing the principal amount of any Global Notes), the Company shall set forth in a Company Order, a copy of which shall be delivered to the Trustee at or prior to original issuance thereof, the following information:

(i)the aggregate principal amount of such PIK Notes to be authenticated and delivered pursuant to this Indenture;
(ii)the issue date (and the corresponding date from which interest shall accrue thereon and the first Interest Payment Date therefor), the CUSIP and/or ISIN number of such PIK Notes;
(iii)whether such PIK Notes shall be subject to the restrictions on transfer set forth herein relating to restricted Global Notes and restricted Physical Notes; and
(iv)(a) the principal amount of such PIK Notes to be issued by increasing the principal amount of the outstanding Global Notes held in book-entry form and (b) the principal amount of such PIK Notes to be issued by issuing new Physical Notes.
Article 3
SATISFACTION AND DISCHARGE
Section 3.01Satisfaction and Discharge. This Indenture, the Notes and the other Indenture Documents shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee and the Collateral Agent, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture, the Notes and each other Indenture Document, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has irrevocably deposited with the Trustee, after all of the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date or any Asset Sale Offer Repurchase Date or otherwise, cash in an amount sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture or the Notes and the other Indenture Documents by the Company; and (b) the Company has delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture and the Notes have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee and the Collateral Agent under Section 7.06 shall survive.

Article 4
PARTICULAR COVENANTS OF THE COMPANY
Section 4.01Payment of Principal, Interest and Notes Premium. The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Asset Sale Offer Repurchase Price, if applicable) of, and any accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) and any applicable Notes Premium (to the extent not duplicative of the foregoing) on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. All amounts payable by the Company or any Subsidiary Guarantor under the Notes, this Indenture or any other Indenture Document (other than solely any portion of Stated Interest payable in the form of PIK Interest pursuant to Section 2.03 and Section 2.11 (except as otherwise provided in Section 2.03(d))) shall be paid solely in cash in U.S. dollars.

Section 4.02Maintenance of Office or Agency. The Company will maintain in the continental United States of America an office or agency where the Notes may be presented for registration of transfer or exchange or for payment, redemption or repurchase (“Paying Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office in the continental United States of America as a place where Notes may be presented for payment or for registration of transfer.
The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States of America so designated by the Trustee as a place for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The term “Paying Agent” includes any such additional or other offices or agencies, as applicable.
The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar and Custodian and the Corporate Trust Office as the office or agency in the continental United States of America where Notes may be presented for registration of transfer or exchange or for payment, redemption or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served; provided, that the Corporate Trust Office shall not be a place for service of legal process on the Company.
Section 4.03Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04Provisions as to Paying Agent.

(a)If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
(i)that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Asset Sale Offer Repurchase Price, if applicable) of, and any accrued and unpaid interest and any applicable Notes Premium (to the extent not duplicative of the foregoing) on, the Notes in trust for the benefit of the Holders of the Notes;
(ii)that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Asset Sale Offer Repurchase Price, if applicable) of, and any accrued and unpaid interest and any applicable Notes Premium (to the extent not duplicative of the foregoing) on, the Notes when the same shall be due and payable; and
(iii)that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
The Company shall, on or before each due date of the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Asset Sale Offer Repurchase Price, if applicable) of, or any accrued and unpaid cash interest and any applicable Notes Premium (to the extent not duplicative of the foregoing) on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Asset Sale Offer Repurchase Price, if applicable) or any such accrued and unpaid cash interest and any applicable Notes Premium (to the extent not duplicative of the foregoing), and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided, that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.
(b)If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Asset Sale Offer Repurchase Price, if applicable) of, and any accrued and unpaid cash interest and any applicable Notes Premium (to the extent not duplicative of the foregoing) on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Asset Sale Offer Repurchase Price, if applicable) and such accrued and unpaid cash interest, if any, and any applicable Notes Premium (to the extent not duplicative of the foregoing) so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Asset Sale Offer Repurchase Price, if applicable) of, or any accrued and unpaid interest and any applicable Notes Premium (to the extent not duplicative of the foregoing) on, the Notes when the same shall become due and payable.
(c)Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.
(d)Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Asset Sale Offer Repurchase Price, if applicable) of, any accrued and unpaid interest on and any applicable Notes Premium (to the extent not duplicative of the foregoing) and remaining unclaimed for two years after such principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Asset Sale Offer Repurchase Price, if applicable), any accrued and unpaid interest and any applicable Notes Premium (to the extent not duplicative of the foregoing) has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease. Upon any Event of Default pursuant to Section 6.01(i) or 6.01(j), the Trustee shall automatically be the Paying Agent, if the Trustee is not the Paying Agent at such time.
Section 4.05Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06Rule 144A Information Requirement and Annual Reports.
(a)At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes at such time constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes pursuant to Rule 144A.
(b)The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission (giving effect to all applicable grace periods under the Exchange Act or otherwise permitted by the Commission), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or any successor thereto), it being understood that the Trustee shall not be responsible for determining whether such filings have been made.
(c)Delivery of the reports, information and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).
(d)[Reserved].
(e)[Reserved].
Section 4.07Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or any interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2025) an Officer’s Certificate stating whether the signers thereof know of any Default or Event of Default that occurred during the previous year and, if so, specifying each such Default or Event of Default and the nature thereof.

Section 4.09Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture and the other Indenture Documents.

Section 4.10Limitation on Incurrence of Additional Indebtedness.

(a)The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, enter into a guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, and the Company shall not permit any of its Subsidiaries to issue any preferred stock or preferred interests. Notwithstanding anything to the contrary herein, the foregoing covenant will not prohibit the Company or its Subsidiaries from incurring Permitted Indebtedness. For purposes of determining compliance with this Section 4.10, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness, the Company will be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness (based on circumstances existing on the date of reclassification), in any manner that complies with this covenant.
(b)The accrual of interest, the accrual of dividends, the accretion or amortization of original issue discount, the amortization of debt discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, the reclassification of operating leases as Capital Leases due to a change in accounting principles and the payment of dividends on Redeemable Equity or preferred stock or preferred interests in the form of additional shares of the same class of Redeemable

Equity will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred (or, in the case of revolving Indebtedness, on the date such Indebtedness was first committed); provided, that if any such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any of its Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
(c)The amount of any Indebtedness outstanding as of any date will be:
(i)[reserved];
(ii)the amount of Redeemable Equity or preferred stock or preferred interests deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company or its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Equity or preferred stock or preferred interests, exclusive of accrued dividends;
(iii)the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(iv)in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(A)the Fair Market Value of such assets at the date of determination; and
(B)the amount of the Indebtedness of the other Person.
Section 4.11Limitation on Liens. The Company shall not, nor shall it permit any of its Subsidiaries to create, assume or suffer to exist any Lien to secure Indebtedness or otherwise on any asset now owned or hereafter acquired by the Company or any of its Subsidiaries except for Permitted Liens.

Section 4.12Limitation on Restricted Payments.

(a)The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:
(i)declare or pay any dividend or make any other payment or distribution on or in respect of the Company’s or any of its Subsidiary’s Capital Stock (excluding payments in lieu of the issuance of fractional shares in connection with a reverse share split or any such payment in connection with any merger or consolidation involving the acquisition by the Company or any of its Subsidiaries of any Person), except dividends or distributions (x) payable solely in Capital Stock (other than Redeemable Equity, except to the extent permitted under Section 4.10) or the proceeds thereof of the Company or any such Subsidiary or (y) payable solely to the Company or any of its Subsidiaries (or, if such Subsidiary is not a Wholly Owned Subsidiary, to its other Capital Stock holders on a pro rata basis with respect to the class of Capital Stock on which such dividend or distribution is made, or on a basis that results in the receipt by the Company or any of its Subsidiaries of dividends or distributions of greater value than it would receive on a pro rata basis);

(ii)purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any of the Company’s Capital Stock;
(iii)make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Junior Indebtedness of the Company or any Subsidiary, except a payment of principal at the stated maturity thereof (or as otherwise expressly permitted hereby and by the applicable intercreditor or subordination agreement); or
(iv)make any Investment other than a Permitted Investment (a “Restricted Investment”)
(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”).
(b)Notwithstanding anything to the contrary therein, this covenant will not prohibit:
(i)Restricted Payments from any Subsidiary to the Company or any Subsidiary Guarantor;
(ii)any repurchase, exchange or other retirement of the Existing Notes (including the making of cash payments in connection therewith or exchanging the Existing Notes for Permitted Indebtedness of the type described in clauses (b) and (c) of the definition thereof) in accordance with the terms and conditions of the Exchange Agreement, subject to compliance with Section 4.24 (on a pro forma basis for such cash payment); and
(iii)if applicable, payments in amounts sufficient to make, any “AHYDO catch-up payment” with respect to any Indebtedness of the Company or any of its Subsidiaries permitted to be incurred under this Indenture.
Notwithstanding anything to the contrary herein or in any other Indenture Document, (I) no Subsidiary that is not a Subsidiary Guarantor may own or hold an exclusive license to any intellectual property that is material to the business of the Company and its Subsidiaries, taken as a whole, and (II) the Company and the Subsidiary Guarantors shall not sell, dispose of or otherwise transfer to any Subsidiary that is not a Subsidiary Guarantor any assets (including intellectual property) that are material to the business of the Company and its Subsidiaries, taken as a whole.
Section 4.13Limitation on Asset Sales.

(a)The Company shall not, nor shall it permit any of its Subsidiaries to, consummate an Asset Sale unless:
(i)the Company (or its Subsidiaries, as the case may be) receive consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Capital Stock issued or sold or otherwise disposed of; and
(ii)85% of the consideration received in the Asset Sale by the Company or its Subsidiaries is in the form of cash or Cash Equivalents.
(b)Asset Sale Offer.
(i)Notwithstanding anything to the contrary in this Indenture, at any time when the Company and its Subsidiaries receive Net Proceeds in connection with an Asset Sale (other than the sale of Engage Pty Ltd. (Australia) and other non-ordinary course Asset

Sales for which the Company and its Subsidiaries receive Net Proceeds in an aggregate amount not in excess of $1,000,000 during the term of this Indenture) (such event, an “Asset Sale Trigger”), the Company will make an offer (an “Asset Sale Offer”) to all Holders to repurchase Notes for an amount of cash equal to 100% of such Net Proceeds (excluding, for the avoidance of doubt, (i) any Net Proceeds previously applied to the repurchase of any Notes pursuant to any preceding Asset Sale Offer and (ii) subject to the 1L/2L Intercreditor Agreement, any Net Proceeds required to be applied to the repurchase of any First Lien Convertible Notes pursuant to the terms of the First Lien Convertible Notes Indenture (as in effect on the Original Issue Date)) (the “Asset Sale Offer Consideration Amount”), on the date (the “Asset Sale Offer Repurchase Date”) specified by the Company that is not less than 20 days or more than 35 days following the date of such Asset Sale Trigger, at a repurchase price per Note equal to 100% of the principal amount thereof, plus accrued and unpaid interest at the full amount of Stated Interest (including both the cash interest and PIK Interest portions thereof) thereon to, but excluding, the Asset Sale Offer Repurchase Date (the “Asset Sale Offer Repurchase Price”), provided, however, that, if the Asset Sale Offer Repurchase Date falls after a Record Date but on or prior to the Interest Payment Date to which such Record Date relates, then (i) the Company shall instead pay, on such Interest Payment Date, to the Holder of record of such Note as of the close of business on such Record Date the full amount of accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) that would have accrued on such Notes to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Notes remained outstanding through such Interest Payment Date); and (ii) the Holder of such Note on the Asset Sale Offer Repurchase Date will be entitled to receive on such Asset Sale Offer Repurchase Date an amount in cash equal to the aggregate principal amount of such Note to be repurchased pursuant to this Section 4.13(b). The Asset Sale Offer Repurchase Date shall be subject to postponement in order to allow the Company to comply with applicable law.
(ii)To the extent that the aggregate Asset Sale Offer Repurchase Price of Notes tendered and accepted pursuant to an Asset Sale Offer is less than the Net Proceeds which, for the avoidance of doubt, excludes any Net Proceeds required to be applied to the repurchase of any First Lien Convertible Notes pursuant to the terms of the First Lien Convertible Notes Indenture (as in effect on the Original Issue Date) (such shortfall constituting a “Net Proceeds Deficiency”), the Company may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, but only after tendering any declined amounts to the remaining Holders.
(iii)Repurchases of Notes under this Section 4.13(b) shall be made, at the option of the Holder thereof, upon:
(A)delivery to the Paying Agent by a Holder of a duly completed notice (the “Asset Sale Offer Repurchase Notice”) in the form of the Form of Asset Sale Offer Repurchase Notice, if the Notes are Physical Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Asset Sale Offer Repurchase Date; and
(B)delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Asset Sale Offer Repurchase Notice (together with all necessary endorsements for transfer) at the office of the Paying Agent, or book- entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Asset Sale Offer Repurchase Price therefor;
provided, that, with respect to any Asset Sale Offer, if Holders opt to tender (for repurchase pursuant to this Section 4.13(b)) Notes, the Asset Sale Offer Repurchase Price of which would in the aggregate exceed the Asset Sale Offer Consideration Amount, then the aggregate principal amount of Notes to be repurchased shall be limited to an aggregate principal amount of Notes for which the Asset Sale Offer Repurchase Price does not exceed the Asset Sale Offer Consideration Amount. If fewer than all tendered

Notes are to be repurchased pursuant to the preceding sentence and (x) the Notes to be repurchased are Global Notes, the Notes to be repurchased shall be selected by the Company on a pro rata basis in accordance with the Applicable Procedures of the Depositary, or (y) the Notes to be repurchased are not Global Notes, the Company shall select the Notes or portions thereof of a Global Note or the Notes in certificated form to be repurchased in Authorized Denominations on a pro rata basis (subject to adjustment to maintain the Authorized Denominations of the Notes).
The Asset Sale Offer Repurchase Notice in respect of any Notes to be repurchased shall state:
(A)in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;
(B)the portion of the principal amount of Notes to be repurchased, which must be in Authorized Denominations; and
(C)that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;
provided, however, that if the Notes are Global Notes, the Asset Sale Offer Repurchase Notice must comply with the Applicable Procedures.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Asset Sale Offer Repurchase Notice contemplated by this Section 4.13(b) shall have the right to withdraw, in whole or in part, such Asset Sale Offer Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Asset Sale Offer Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.13(b)(vii).
The Paying Agent shall promptly notify the Company of the receipt by it of any Asset Sale Offer Repurchase Notice or written notice of withdrawal thereof.
(iv)On or before the 20th day after the occurrence of the effective date of an Asset Sale Trigger, the Company shall provide to all Holders of Notes, the Trustee and the Paying Agent (in the case of a paying agent other than the Trustee) a written notice (the “Asset Sale Offer Company Notice”) of the occurrence of the effective date of the Asset Sale Trigger and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures of the Depositary. Each Asset Sale Offer Company Notice shall specify:
(A)a brief description of the Asset Sale Trigger;
(B)the effective date of the Asset Sale Trigger;
(C)the last date on which a Holder may exercise the repurchase right pursuant to this Section 4.13(b);
(D)the Asset Sale Offer Consideration Amount;
(E)the Asset Sale Offer Repurchase Price;
(F)the Asset Sale Offer Repurchase Date;
(G)the name and address of the Paying Agent;

(H)the place or places where such Notes are to be surrendered for payment of the principal and accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof); and
(I)the procedures that Holders must follow to require the Company to repurchase their Notes.
No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 4.13(b). Simultaneously with providing such notice, the Company will publish such information on its website or through such other public medium as the Company may use at that time.
At the Company’s written request, given at least five days prior to the date the Asset Sale Offer Company Notice is to be sent (or such shorter period as agreed by the Paying Agent), the Paying Agent shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Asset Sale Offer Company Notice shall be prepared by the Company.
(v)Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders in connection with an Asset Sale Offer if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Asset Sale Offer Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Asset Sale Offer Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Asset Sale Offer Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
(vi)For purposes of this Section 4.13(b), the Paying Agent may be any agent, depositary, tender agent, Paying Agent or other agent appointed by the Company to accomplish the purposes set forth herein.
(vii)An Asset Sale Offer Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with this Section 4.13(b)(vii) at any time prior to the close of business on the Business Day immediately preceding the Asset Sale Offer Repurchase Date, specifying:
(A)the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be in an Authorized Denominations,
(B)if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and
(C)the principal amount, if any, of such Note that remains subject to the original Asset Sale Offer Repurchase Notice, which portion must be in Authorized Denominations;
provided, however, that if the Notes are Global Notes, the notice of withdrawal must comply with appropriate procedures of the Depositary.

(viii)The Company will deposit with the Trustee (or other Paying Agent appointed by the Company), or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04 on or prior to 11:00 a.m., New York City time, on the Asset Sale Offer Repurchase Date (subject to extension in order to allow the Company to comply with applicable law) an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Asset Sale Offer Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Asset Sale Offer Repurchase Date) will be made on the later of (i) the Asset Sale Offer Repurchase Date (provided the Holder has satisfied the conditions of this Section 4.13(b)) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 4.13(b) by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the amount necessary to repurchase all of the Notes to be repurchased at the appropriate Asset Sale Offer Repurchase Price.
(ix)If by 11:00 a.m. New York City time, on the Asset Sale Offer Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Asset Sale Offer Repurchase Date, or, if extended in order to allow the Company to comply with applicable law, such later date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Indenture and the Applicable Procedures of the Depositary, (i) such Notes will cease to be outstanding, (ii) except in the circumstances specified in the proviso to Section 4.13(b)(i), interest will cease to accrue on such Notes on the Asset Sale Offer Repurchase Date or, if extended in order to allow the Company to comply with applicable law, such later date (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes with respect to the Notes will terminate on the Asset Sale Offer Repurchase Date or, if extended in order to allow the Company to comply with applicable law, such later date (other than the right to receive (x) the Asset Sale Offer Repurchase Price and (y) to the extent not included in the Asset Sale Offer Repurchase Price as specified in the proviso to Section 4.13(b)(i), accrued and unpaid interest, if applicable).
(x)Upon surrender of a Physical Note that is to be repurchased in part pursuant to this Section 4.13(b), the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Physical Note in Authorized Denominations equal in principal amount to the unrepurchased portion of the Physical Note surrendered.
(xi)In connection with any repurchase offer upon an Asset Sale Trigger pursuant to this Section 4.13(b), the Company will, if required:
(A)comply with the provisions of any tender offer rules under the Exchange Act that may then be applicable;
(B)file a Schedule TO or any other required schedule under the Exchange Act; and
(C)otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;
in each case, so as to permit the rights and obligations under this Section 4.13(b) to be exercised in the time and in the manner specified in this Section 4.13(b) subject to postponement in order to allow the

Company to comply with applicable law. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to the Company’s obligations to purchase the Notes upon an Asset Sale Trigger, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.
Section 4.14Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate unless such transaction is (a) [reserved], (b) in the ordinary course of business of the Company or the relevant Subsidiary and consistent with past practice, (c) upon fair and reasonable terms no less favorable to the Company or the relevant Subsidiary than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided, that solely with respect to this clause (c), (i) with respect to any such transaction or series of related transactions involving aggregate payments or consideration in excess of $250,000, the Company shall deliver to the Trustee a Board Resolution, and (ii) with respect to any such transaction or series of transactions involving aggregate payments or consideration in excess of $500,000, the Company shall deliver to the Trustee an opinion issued by an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is, or series of related transactions are, fair to the Company or its relevant Subsidiary from a financial point of view or (d) any transaction between or among the Company and/or one or more Subsidiary Guarantors.

Section 4.15Further Assurances.

(a)On or prior to the date that is seventy-five (75) days after the Original Issue Date, the Company shall, and shall cause each of LivePerson Netherlands B.V., LivePerson Australia Pty Ltd, LivePerson (UK) Limited, LivePerson Germany GmbH, e-bot7 GmbH, and LivePerson Canada, Inc. (collectively, the “Additional Guarantors”) to, (i) execute and deliver a supplemental indenture to this Indenture and/or such other documents reasonably necessary or advisable to evidence the same, pursuant to which such Additional Guarantor agrees to be a Subsidiary Guarantor under the Indenture and be bound by the terms of the Indenture applicable to Subsidiary Guarantors, and (ii) become a party to the applicable Security Documents and take such actions reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Collateral Agent, the Trustee and the Holders, a perfected security interest in any Collateral held by such Additional Guarantor, subject to Permitted Liens.
(b)The Company undertakes to procure that, no earlier than the Italian Golden Power Clearance Date and no later than seventy-five (75) days following the Italian Golden Power Clearance Date, the Notes will be secured by a perfected security interest in the quota representing 65% of the quota of LivePerson Italy S.r.l, subject to Permitted Liens and applicable Italian Requirements of Law (the “Italian Pledge”).
(c)Promptly following (and in any event, within the applicable time periods specified by any Security Document) the Company’s or any Subsidiary Guarantor’s acquisition of any assets or property (other than Excluded Property) after the date hereof, which in each case constitutes Collateral (“After-Acquired Collateral”), the Company shall, and shall cause each such Subsidiary Guarantor to, execute and deliver such security instruments and deliver such financing statements as shall be reasonably necessary to vest in the Collateral Agent a perfected security interest in such After-Acquired Collateral and to have such After-Acquired Collateral added to the Collateral, in each case to the extent required by and subject to the limitations under this Indenture, the Intercreditor Agreements and the Security Documents and subject to limitations customary in foreign jurisdictions with respect to Foreign Subsidiaries, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Collateral to the same extent and with the same force and effect.
(d)The Company shall, and shall cause each Subsidiary Guarantor to, at its own cost and expense, execute any and all further Security Documents, agreements and instruments and take all further action that may be required under applicable law or the Indenture Documents, or that the Collateral Agent may reasonably request (including without limitation, the delivery of Officer’s

Certificates and Opinions of Counsel), in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents, in each case, subject to the limitations set forth in this Indenture, the Intercreditor Agreements and the Security Documents and subject to limitations customary in foreign jurisdictions with respect to Foreign Subsidiaries. The Company shall, and shall cause each Subsidiary Guarantor to, take all actions necessary to ensure the recordation of appropriate evidence of the Liens and security interests granted hereunder and/or under the Security Documents in the Company’s intellectual property with the United States Patent and Trademark Office and the United States Copyright Office, file financing statements in the appropriate jurisdictions and take such other actions as appropriate to record and perfect the Liens and security interests granted under the Security Documents, in each case subject to the limitations on required perfection actions set out in this Indenture, the Intercreditor Agreements and the Security Documents and subject to limitations customary in foreign jurisdictions with respect to Foreign Subsidiaries. Such security interests and Liens will be created under the Security Documents and other security agreements and other instruments and documents.
Section 4.16Additional Subsidiary Guarantors.

(a)Subject to guarantee limitations customary in foreign jurisdictions with respect to Foreign Subsidiaries on and after the date hereof, the Company will cause each of the Company’s Subsidiaries that is not an Excluded Subsidiary to promptly (but in any event within (i) thirty (30) calendar days in the case of a Domestic Subsidiary and (ii) seventy-five (75) calendar days in the case of a Foreign Subsidiary, in each such case of (x) such Subsidiary that was previously deemed an Excluded Subsidiary ceasing to be an Excluded Subsidiary, or (y) the acquisition or formation of a Subsidiary which is not an Excluded Subsidiary) execute and deliver a supplemental indenture to this Indenture, pursuant to which such Subsidiary will agree to be a Subsidiary Guarantor under this Indenture and be bound by the terms of this Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 17; provided, that such Subsidiary Guarantor shall deliver to the Trustee and the Collateral Agent an Opinion of Counsel. In addition, the Company shall cause each Subsidiary Guarantor to become a party to the applicable Security Documents and take such actions required thereby to grant to the Collateral Agent, for the benefit of the Collateral Agent, the Trustee and the Holders, a perfected security interest in any Collateral held by such Subsidiary Guarantor and subject to Permitted Liens and subject to limitations customary in foreign jurisdictions with respect to Foreign Subsidiaries.
Section 4.17ERISA. The Company shall not, nor shall it permit any of its Subsidiaries or any ERISA Affiliate to, enter into any new Pension Plan or modify any existing Pension Plan so as to increase its obligations thereunder, in each case, which could reasonably be expected to result in a Material Adverse Effect.

Section 4.18Sale Leaseback Transactions. The Company shall not, nor shall it permit any of its Subsidiaries, enter into any Sale Leaseback Transaction.

Section 4.19Accounting Changes. The Company shall not, nor shall it permit any of its Subsidiaries to, make any Accounting Changes or any other change in its accounting policies or reporting practices, except as required by U.S. GAAP, or make any change to its fiscal year, in each case, unless such Accounting Changes or other change could not reasonably be expected to be materially adverse to the Holders.

Section 4.20Negative Pledge Clauses. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Company or any Subsidiary Guarantor to create, incur, assume or suffer to exist any Lien upon any of its property or revenues constituting Collateral, whether now owned or hereafter acquired, to secure its Notes Obligations under the Indenture Documents to which it is a party, other than (a) this Indenture and the other Indenture Documents, (b) customary restrictions on the assignment of leases, licenses and other agreements, (c) any restriction pursuant to any document, agreement or instrument governing or relating to any Lien permitted under Section 4.11 or any agreement or option to dispose of any asset of the Company or any of its Subsidiaries, the disposition of which is permitted by any other provision of this Indenture (in each case, provided, that any such restriction relates only to the assets or property subject to such Lien or being disposed), or (d) restrictions existing under Requirements of Law.

Section 4.21Clauses Restricting Subsidiary Distributions. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or to pay any Indebtedness owed to, the Company or any Subsidiary Guarantor, (b) make loans or advances to, or other Investments in, the Company or any Subsidiary Guarantor, or (c) transfer any of its assets to the Company or any Subsidiary Guarantor, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Indenture Documents and First Lien Convertible Notes Indenture Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with a disposition permitted hereby of the Capital Stock or assets of such Subsidiary or a disposition that is conditioned on the satisfaction and discharge of this Indenture, (iii) customary restrictions on the assignment of leases, licenses and other agreements or (iv) consisting of restrictions existing under Requirements of Law.

Section 4.22[Reserved].
Section 4.23Amendments to Organizational Agreements and Junior Indebtedness Documents. The Company shall not, nor shall it permit any of its Subsidiaries to, amend or permit any amendments to (i) the Company’s or any Subsidiary Guarantor’s organizational documents, (ii) any documentation evidencing Junior Indebtedness or (iii) the First Lien Convertible Notes Indenture or any other First Lien Convertible Notes Indenture Document, in each case of clauses (i) and (ii), to the extent such amendment could reasonably be expected to be materially adverse to the Holders or, in each case of clause (iii), to the extent such amendment would further restrict the rights of any Holder, the Collateral Agent or the Trustee to receive any payment owing by the Company and the Subsidiary Guarantors under the Indenture Documents, including with respect to proceeds of Collateral, in accordance with the Indenture Documents in a manner that is materially adverse to the Holders.

Section 4.24[Reserved].

Section 4.25Payment of Obligations. The Company shall, and shall cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations and liabilities of whatever nature (including any tax liabilities), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with U.S. GAAP with respect thereto have been provided on the books of the Company or the relevant Subsidiary, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.26Maintenance of Existence; Compliance. The Company shall, and shall cause each of its Subsidiaries to, (a)(i) preserve, renew and keep in full force and effect its organizational existence; provided, that any Subsidiary of the Company shall not be required to preserve any such existence if the Company or such Subsidiary shall determine that the preservation thereof is no longer desirable or necessary in the conduct of the business of such Subsidiary, and the failure to preserve such existence could not reasonably be expected to have a Material Adverse Effect and (ii) take all reasonable action to maintain or obtain all Governmental Approvals and all other rights, privileges and franchises necessary in the normal conduct of its business or necessary for the performance by such Person of its Notes Obligations, except, in each case, as otherwise permitted by Section 4.13 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) comply with all Governmental Approvals, and any term, condition, rule, filing or fee obligation, or other requirement related thereto, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall, and shall cause each ERISA Affiliate to: (1) maintain each Pension Plan in compliance in all material respects with the applicable provisions of ERISA, the Code or other applicable law; (2) cause each Qualified Plan to maintain its qualified status under Section 401(a) of the Code; (3) make all required contributions to any Pension Plan; (4) make all required contributions to any Multiemployer Plan; (5) ensure that all liabilities under each Pension Plan are funded to at least the minimum level required by law or, if higher, to the level required by the terms governing such Plan; and (6) ensure that the contributions or premium payments to or in respect of each Plan are and continue to be promptly paid at no less than the rates required under the rules of such Plan and in accordance with the most recent actuarial advice received in relation to such Pension Plan (if any) and applicable law, except, with respect to (1) through (6), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.27Maintenance of Property; Insurance. The Company shall, and shall cause each of its Subsidiaries to (a) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear and obsolescence excepted except where the failure to do so could reasonably be expected to have a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against by companies engaged in similar businesses and owning similar properties in localities where the Company and the Subsidiary Guarantors operate, except where the failure to do so could reasonably be expected to have a Material Adverse Effect.

Section 4.28Inspection of Property; Books and Records; Audits; Discussions. The Company shall, and shall cause each of its Subsidiaries to (a) keep proper books of record and account, that are full, true and correct in all material respects in accordance with U.S. GAAP of all material dealings and transactions in relation to its business and (b) at any reasonable time, from time to time, during regular business hours and upon reasonable advance notice, permit representatives (including independent contractors) of the Holders of a majority in aggregate principal amount of then outstanding Notes to visit and inspect any of its properties and examine and make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers of the Company and its Subsidiaries and with their independent certified public accountants (subject to such accountants’ policies and procedures); provided, that a representative of the Company and the Subsidiary Guarantors shall be permitted to participate in any discussion with the accountants. The foregoing inspections and audits shall be at the Company’s expense. Notwithstanding the foregoing, such visits, inspections and audits shall not be undertaken more frequently than once per year, unless an Event of Default has occurred and is continuing, in which case such inspections and audits shall occur as often as the Holders of a majority in aggregate principal amount of then outstanding Notes shall reasonably determine is necessary during regular business hours and upon reasonable advance notice. Notwithstanding anything to the contrary herein, neither the Company nor any Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Company and/or any of its Subsidiaries, customers and/or suppliers, (ii) in respect of which disclosure to the Holders of a majority in aggregate principal amount of then outstanding Notes (or any of their representatives) is prohibited by applicable Requirements of Law; provided, that, with respect to this clause (ii), the Company shall (A) provide written notice to the Trustee or the Collateral Agent, as applicable, making it aware that information is being withheld (to the extent permitted by Requirements of Law) and (B) use commercially reasonable efforts to communicate the relevant information in a way that does not violate such Requirements of Law, (iii) that is subject to attorney-client or other legal privilege or constitutes attorney work product; provided, that, with respect to this clause (iii), the Company shall (A) provide written notice to the Trustee or the Collateral Agent, as applicable, making it aware that information is being withheld and (B) use commercially reasonable efforts to communicate the relevant information in a way that does not violate such attorney-client or other legal privilege or (iv) in respect of which the Company or any Subsidiary owes confidentiality obligations to any third party; provided, that, with respect to this clause (iv), the Company shall (A) provide written notice to the Trustee or the Collateral Agent, as applicable, making it aware of such confidentiality obligations (to the extent permitted under the applicable confidentiality obligation) and (B) use commercially reasonable efforts to communicate the relevant information in a way that does not violate such confidentiality obligations.

Section 4.29Notices. The Company shall, and shall cause each of its Subsidiaries to, give prompt written notice to the Trustee and the Collateral Agent of:

(a)the occurrence of any Default or Event of Default of which the Company has knowledge or becomes aware;
(b)[reserved];
(c)promptly after the Company has knowledge or becomes aware of (i) any material development that has had or would reasonably be expected to have a Material Adverse Effect or (ii) the written threat or commencement of any dispute, litigation, arbitration, investigation or proceeding that may exist at any time between the Company and any Subsidiary, on the one hand, and any Governmental Authority, on the other hand, that would reasonably be expected to have a Material Adverse Effect;
(d)any litigation or proceeding with any of the Company or any Subsidiary as a party (i) in which the amount involved is $500,000 or more and not covered by insurance, or (ii) which relates to any Indenture Document; and
(e)(i) promptly after the Company has knowledge or becomes aware of the occurrence of any of the following events affecting the Company, any Subsidiary or any ERISA Affiliate that could reasonably be expected to have a Material Adverse Effect (but in no event more than fifteen days after such event), the occurrence of any of the following events, and shall provide the Trustee and the Collateral Agent with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Pension Plan or a Governmental Authority to the Company, any Subsidiary or any ERISA Affiliate with respect to such event: (A) an ERISA Event or a Foreign Plan Event, (B) the adoption of any new Pension Plan by the Company, any Subsidiary Guarantor or any ERISA Affiliate, (C) the adoption of any amendment to a Pension Plan, if such amendment will result in an increase in benefits or unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), or (D) the commencement of contributions by the Company, any Subsidiary or any ERISA Affiliate to any Multiemployer Plan or Pension Plan; (ii)(A) promptly after the giving, sending or filing thereof, or the receipt thereof, copies of (1) each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by the Company, any Subsidiary or any ERISA Affiliate with the IRS with respect to each Pension Plan, (2) all notices received by the Company, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan sponsor concerning an ERISA Event, and (3) copies of such other documents or governmental reports or filings relating to any Pension Plan as the Trustee or the Collateral Agent shall reasonably request; and (B) without limiting the generality of the foregoing, such certifications or other evidence of compliance with the provisions of Section 4.17 as the Trustee or the Collateral Agent may from time to time reasonably request; and (iii) the Company or any Subsidiary Guarantor becoming a “benefit plan investor” under Section 3(42) of ERISA and/or the Company or any Subsidiary Guarantor’s assets being deemed to include “plan assets” under Section 3(42) of ERISA or under any similar law applicable to the Company or such Subsidiary Guarantor.
Section 4.30[Reserved].

Section 4.31Anti-Corruption Laws; Anti-Terrorism Laws; Sanctions.

The Company shall, and shall cause each of its Subsidiaries to:
(a)conduct its business, and cause each of its Subsidiaries to conduct its business, in compliance with all Anti-Corruption Laws, Anti-Terrorism Laws, Export/Import Controls and Sanctions and maintain and enforce policies and procedures designed to ensure compliance with such laws. The Company shall deliver to the Trustee any certificate or other evidence reasonably requested from time to time by the Trustee confirming the Company’s compliance with this Section 4.31; and
(b)provide prompt written notice to the Trustee and the Collateral Agent upon the occurrence of a Reportable Compliance Event.
Section 4.32[Reserved].

Section 4.33Anti-Layering Covenant. Subject to Section 2.10 and clause (b) of the definition of “Permitted Indebtedness,” the Company shall not, and will not permit any guarantor of the Company’s Indebtedness to, incur, directly or indirectly, or otherwise become liable for any Indebtedness which is subordinated or junior in right of payment to any other Indebtedness of the Company or any such guarantor (including the First Lien Convertible Notes (or any refinancing indebtedness in respect thereof) and the guarantees thereof) or secured on a junior lien basis to the First Lien Convertible Notes (or any refinancing indebtedness in respect thereof) unless such Indebtedness is (i) also subordinated or junior in right of payment to the Notes on substantially identical terms and (ii) the Notes are secured on a senior or an equal and ratable basis with such junior lien securing such other Indebtedness. No Indebtedness shall be deemed to be subordinated or junior in right of payment to any other Indebtedness solely by virtue of being unsecured.

Article 5
LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 5 days after each March 1 or September 1 in each year beginning with March 1, 2026, and at such other times as the Trustee may request in writing, within 5 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.
Section 5.02Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

Article 6
DEFAULTS AND REMEDIES
Section 6.01Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)default in any payment of any interest (including any cash interest or any PIK Interest portion thereof) on any Note when due and payable, and the default continues for a period of 20 days;
(b)default in the payment of principal of, or the Redemption Price, Fundamental Change Repurchase Price or Asset Sale Offer Repurchase Price for, or the applicable Notes Premium (to the extent not duplicative of the foregoing) on, any Note when due and payable on the Maturity Date, upon Optional Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
(c)failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 14.02(c) or an Asset Sale Offer Repurchase Notice in accordance with Section 4.13, in each case when due and such failure continues for a period of five (5) Business Days;
(d)failure by the Company to comply with its obligations under Section 4.15(a), Section 4.15(b) and/or Article 11;
(e)failure by the Company for 40 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes, this Indenture or any other Indenture Document;
(f)default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $5,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary (provided, that such materiality threshold will not apply in respect of obligations incurred under clause (c) of the definition of “Permitted Indebtedness”), whether such indebtedness now exists or shall hereafter be created (i) either (x) resulting in such indebtedness becoming or being declared due and payable before its stated maturity, or (y) in the case of obligations incurred under clause (c) of the definition of “Permitted Indebtedness”, permitting the holders thereof to cause or declare such indebtedness to be, due and payable before its stated maturity or (ii) constituting a failure to pay the principal, premium or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period, and, in the cases of clauses (i)(x) and (ii), as applicable, such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 20 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with this Indenture;
(g)a final judgment or judgments for the payment of $5,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any Significant Subsidiary of the Company, which judgment is not discharged, bonded, paid, waived or stayed within 40 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;
(h)the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;
(i)an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days;
(j)the obligation of any Subsidiary Guarantor under its Note Guarantee herein or any other Indenture Document to which any Subsidiary Guarantor is a party is limited or terminated (other than, in each case, in accordance with the terms of this Indenture or such other Indenture Documents and limitations customary in foreign jurisdictions with respect to Foreign Subsidiaries), or any Subsidiary Guarantor fails to perform any obligation under its Note Guarantee, or repudiates or revokes or purports to repudiate or revoke in writing any obligation under its Note Guarantee herein, or any Subsidiary Guarantor ceases to exist for any reason (other than in accordance with the terms of this Indenture);
(k)any Security Document after delivery thereof shall for any reason cease (or shall be asserted in writing by the Company or any Subsidiary Guarantor to cease) to create a valid and perfected Lien to the extent required by the Security Documents, subject to no other Liens other than Permitted Liens, on any material portion of the Collateral that is purported to be covered thereby (other than in accordance with the terms of this Indenture or the terms of the Intercreditor Agreements or the Security Documents or limitations customary in foreign jurisdictions with respect to Foreign Subsidiaries); and
(l)the validity or enforceability of any Indenture Document shall at any time for any reason be declared to be null and void by a court of competent jurisdiction, or a proceeding shall be commenced by the Company or any Subsidiary Guarantor, or a proceeding shall be commenced by any Governmental Authority having jurisdiction over the Company or any Subsidiary Guarantor, seeking to establish the invalidity or unenforceability thereof, or the Company shall deny in writing that the Company or any Subsidiary Guarantor has any liability on account of the Notes Obligations.
Each of the events set forth in Section 6.01 will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
Section 6.02Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders) may declare 100% of the aggregate principal of, and any accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) and the applicable Acceleration Premium on, all the then outstanding Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs and is continuing, 100% of the aggregate principal of, and accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) and the applicable Acceleration Premium on, all Notes shall become and shall automatically be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
The immediately preceding paragraph, however, except in the case of Events of Default specified in Section 6.01(n), is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay any overdue installments of any accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) upon all Notes and the principal of and any applicable Notes Premium on any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of any accrued and unpaid interest and on such principal and any applicable Note Premium, all at the rate borne by the Notes at such time) and amounts due to the Trustee and the Collateral Agent pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and any applicable Notes Premium on and any accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09 and amounts due to the Trustee or the Collateral Agent pursuant to Section 7.06 have been paid, then and in every such case (except as provided in the immediately succeeding sentence) Holders of a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Asset Sale Offer Repurchase Price, if applicable) of, or any accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) and any applicable Notes Premium on, any Notes or (ii) a failure to repurchase any Notes when required.
It is understood and agreed that if the Notes are accelerated or otherwise become due prior to the Maturity Date (including as a result of the occurrence and continuance of any Event of Default and any acceleration as a result thereof (including the acceleration of claims by operation of law), upon an Optional Redemption or upon an Asset Sale Offer Repurchase Date or Fundamental Change Repurchase Date, the applicable Notes Premium will also automatically be due and payable and shall constitute part of the Notes Obligations with respect to the Notes. In view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the applicable Holder’s lost profits as a result thereof, any such applicable Notes Premium payable shall be presumed to be the liquidated damages sustained by the applicable Holder as the result of such early prepayment and the Company and each of the Subsidiary Guarantors agrees that it is reasonable under the circumstances currently existing. EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING AMOUNTS IN CONNECTION WITH ANY SUCH ACCELERATION OR REPAYMENT OR REDEMPTION OR REPURCHASE, ANY RESCISSION OF SUCH ACCELERATION OR THE COMMENCEMENT OF ANY PROCEEDING UNDER DEBTOR RELIEF LAWS. Each of the Company and the Subsidiary Guarantors expressly agrees (to the fullest extent it may lawfully do so) that: (A) the applicable Notes Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the applicable Notes Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the applicable Holder and the Company and the Subsidiary Guarantors giving specific consideration in this transaction for such agreement to pay such applicable Notes Premium; and (D) each of the Company and the Subsidiary Guarantors shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the Company and the Subsidiary Guarantors expressly acknowledges that its agreement to pay such applicable Notes Premium to the Holders as herein described is a material inducement to the Holders to acquire the Notes.
Section 6.03[Reserved].
Section 6.04Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest (including both the cash interest and PIK Interest portions thereof) and any applicable Notes Premium thereon and, to the extent the payment thereof shall be legally enforceable, interest on any overdue principal and on any applicable Notes Premium and on any overdue interest at the rate of the full amount of Stated Interest (including both the cash interest and PIK Interest portions thereof) borne by Notes at such time and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee and the Collateral Agent under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, or the Collateral Agent, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Bankruptcy Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) and any applicable Notes Premium in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee and the Collateral Agent under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to each of the Trustee and the Collateral Agent any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee and the Collateral Agent under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their agents and counsel, be for the ratable benefit of the Holders of the Notes.
In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.
In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, the Trustee and the Collateral Agent shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee and the Collateral Agent shall continue as though no such proceeding had been instituted.
Section 6.05Application of Monies Collected by Trustee. Subject to the Intercreditor Agreements, any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon (in the case of Physical Notes) presentation of the several Physical Notes, and stamping thereon the payment, if only partially paid, and the surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee and the Collateral Agent (in each of its capacities under this Indenture) hereunder;
Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of any interest (including both the cash interest and PIK Interest portions thereof) and any applicable Notes Premium on, the Notes in default in the order of the date due of the payments of such interest and any applicable Notes Premium, as the case may be, with interest (to the extent that any such interest is payable pursuant to this Indenture and has been collected by the Trustee) upon such overdue payments at the rate of the full amount of Stated Interest (including both the cash interest and PIK Interest portions thereof) borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;
Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the Redemption Price, the Fundamental Change Repurchase Price and the Asset Sale Offer Repurchase Price) then owing and unpaid upon the Notes for principal and interest (including both the cash interest and PIK Interest portions thereof) and any applicable Notes Premium (to the extent not duplicative of the foregoing) with interest on the overdue principal, and overdue installments of interest at the rate of the full amount of Stated Interest (including both the cash interest and PIK Interest portions thereof) borne by the Notes at such time and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price, the Fundamental Change Repurchase Price and the Asset Sale Offer Repurchase Price) and interest (including both the cash interest and PIK Interest portions thereof) and any applicable Notes Premium (to the extent not duplicative of the foregoing) without preference or priority of any kind, including any preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price, the Fundamental Change Repurchase Price and the Asset Sale Offer Repurchase Price) and any accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) and any applicable Notes Premium (to the extent not duplicative of the foregoing); and
Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price, the Fundamental Change Repurchase Price and the Asset Sale Offer Repurchase Price) or any interest (including both the cash interest and PIK Interest portions thereof) and any applicable Notes Premium when due, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture or the Notes to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:
(a)such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;
(b)Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;
(c)such Holders shall have offered to the Trustee such indemnity or security reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;
(d)the Trustee for 35 days after its receipt of such notice, request and offer of such indemnity or security, shall have neglected or refused to institute any such action, suit or proceeding; and
(e)no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders within such 20-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Asset Sale Offer Repurchase Price, if applicable) of and (y) accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) and any applicable Notes Premium on, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, and the right to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.
Section 6.07Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09Direction of Proceedings and Waiver of Defaults by Majority of Holders. Subject to the Trustee’s and the Collateral Agent’s right to receive security or indemnity from the relevant Holders as described herein, Holders of a majority in aggregate principal amount of the then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee or the Collateral Agent with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee and the Collateral Agent, as applicable, may take any other action deemed proper by the Trustee or the Collateral Agent, as applicable, that is not inconsistent with such direction. Each of the Trustee and the Collateral Agent may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee or the Collateral Agent in personal liability or that conflicts with applicable law or this Indenture. Holders of a majority in aggregate principal amount of the then outstanding Notes may waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) and any applicable Notes Premium on, or the principal (including any Redemption Price, the Fundamental Change Repurchase Price and any Asset Sale Offer Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, or (ii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee, the Collateral Agent and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10Notice of Defaults. The Trustee shall, within 45 days after it receives written notice of the occurrence and continuance of a Default of which the Trustee has actual knowledge, deliver to all Holders notice of all such Defaults, unless such Defaults shall have been cured or waived before the giving of such notice; provided, that, except in the case of a Default in the payment of the principal of (including the Redemption Price, the Fundamental Change Repurchase Price and the Asset Sale Offer Repurchase Price, if applicable), or any accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) on and any applicable Notes Premium (to the extent not duplicative of the foregoing) on, any of the Notes, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) and any applicable Notes Premium on any Note (including, but not limited to, the Redemption Price, the Fundamental Change Repurchase Price and the Asset Sale Offer Repurchase Price with respect to the Notes being redeemed or repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note.

Article 7
CONCERNING THE TRUSTEE
Section 7.01Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default of which the Trustee has written notice or actual knowledge and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers conferred on it by this Indenture, and use the same degree of care and skill in its exercise, as directed by the holders of at least a majority of aggregate principal amount of the then outstanding Notes; provided, that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered (and, if requested, provided) to the Trustee indemnity or security satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee or the Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
(a)prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has written notice or actual knowledge and after the curing or waiving of all Events of Default that may have occurred:
(i)the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);
(b)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;
(c)the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
(d)whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01;
(e)the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;
(g)in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Collateral Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Collateral Agent or transfer agent;
(h)in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and
(i)under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.
None of the provisions contained in this Indenture shall require the Trustee or the Collateral Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
Section 7.02Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a)the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
(b)any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
(c)the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
(d)the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
(e)the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f)the permissive rights of the Trustee enumerated herein shall not be construed as duties;
(g)the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;
(h)the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and
(i)the Trustee shall have no obligation to monitor or enforce the terms of the Exchange Agreement or any registration rights agreement entered into between any beneficial owner and the Company.
In no event shall the Trustee be liable for any consequential, punitive, special or indirect loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any Holder of the Notes at the Corporate Trust Office and such notice references the Notes and/or this Indenture.
Section 7.03No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity, sufficiency or enforceability of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture or any money paid to the Company or upon the Company’s direction under any provision of the Indenture.

Section 7.04Trustee, Paying Agents, or Note Registrar May Own Notes. The Trustee, any Paying Agent, Collateral Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Collateral Agent or Note Registrar.

Section 7.05Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds or property except to the extent required by law. The Trustee shall be under no liability for interest or investment income on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06Compensation and Expenses of Trustee. The Company and the Subsidiary Guarantors, jointly and severally, covenant and agree to pay to the Trustee and Collateral Agent (in each of their capacities under this Indenture) from time to time, and the Trustee and Collateral Agent shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee, Collateral Agent and the Company, and the Company will pay or reimburse the Trustee and Collateral Agent upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee and Collateral Agent in accordance with any of the provisions of this Indenture or the Security Documents in any capacity hereunder or thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith. The Company and the Subsidiary Guarantors, jointly and severally, also covenant to indemnify the Trustee and Collateral Agent in any capacity under this Indenture, the Security Documents and any other document or transaction entered into in connection herewith and its officers, directors, attorneys, employees and agents and any authenticating agent for, and to hold them harmless against, any loss, claim (whether asserted by the Company, a Holder or any Person), damage, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee or Collateral Agent, as the case may be, its officers, directors, attorneys, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture, the Security Documents or in any other capacity hereunder or thereunder, including the reasonable costs and expenses of defending themselves against any claim or liability (including the obligations under this Section 7.06). Subject to the Intercreditor Agreements, the obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and Collateral Agent and to pay or reimburse the Trustee and Collateral Agent for expenses, disbursements and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s and Collateral Agent’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee or Collateral Agent, as applicable. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, attorneys, agents and employees of the Trustee and Collateral Agent.

Without prejudice to any other rights available to the Trustee and the Collateral Agent under applicable law, when the Trustee, the Collateral Agent and their agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
Section 7.07Officer’s Certificate and Opinion of Counsel as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee or Collateral Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct and bad faith on the part of the Trustee or Collateral Agent, as applicable, be deemed to be conclusively proved and established by an Officer’s Certificate and an Opinion of Counsel delivered to the Trustee and Collateral Agent, if applicable, and such Officer’s Certificate and Opinion of Counsel, in the absence of gross negligence, willful misconduct and bad faith on the part of the Trustee and Collateral Agent, if applicable, shall be full warrant to the Trustee and Collateral Agent, if applicable, for any action taken or omitted by it under the provisions of this Indenture and the Security Documents upon the faith thereof.

Section 7.08Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if, for this purpose, the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.09Resignation or Removal of Trustee.

(a)The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders and at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
(b)In case at any time any of the following shall occur:
(i)the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or
(ii)the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction at the expense of the Company for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
(c)Holders of a majority in aggregate principal amount of the then outstanding Notes may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
(d)Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.
Section 7.10Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien prior to the Notes on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.
No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.
Section 7.11Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided, that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.
Section 7.12Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after notice to the Company has been deemed to have been given pursuant to Section 16.03, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13Limitation on Duty of Trustee in Respect of Collateral. The Trustee and Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral (except with respect to certificates actually delivered to the Collateral Agent representing securities pledged under the Security Documents). The Trustee and Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Security Documents by the Company or any Subsidiary Guarantor.

Article 8
CONCERNING THE HOLDERS
Section 8.01Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company, the Trustee or the Collateral Agent solicits the taking of any action by the Holders of the Notes, the Company, the Trustee or the Collateral Agent may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date, if one is selected, shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03Who Are Deemed Absolute Owners. The Company, the Trustee, the Collateral Agent, any authenticating agent, any Paying Agent and any Note Registrar shall deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Redemption Price, any Fundamental Change Repurchase Price and any Asset Sale Offer Repurchase Price) of and. subject to Section 2.03, any accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) and any applicable Notes Premium (to the extent not duplicative of the foregoing) on such Note, and for all other purposes under this Indenture; and neither the Company nor the Trustee nor the Collateral Agent nor any Paying Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums so paid or delivered, effectual to satisfy and discharge the liability for monies payable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any owner of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such owner’s right to exchange such beneficial interest for a Physical Note in accordance with the provisions of this Indenture.

Section 8.04Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes with respect to which a Responsible Officer has received written notice that such Notes are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision or indecision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9
HOLDERS’ MEETINGS
Section 9.01Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;
(b)to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;
(c)to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Article 10; or
(d)to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.
Section 9.02Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
Section 9.03Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of Holders of a majority in aggregate principal amount of the outstanding Notes represented at the meeting and entitled to vote at the meeting.
Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by Holders of a majority in aggregate principal amount of the outstanding Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
Section 9.06Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.
Section 9.07No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes. Nothing contained in this Article 9 shall be deemed or construed to limit any Holder’s actions pursuant to the Applicable Procedures so long as the Notes are Global Notes.

Article 10
SUPPLEMENTAL INDENTURES
Section 10.01Supplemental Indentures Without Consent of Holders. Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee and the Collateral Agent, if applicable, at the Company’s expense, may from time to time and at any time amend or supplement this Indenture, the Notes, the Security Documents or the Intercreditor Agreements in writing for one or more of the following purposes:

(a)to cure any ambiguity, omission, mistake, defect, error or inconsistency in this Indenture or the other Indenture Documents;
(b)to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture and the other Indenture Documents pursuant to Article 11 or a Subsidiary Guarantor under this Indenture and the other Indenture Documents pursuant to Article 11;
(c)to add a Subsidiary Guarantor or otherwise to add guarantees with respect to Notes Obligations under this Indenture, the Notes and any of the other Indenture Documents, or to confirm the release of a Subsidiary Guarantor from its Note Guarantee in accordance with this Indenture, the Notes and the Security Documents;
(d)to add additional assets as Collateral to secure the Notes or any Note Guarantee;
(e)to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company or any Subsidiary under this Indenture or the Notes or any other Indenture Document;
(f)to make any change that does not adversely affect the rights of any Holder under this Indenture or the Notes or any other Indenture Document in any material respect as determined in good faith by the Company;
(g)to evidence or provide for the acceptance of appointment by a successor trustee or collateral agent in accordance with the terms of this Indenture or to facilitate the administration of the trusts under this Indenture by more than one trustee or collateral agent;
(h)[reserved];
(i)to comply with the rules of any applicable securities depositary, including The Depository Trust Company, so long as such amendment does not adversely affect the rights of any Holder;
(j)to provide for the issuance of Additional Notes pursuant to Section 2.10;
(k)to provide for or confirm the issuance of, or to comply with any Applicable Procedures with respect to the issuance of, PIK Notes issued in accordance with Section 2.11;
(l)to confirm and evidence the release, termination, discharge or retaking of any Subsidiary Guarantee of or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is permitted by this Indenture and the Security Documents and each applicable Intercreditor Agreement;
(m)to release Collateral from the Lien pursuant to this Indenture or the Security Documents in accordance with the terms of this Indenture and the Security Documents;

(n)to make, complete or confirm any grant of Collateral to secure the Note Obligations and, solely to the extent constituting “Permitted Liens” pursuant to clause (c) of the definition thereof, and at all times subject to the Intercreditor Agreements, Junior Indebtedness, permitted or required under this Indenture, the Notes, the Security Documents or the other Indenture Documents in accordance with the terms thereof; or
(o)with respect to the Security Documents and any applicable Intercreditor Agreement, as provided in the relevant Security Document or such Intercreditor Agreement.
Upon the written request of the Company, the Trustee and, as applicable, the Collateral Agent, are each hereby authorized to, and shall join with the Company and the Subsidiary Guarantors, as applicable, in the execution of any such supplemental indenture, amendment or supplement, except that neither the Trustee nor the Collateral Agent shall be obligated to, but each may in its discretion, enter into any such supplemental indenture, amendment or supplement that affects such Person’s own rights, duties, liabilities or immunities under this Indenture or otherwise.
Any supplemental indenture or amendment to any Security Document authorized by the provisions of this Section 10.01 may be executed by the Company, the Subsidiary Guarantors, the Trustee and, as applicable, the Collateral Agent, without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.
Section 10.02Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of Holders of at least a majority of the aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, the Notes), the Company, the Subsidiary Guarantors, as applicable, and the Trustee and the Collateral Agent, if applicable, at the Company’s expense, may from time to time and at any time amend or supplement the Indenture Documents or enter into an indenture or indentures supplemental hereto, or to enter into any amendment to any Security Document or Intercreditor Agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes or any other Indenture Document or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture or other such amendment or supplement shall:

(a)reduce the principal amount of Notes whose Holders must consent to an amendment or waiver;
(b)reduce the rate of or extend the stated time for, or change the manner of, payment of interest on any Note;
(c)reduce the principal of or extend the Maturity Date of any Note;
(d)reduce the Redemption Price, the Fundamental Change Repurchase Price or the Asset Sale Offer Repurchase Price of, or the applicable Notes Premium payable on, any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(e)make any Note payable in money, or at a place of payment, other than that stated in the Notes;
(f)change the ranking or priority of the Notes;
(g)impair the right of any Holder to receive payment of principal and interest and any applicable Notes Premium on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(h)release all or substantially all of the Note Guarantees of the Subsidiary Guarantors;
(i)release all or substantially all of the Collateral from the Liens securing the Notes Obligations created by the Security Documents;
(j)permit the designation of unrestricted subsidiaries;
(k)make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09; or
(l)amend, modify or waive Section 4.33.
For the avoidance of doubt, pursuant to clauses (a), (b), (c), (d), (e) and (f) of the proviso to the first paragraph of this Section 10.02, no amendment or supplement to this Indenture or the Notes or any of the other Indenture Documents, or waiver of any provision of this Indenture or the Notes or any of the other Indenture Documents, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date, Asset Sale Offer Repurchase Date or the Maturity Date or upon acceleration or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.
Upon the written request of the Company, and upon the delivery to the Trustee and, if applicable, the Collateral Agent, of evidence of the consent of the requisite Holders as aforesaid and subject to Section 10.05, the Trustee and, if applicable, the Collateral Agent, shall join with the Company and the Subsidiary Guarantors, as applicable, in the execution of such supplemental indenture or amendment or supplement to the other Indenture Documents except that the Trustee and Collateral Agent shall not be obligated to, but may in their respective discretion, enter into any supplemental indenture or amendment or supplement to the Indenture Documents that affects the Trustee’s or the Collateral Agent’s own rights, duties, liabilities or immunities under this Indenture or otherwise.
Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture or amendment or supplement to any Indenture Document. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture or amendment becomes effective, the Company shall deliver to the Holders (with a copy to the Trustee) a notice briefly describing such supplemental indenture or amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture or amendment.
Section 10.03Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture or any other Indenture Document of the Trustee, the Collateral Agent, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s request and expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture or any other Indenture Document contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.09) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee and Collateral Agent . In addition to the documents required by Section 16.05, the Trustee and the Collateral Agent, if applicable, shall receive, and the Trustee and the Collateral Agent shall join in any supplemental indenture or amendment to any Security Document specified in Section 10.01 or Section 10.02 only upon receiving, an Officer’s Certificate and an Opinion of Counsel to the effect that any supplemental indenture or amendment to any Security Document executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and the Security Documents and all the conditions precedent thereunder with respect thereto have been satisfied, and that the supplemental indenture or amendment constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms and that such amendments, supplements or other instruments have been duly executed, filed and recorded in such jurisdictions as may be required by applicable law (subject to the limitations set forth in this Indenture and the other Indenture Documents) to preserve and protect the Lien on the Collateral owned by or transferred to the surviving Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions.

Article 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
Section 11.01Company May Consolidate, Etc. on Certain Terms.

(a)Subject to the provisions of Section 11.03, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its consolidated properties and assets to another Person, in one transaction or a series of related transactions, unless:
(i)the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume by supplemental indenture all of the obligations of the Company under the Notes and this Indenture and each other Indenture Document;
(ii)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture;
(iii)if the Company is not the Successor Company, the Successor Company shall have delivered to the Trustee and Collateral Agent an Officer’s Certificate and Opinion of Counsel, each (x) stating that such consolidation, merger, sale, conveyance, transfer or lease complies with this Indenture and (y) satisfying the requirements of Article 10 herein; and
(iv)to the extent the Company is not the Successor Company, (x) each Subsidiary Guarantor (other than (x) any Subsidiary Guarantor that pursuant to the terms of Section 17.06 shall be released from its obligations under its Note Guarantee in connection with such transactions and (y) any Subsidiary Guarantor that is a party to the transactions in this Section 11.01, in which case Section 11.02 shall apply) shall have by supplemental indenture confirmed that its Note Guarantee (other than any Note Guarantee that pursuant to the terms of Section 17.06 shall be discharged or terminated in connection with such transactions) shall apply to the Successor Company’s obligations in respect of this Indenture and the Notes shall have by written agreement confirmed that its obligations under the other Indenture Documents shall continue to be in effect and (y) the Successor Company shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law (subject to the limitations set forth in this Indenture and the other Indenture Documents) to preserve and protect the Liens on the Collateral owned by or transferred to such Successor Company, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral that may be perfected by the filing of a financing statement or similar document under the UCC or other similar statute or regulation of the relevant statutes or jurisdictions.
For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, in one transaction or a series of related transactions, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the consolidated properties and assets of the Company to another Person.
Section 11.02Subsidiary Guarantors May Consolidate, Etc. on Certain Terms.

(a)The Company shall not permit any Subsidiary Guarantor to, and no Subsidiary Guarantor shall, consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, in one transaction or a series of related transactions, unless:
(i)immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing under this Indenture;
(ii)either:
(1)unless the provisions of Section 17.06 of this Indenture result in the release of the Note Guarantee by such Subsidiary Guarantor in connection with such consolidation, merger or sale conveyance, transfer or lease, the Person acquiring the assets in any such sales, conveyance, transfer or lease or the Person formed by or surviving any such consolidation or merger (any such Person, a “Surviving Guarantor”), subject to limitations customary in foreign jurisdictions with respect to any Surviving Guarantor that is a Foreign Subsidiary, expressly assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, executed and delivered to the Trustee and Collateral Agent, all of such Subsidiary Guarantor’s obligations under the Notes, this Indenture and the other Indenture Documents and causes such amendments, supplements, or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law (subject to the limitations set forth in this Indenture and the other Indenture Documents) to preserve and protect the Lien on the Collateral owned by or transferred to the Surviving Guarantor, subject to limitations customary in foreign jurisdictions with respect to any Surviving Guarantor that is a Foreign Subsidiary, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions subject to limitations customary in foreign jurisdictions with respect to any Surviving Guarantor that is a Foreign Subsidiary; or
(2)if the provisions of Section 17.06 of this Indenture result in the release of the Note Guarantee by such Subsidiary Guarantor in connection with such consolidation, merger or sale, conveyance, transfer or lease, (x) such sale, conveyance, transfer or lease is otherwise permitted under this Indenture and (y) if such Subsidiary Guarantor is merging with or into or consolidating with the Company or another Subsidiary Guarantor wherein the Company or such other Subsidiary Guarantor, as applicable, is the surviving Person in such merger or consolidation or such Subsidiary Guarantor is transferring all or substantially all of its assets to the Company or another Subsidiary Guarantor, the Company or such other Subsidiary Guarantor, as applicable, causes such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law (subject to the limitations set forth in this Indenture and the other Indenture Documents) to preserve and protect the Lien on the Collateral owned by or transferred to the Company or such other Subsidiary Guarantor, subject to limitations customary in foreign jurisdictions with respect to any Surviving Guarantor that is a Foreign Subsidiary, as applicable together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions subject to limitations customary in foreign jurisdictions with respect to any Surviving Guarantor that is a Foreign Subsidiary; and
(iii)the Company shall have delivered to the Trustee and Collateral Agent an Officer’s Certificate and Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with this Indenture and, in such transaction in which there is a Surviving Guarantor, that such supplemental indenture and other amendments and supplements are authorized or permitted by this Indenture and the other Indenture Documents and an Opinion of Counsel stating that the supplemental indenture is the valid and binding obligation of the surviving Person, subject to customary exceptions and subject to limitations customary in foreign jurisdictions with respect to any Surviving Guarantor that is a Foreign Subsidiary.
Section 11.03Successor Company or Surviving Guarantor to Be Substituted.

(a)In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company (if other than the Company) by supplemental indenture, executed and delivered to the Trustee and the Collateral Agent and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest and any applicable Notes Premium on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture and the other Indenture Documents to be performed by the Company, all in accordance with Section 11.01, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the consolidated properties and assets of the Company, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and may thereafter exercise every right and power of, the Company under this Indenture and each other Indenture Document. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture and each other Indenture Document prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture, the Notes and each other Indenture Document.
(b)In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by a Surviving Guarantor (if not the applicable Subsidiary Guarantor) by supplemental indenture, executed and delivered to the Trustee and the Collateral Agent and satisfactory in form to the Trustee, of the due and punctual performance of all of the covenants and conditions of this Indenture and the other Indenture Documents to be performed by the applicable Subsidiary Guarantor, all in accordance with Section 11.02, such Surviving Guarantor (if not the applicable Subsidiary Guarantor) shall succeed to and, except in the case of a lease of all or substantially all of the consolidated properties and assets of the applicable Subsidiary Guarantor, shall be substituted for the applicable Subsidiary Guarantor with the same effect as if it had been named herein as the party of the first part, and may thereafter exercise every right and power of the applicable Subsidiary Guarantor under this Indenture and each other Indenture Document.

(c)In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
Section 11.04Officer’s Certificate and Opinion of Counsel to Be Given to Trustee. No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive (and shall be conclusively entitled to rely upon) an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent in this Article 11 to such transaction and any related supplemental indenture have been satisfied and that the supplemental indenture is the valid, binding obligations of the Successor Company, enforceable against such Successor Company in accordance with its terms, such Opinion of Counsel to be subject to customary exceptions.

Article 12
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS
Section 12.01Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or any accrued and unpaid interest and any applicable Notes Premium on any Note or Note Guarantee, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, any Subsidiary of the Company or any of their respective Affiliates in this Indenture or in any supplemental indenture or in any Note, Notes Guarantee or any other Indenture Document, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary (other than any Subsidiary Guarantor), as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, any Subsidiary of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes and Notes Guarantees.

Article 13
SECURITY
Section 13.01Security Interest; Collateral Agent. The due and punctual payment of the principal (including the Redemption Price, Fundamental Change Repurchase Price or the Asset Sale Offer Repurchase Price, if applicable) of, and accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) and any applicable Notes Premium (to the extent not duplicative of the foregoing) on, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption, prepayment, demand or otherwise, and interest on the overdue principal (including the Redemption Price, Fundamental Change Repurchase Price or the Asset Sale Offer Repurchase Price, if applicable) of, and accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) and any applicable Notes Premium (to the extent not duplicative of the foregoing) on, the Notes and performance of all other obligations of the Company and the Subsidiary Guarantors to the Holders, the Trustee and the Collateral Agent under this Indenture, the Notes and the Note Guarantees, according to the terms hereunder or thereunder, are secured as provided in the Security Documents.

(a)Each Holder of Notes, by its acceptance thereof, and the Trustee hereby appoints U.S. Bank Trust Company, National Association, as Collateral Agent, and consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral and authorizing the Collateral Agent to enter into any Security Document on its behalf) and any Intercreditor Agreement, in each case, as the same may be in effect or may be amended or otherwise modified from time to time in accordance with their terms and this Indenture, and authorizes and directs the Collateral Agent to enter into the Intercreditor Agreements and the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Collateral Agent shall be entitled to all rights, privileges, immunities and protections of the Trustee set forth in this Indenture, including but not limited to the right to be compensated, reimbursed and indemnified under

Section 7.06, in the acceptance, execution, delivery and performance of its role as Collateral Agent hereunder and under the Intercreditor Agreements and the Security Documents as though fully set forth therein. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the Collateral Agent shall not have any duties or responsibilities hereunder nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Intercreditor Agreements and the Security Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)The Company consents and agrees to be bound, and, subject to Section 13.05, to cause the Subsidiary Guarantors to consent and agree to be bound by the terms of the Intercreditor Agreements and the Security Documents, as the same may be in effect from time to time, and agrees to perform its, and to cause the Subsidiary Guarantors to perform their, obligations thereunder in accordance therewith. The Company will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and the Company will, and, subject to Section 13.05, the Company will cause each Subsidiary Guarantor to, do or cause to be done all such acts and things as may be required by the provisions of the Security Documents to assure and confirm to the Trustee that the Collateral Agent holds for the benefit of the Collateral Agent, the Trustee and the Holders duly created, enforceable and perfected Liens as contemplated by the Intercreditor Agreements and the Security Documents or any part thereof, as from time to time constituted.
(c)Neither the Trustee nor the Collateral Agent shall (i) be liable for any action taken or omitted to be taken by it under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction) or under or in connection with any Intercreditor Agreement or any Security Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any Affiliate of the Company, or any officer or Affiliate thereof, contained in this Indenture, any Intercreditor Agreement, any Security Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreements or the Security Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Intercreditor Agreements or the Security Documents, or for any failure of any other party to this Indenture, the Intercreditor Agreements or the Security Documents to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Intercreditor Agreements or the Security Documents or to inspect the properties, books, or records of the Company or any of its Affiliates.
(d)The Holders of the Notes, by accepting a Note, hereby appoint the Collateral Agent as agent with representative powers (mandatario con rappresentanza) of the Holders of the Notes pursuant to article 1704 of the Italian Civil Code (the “Security Representative”) including, without limitation, for the purposes of (i) executing, confirming, extending, amending and/or releasing (as applicable), in their name and on their behalf, any Italian law Security Document (including the Italian Pledge) in customary forms as determined by the Company in good faith (as evidenced by an Officer’s Certificate) and (ii) entitling it to exercise in the name and on behalf of itself, the Trustee and the Holders of the Notes all their rights (including any rights before any court and judicial proceedings) relating to the security interests created pursuant to the Italian law Security Documents (including the Italian Pledge).
(e)Each Holder of the Notes from time to time, by accepting a Note, shall be deemed:
(i)to have agreed to appoint, and accepted the appointment of, the Collateral Agent as the Security Representative; and

(ii)to have agreed and acknowledged that the Collateral Agent will administer the Italian Collateral in accordance with the Intercreditor Agreement, this Indenture and the relevant Security Documents.
(f)The Collateral Agent hereby accepts its appointment as the Security Representative under the Security Documents, and its authorization to so act on such Holders’ and the Trustee’s behalf (including in its capacity as mandatario con rappresentanza).
(g)No provision of this Indenture, any Intercreditor Agreement or any Security Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders or the Trustee if it shall have reasonable grounds for believing that repayment of such funds is not assured to it. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.
(h)Subject to Section 13.05 hereof, in each case that the Collateral Agent may or is required hereunder to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder, under any Intercreditor Agreement or under any Security Document, the Collateral Agent may seek direction from the Trustee or Holders of a majority in aggregate principal amount of the then outstanding Notes, as applicable. Neither the Trustee nor the Collateral Agent shall be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders. Subject to Section 16.05 hereof, if the Trustee or the Collateral Agent shall request direction from the Holders, with respect to any Action, the Trustee and the Collateral Agent shall be entitled to refrain from such Action unless and until the Trustee or Collateral Agent, as applicable, shall have received direction from Holders of a majority in aggregate principal amount of the then outstanding Notes, and neither the Trustee nor the Collateral Agent shall incur liability to any Person by reason of so refraining.
(i)The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee, a Holder or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or Holders of a majority in aggregate principal amount of the then outstanding Notes, as applicable.
(j)Beyond the exercise of reasonable care in the custody thereof, neither the Trustee nor the Collateral Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each of the Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent, as applicable, in good faith.

(k)Each successor Trustee may become the successor Collateral Agent as and when the successor Trustee becomes the Trustee.
Section 13.02Recording and Opinion. The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on or within one month of December 15 of each year, commencing December 15, 2026, (a) an Opinion of Counsel to the effect that no further action was necessary to maintain the perfection of the security interest in the Collateral described in both the applicable UCC-1 financing statement and the Security Agreement, and (b) an Officer’s Certificate stating that all action required by the Security Documents to maintain and perfect or continue the perfection of the security interests created by the Security Documents have been taken, and reciting the details of such action or referring to prior Officer’s Certificates in which such details are given.

Section 13.03 Authorization of Actions to Be Taken by the Trustee or the Collateral Agent Under the Intercreditor Agreements and the Security Documents.
(a)Subject to the provisions of Section 7.01, the Intercreditor Agreements and the terms of the Security Documents, the Trustee may (but shall have no obligation to), in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders of Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to:
(i)enforce any of the terms of the Intercreditor Agreements and the Security Documents; and
(ii)collect and receive any and all amounts payable in respect of the obligations of the Company and the Subsidiary Guarantors under this Indenture, the Notes, the Intercreditor Agreements and the Security Documents.
(b)Subject to the provisions of this Indenture, the Intercreditor Agreements and the Security Documents, the Trustee and/or the Collateral Agent will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of this Indenture, the Intercreditor Agreements or the Security Documents, and such suits and proceedings as may be necessary to preserve or protect the interests of the Trustee, the Collateral Agent and the interests of the Holders of Notes in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest under the Security Documents or be prejudicial to the interests of the Holders or of the Trustee and/or the Collateral Agent).
Section 13.04Authorization of Receipt of Funds by the Trustee Under the Security Documents and the Intercreditor Agreements.  The Trustee and/or the Collateral Agent is authorized to receive any funds for the benefit of the Collateral Agent and the Holders distributed under the Security Documents or the Intercreditor Agreements, and to make further distributions of such funds to the Holders according to the provisions of this Indenture with respect to the Collateral.

Section 13.05Termination of Security Interest; Release of Collateral.

(a)Collateral will be released automatically from the Liens securing the Notes Obligations of the Company and the Subsidiary Guarantors under this Indenture, the Notes, the Note Guarantees and the Security Documents without the consent or further action of any Person:
(i)in whole or in part, as applicable, upon the sale, transfer or other disposition of such property or assets (including a disposition resulting from eminent domain, condemnation or similar circumstances) by the Company or any Subsidiary Guarantor if (but only if) (x) such disposition is permitted pursuant to this Indenture and the Security Documents and complies with any applicable provisions of Section 4.13; (y) such disposition does not constitute the sale, conveyance, transfer or lease by the Company or any Subsidiary Guarantor of all or substantially all of its consolidated properties and assets to another Person, in one transaction or a series of related transactions; and (z) the Company has delivered to the Trustee and the Collateral Agent an Officer’s Certificate and Opinion of Counsel stating that such disposition complies with the provisions of this Section 13.05;
(ii)with the consent of Holders of a majority in aggregate principal amount of the then outstanding Notes (or, in the case of a release of all or substantially all of the Collateral from the Liens securing the Notes, the consent of all Holders);
(iii)with respect to any Collateral securing the Note Guarantee of any Subsidiary Guarantor, when the Note Guarantee of such Subsidiary Guarantor is released in accordance with the terms of Section 17.06(a) (except for a release of a Note Guarantee of a Subsidiary Guarantor pursuant to clause (ii) or clause (iii) of Section 17.06(a)); or
(iv)in accordance with the applicable provisions of the Intercreditor Agreements and the Security Documents.
(b)Neither the Trustee nor the Collateral Agent shall have any duty or liability for determining the Company’s compliance with this Section 13.05, but instead may rely on the Officer’s Certificates issued by the Company under this Section 13.05.
(c)The security interests granted under this Indenture and all Security Documents will terminate upon the full and final payment and performance of all Notes Obligations (other than contingent indemnification obligations for which no claim has been made) of the Company and any other obligors, if any and as applicable, under this Indenture, the Notes, the Note Guarantees and the Security Documents.
(d)The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof or affect the Lien of this Indenture or the Security Documents if and to the extent the Collateral is released pursuant to this Indenture or the Security Documents or upon the satisfaction and discharge of this Indenture. For the avoidance of doubt, the requirements of Section 314(d) of the Trust Indenture Act shall not apply to any release of the Collateral.
(e)Subject to the Intercreditor Agreements, upon such release or any release of Collateral or any part thereof in accordance with the provisions of this Indenture or the Security Documents, upon the request and at the sole cost and expense of the Company and the Subsidiary Guarantors, the Trustee shall direct the Collateral Agent to and upon such request and direction, the Collateral Agent shall:
(i)assign, transfer and deliver to the Company or the applicable Subsidiary Guarantor, as the case may be, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Collateral or any part thereof to be released as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms of the Intercreditor Agreements and the Security Documents;
(ii)execute and deliver UCC financing statement amendments or releases (which shall be prepared by the Company or any Subsidiary Guarantor) to the extent necessary to delete such Collateral or any part thereof to be released from the description of assets in any previously filed financing statements; and
(iii)execute and deliver such documents, instruments or statements (which shall be prepared by the Company) and take such other action as the Company may request to cause to be released and reconveyed to the Company, or the applicable Subsidiary Guarantor, as the case may be, such Collateral or any part thereof to be released and to evidence or confirm that such Collateral or any part thereof to be released has been released from the Liens of each of this Indenture and each of the Security Documents.

Section 13.06Maintenance of Collateral. The Company shall, and shall cause each of its Subsidiaries to keep and maintain the Collateral and all properties material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, in good working order and condition (ordinary wear and tear and casualty and condemnation excepted), except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries’ businesses, taken as a whole; provided, that nothing in this Section 13.06 shall prevent the Company or any Subsidiary from discontinuing the maintenance of any of such property if such discontinuance is, in the judgment of the Company, desirable to the conduct of the business of the Company and its Subsidiaries, taken as a whole.

Section 13.07Collateral Agent.
(a)Each Holder agrees that any action taken by the Collateral Agent in accordance with the provisions of this Indenture and the Security Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Security Documents, or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)The Collateral Agent may perform any of its duties under this Indenture or the Security Documents by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel (absent gross negligence or willful misconduct as determined in an non-appealable judgment by a court of competent jurisdiction). The Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.
(c)The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it in good faith to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other grantor), independent accountants and other experts and advisors selected by the Collateral Agent (absent gross negligence or willful misconduct as determined in an non-appealable judgment by a court of competent jurisdiction). The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. Except as otherwise expressly provided herein, the Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture or the Security Documents unless it shall first receive such advice or concurrence of the Trustee or Holders of a majority in aggregate principal amount of the then outstanding Notes, as applicable, and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or the Security Documents in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.
(d)The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee, a Holder or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or Holders of a majority in aggregate principal amount of the then outstanding Notes, as the case may be (subject to this Section 13.07 and the Intercreditor Agreements).
(e)The Collateral Agent may (i) resign at any time by 30 days’ written notice to the Trustee and the Company or (ii) be removed at any time by 30 days’ written notice to the Trustee, the Collateral Agent and the Company from Holders of a majority in aggregate principal amount of the then outstanding Notes, such resignation or removal to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns or is removed under this Indenture, Holders of a majority in aggregate principal amount of the then outstanding Notes, in consultation with the Company, shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation or removal of the Collateral Agent (as stated in the notice of resignation or removal), the Trustee may appoint a successor collateral agent in consultation with the Company. If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation or removal, as applicable) the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 13.07 (and Section 7.06 and 7.13 hereof) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation or removal be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.
(f)U.S. Bank Trust Company, National Association shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.
(g)The Collateral Agent is authorized and directed to (i) enter into the Security Documents and Intercreditor Agreements to which it is party, whether executed on or after the date of this Indenture, (ii) make the representations of the Holders set forth in the Security Documents, (iii) bind the Holders on the terms as set forth in the Security Documents, and (iv) perform and observe its obligations under the Security Documents and the Intercreditor Agreements.
(h)If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Notes Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture, the Security Documents and the Intercreditor Agreements.
(i)Subject to the Intercreditor Agreements, the Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession. Subject to the Intercreditor Agreements, should the Trustee obtain possession of any such Collateral, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.
(j)The Collateral Agent (and the Trustee) shall have no obligation whatsoever to the Trustee (in the case of the Collateral Agent) or any of the Holders to assure that the Collateral exists or is owned by any grantor or is cared for, protected or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any Security Document other than pursuant to the instructions of Holders of a majority in aggregate principal amount of the then outstanding Notes or as otherwise provided in the Security Documents.
(k)No provision of this Indenture or any Security Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) unless it shall have received indemnity satisfactory to the Collateral Agent and the Trustee against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause (k) if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.
(l)The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreements and the Security Documents or instruments referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel (absent gross negligence or willful misconduct as determined in a non-appealable judgment by a court of competent jurisdiction). The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.
(m)[Reserved].
(n)The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other grantor under this Indenture and the Security Documents. The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Security Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Notes Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Notes Obligations under this Indenture and the Security Documents. The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture and any Security Documents. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture and the Security Documents unless expressly set forth hereunder or thereunder. The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture and the Security Documents.
(o)The parties hereto and the Holders hereby agree and acknowledge that neither the Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Security Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral.
(p)Subject to Section 10.02, upon the receipt by the Collateral Agent of a written request of the Company signed by an Officer (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document or amendment or supplement thereto to be executed after the date of this Indenture; provided, that the Collateral Agent shall not be required to execute or enter into any such Security Document which, in the Collateral Agent’s reasonable opinion, is reasonably likely to adversely affect the rights, duties, liabilities or immunities of the Collateral Agent or that the Collateral Agent determines is reasonably likely to involve the Collateral Agent in personal liability. Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 13.07(p), and (ii) instruct the Collateral Agent to execute and enter into such Security Document. Other than as set forth in this Indenture, any such execution of a Security Document shall be at the direction and expense of the Company, upon delivery to the Collateral Agent of an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Security Documents (subject to the first sentence of this Section 13.07(p)).
(q)Subject to the provisions of the applicable Security Documents and the Intercreditor Agreements, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Security Documents and any Intercreditor Agreement to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable. Each Holder, by acceptance of the Notes, authorizes and directs the Trustee to execute and deliver the Intercreditor Agreements and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof.
(r)[Reserved].
(s)The Collateral Agent is authorized to receive any funds for the benefit of the Collateral Agent, the Trustee and the Holders distributed under the Security Documents or the Intercreditor Agreements and to the extent not prohibited under any Intercreditor Agreement for turnover to the Trustee to make further distributions of such funds to the Collateral Agent, the Trustee and the Holders in accordance with the provisions of Section 6.05 and the other provisions of this Indenture.
(t)In each case that the Collateral Agent may or is required hereunder or under any Security Document or under any Intercreditor Agreement to take any Action, including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document, the Collateral Agent may seek direction from Holders of a majority in aggregate principal amount of the then outstanding Notes. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Collateral Agent shall request direction from the Holders with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from Holders of a majority in aggregate principal amount of the then outstanding Notes and the Collateral Agent shall not incur liability to any Person by reason of so refraining.
(u)Notwithstanding anything to the contrary in this Indenture or in any Security Document, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the Security Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.
(v)Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Subsidiary Guarantors, other than as set forth in this Indenture, it may require an Officer’s Certificate and an Opinion of Counsel. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion (absent gross negligence or willful misconduct as determined in a non-appealable judgment by a court of competent jurisdiction).
(w)Notwithstanding anything to the contrary contained herein, the Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee with respect to the Security Documents and the Collateral, except as otherwise expressly set forth in the Intercreditor Agreements.
(x)Notwithstanding any other provision hereof, neither the Collateral Agent nor the Trustee shall have any duties or obligations hereunder or under any Intercreditor Agreement or any other Security Document except those expressly set forth herein or therein. Without limiting the generality of the foregoing, in the event that the Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s or the Trustee’s sole discretion may cause it to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause it to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent and the Trustee each reserves the right, instead of taking such action, to either resign as set forth herein or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Collateral Agent nor the Trustee shall be liable to any person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for the Collateral to be possessed, owned, operated or managed by any person other than the Company or a Subsidiary Guarantor, the Collateral Agent or Trustee, as applicable and as directed by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, shall appoint an appropriately qualified person who the Collateral Agent or Trustee, as applicable, shall designate to possess, own, operate or manage, as the case may be, the Collateral.
(y)The rights, privileges, benefits, immunities, indemnities and other protections given to the Trustee under this Indenture are extended to, and shall be enforceable by, the Collateral Agent as if the Collateral Agent were named as the Trustee herein and the Security Documents were named as this Indenture herein. The Collateral Agent shall be entitled to compensation, reimbursement and indemnity as set forth in Section 7.06, as if references therein to Trustee were references to Collateral Agent.
Article 14
REPURCHASE OF NOTES UPON A FUNDAMENTAL CHANGE
Section 14.01[Reserved].

Section 14.02Repurchase of Notes Upon a Fundamental Change.
(a)If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof properly surrendered and not validly withdrawn pursuant to Section 14.03 in an Authorized Denomination, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 15 nor more than 19 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the aggregate principal amount thereof, plus the Fundamental Change Repurchase Premium, plus any accrued and unpaid interest thereon at the full amount of Stated Interest (including both the cash interest and PIK Interest portions thereof) to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided, however, that if the Fundamental Change Repurchase Date falls after an Interest Record Date but on or prior to the Interest Payment Date to which such Interest Record Date relates, then (i) the Company shall instead pay, on such Interest Payment Date, to the Holder of record as of the close of business on such Interest Record Date the full amount of accrued and unpaid interest at the full amount of Stated Interest (including both the cash interest and PIK Interest portions thereof) that would have accrued on such Notes to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Notes remained outstanding through such Interest Payment Date), and (ii) the Holder of such Notes to be repurchased on the Fundamental Change Repurchase Date will be entitled to receive the Fundamental Change Repurchase Price in cash in an amount equal to 100% of the aggregate principal amount of Notes to be repurchased pursuant to this Section 14.02, plus the Fundamental Change Repurchase Premium on such Notes. Any Notes so repurchased by the Company shall be paid for in cash.
(b)Repurchases of Notes under this Section 14.02 shall be made, at the option of the Holder thereof, upon:
(i)delivery to the Paying Agent by a Holder of a duly completed written notice (the “Fundamental Change Repurchase Notice”) in the form of the Form of Fundamental Change Repurchase Notice, if the Notes are Physical Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and
(ii)delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent on or before the first Business Day preceding the Fundamental Change Repurchase Date (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.
The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:
(i)in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;
(ii)the portion of the principal amount of Notes to be repurchased, which must be in an Authorized Denomination; and
(iii)that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;
provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 14.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 14.03.
The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
(c)On or before the 10th Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the resulting repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures. Each Fundamental Change Company Notice shall specify:
(i)the events causing the Fundamental Change;
(ii)the effective date of the Fundamental Change;
(iii)the amount of principal and accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) and any applicable Fundamental Change Repurchase Premium payable on each $1,000 principal amount of Notes on the Fundamental Change Repurchase Date;
(iv)the Fundamental Change Repurchase Date;
(v)the name and address of the Paying Agent;
(vi)that on the Fundamental Change Repurchase Date, the principal and accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) on the Notes will become due and payable upon each Note to be repurchased, and that, except in the circumstances specified in the proviso to Section 14.02(a), interest thereon shall cease to accrue on and after the Fundamental Change Repurchase Date;

(vii)the procedures that Holders must follow to require the Company to repurchase their Notes;
(viii)the place or places where such Notes are to be surrendered for payment of the principal and accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) and Fundamental Change Repurchase Premium on the Notes;
(ix)the CUSIP, ISIN or other similar numbers, if any, assigned to the Notes.
No failure of the Company to give the foregoing notices and no defect therein shall limit or affect the maturity of the Notes pursuant to this Section 14.02.
At the Company’s request, given at least five days prior to the date the Fundamental Change Company Notice is to be sent to the Holders (or such shorter period as agreed by the Trustee), the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.
Simultaneously with providing such notice, the Company shall publish a press release containing this information or publish the information on the Company’s website or through such other public medium as the Company may use at that time.
(d)Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the aggregate principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
(e)Notwithstanding anything to the contrary in this Indenture, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 14, and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 14.
Section 14.03Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 14.03 at any time prior to the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date, specifying:

(a)the aggregate principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be in an Authorized Denomination;
(b)if Physical Notes have been issued, the certificate numbers of the Notes in respect of which such notice of withdrawal is being submitted, and
(c)the aggregate principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which must be in an Authorized Denomination;

provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures.
Section 14.04Deposit of Fundamental Change Repurchase Price.

(a)The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 14.02(b)) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 14.02(b) by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
(b)If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to pay the Fundamental Change Repurchase Price of the Notes to be repurchased on the Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Indenture, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive (x) the Fundamental Change Repurchase Price and (y) to the extent not included in the Fundamental Change Repurchase Price as specified in the proviso to Section 14.02(a), accrued and unpaid interest, if applicable).
(c)Upon surrender of a Note that is to be repurchased in part pursuant to Section 14.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an Authorized Denomination equal in principal amount to the unrepurchased portion of the Note surrendered.
Section 14.05Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer pursuant to this Article 14, the Company will, if required:
(a)comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;
(b)file a Schedule TO or any other required schedule under the Exchange Act; and
(c)otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;
in each case, so as to permit the rights and obligations under this Article 14 to be exercised in the time and in the manner specified in this Article 14.
Article 15
OPTIONAL REDEMPTION
Section 15.01Optional Redemption. No sinking fund is provided for the Notes. For the avoidance of doubt, subject to the 1L/2L Intercreditor Agreement, the Company may (subject to Section

15.04) redeem at any time or from time to time (an “Optional Redemption”) for cash all or any portion of the Notes, selected in accordance with Section 15.02, on a pro rata basis, at the Redemption Price. For the avoidance of doubt, any redemption of the Notes in connection with a transaction that results in a Fundamental Change will be deemed to require payment of the Fundamental Change Repurchase Price under Section 14.02 and not a voluntary prepayment under this Article 15.

Section 15.02Notice of Optional Redemption; Selection of Notes. In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 15.01 it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 5 calendar days prior to date such notice is to be sent (or such shorter period as shall be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Redemption (a “Redemption Notice”) not less than 45 nor more than 60 calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part; provided, however, that, if the Company shall give such Redemption Notice to the Holders of the Notes, it shall also deliver a copy to the Trustee. The Redemption Date must be a Business Day.

(a)The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.
(b)Each Redemption Notice shall specify:
(i)the Redemption Date;
(ii)the Redemption Price;
(iii)that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that, except in the circumstances specified in the third sentence of Section 15.03(a), interest thereon, if any, shall cease to accrue on and after the Redemption Date;
(iv)the place or places where such Notes are to be surrendered for payment of the Redemption Price;
(v)the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and
(vi)in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.
A Redemption Notice shall be irrevocable.
(c)If fewer than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of a Global Note or the Notes in certificated form to be redeemed in Authorized Denominations by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate or, in the case of Global Notes, in accordance with the applicable procedures of the Depositary.
Section 15.03Payment of Notes Called for Redemption.
(a)If any Redemption Notice has been given in respect of the Notes in accordance with Section 15.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price. If any Redemption Date is after an Interest Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the close of business on such Interest Record Date will be entitled, notwithstanding such Optional Redemption, to receive, on such Interest Payment Date the unpaid interest at the full amount of Stated Interest (including both the cash interest and PIK Interest portions thereof) that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Holder of such Note on the Redemption Date will be entitled to receive the Redemption Price on the Redemption Date.
(b)On or prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.
Section 15.04Restrictions on Redemption. The Company may not redeem any Notes on any date (i) if the aggregate principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes) or (ii) at any time during the period from and after the Company first announces or otherwise becomes aware of, or engages in any negotiation in respect of, any proposed Fundamental Change to and including the Business Day after the related Fundamental Change Repurchase Date.

Article 16
MISCELLANEOUS PROVISIONS
Section 16.01Provisions Binding on Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not. All agreements of the Trustee and the Collateral Agent in this Indenture will bind its successors. All agreements of each Subsidiary Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 17.06.

Section 16.02Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 16.03Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee, the Collateral Agent or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served (1) electronically in PDF format and (2) by overnight courier or by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is delivered by the Company to the Trustee and the Collateral Agent) to LivePerson, Inc., 530 7th Ave, Floor M1, New York, NY 10018; Attention: Corporate Secretary; Email: legal@liveperson.com, upon actual receipt by the Company electronically in PDF format. Any notice, direction, request or demand hereunder to or upon the Trustee or the Collateral Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format, whether sent by mail or electronically, upon actual receipt by the Trustee or the Collateral Agent, as applicable.

The Trustee and the Collateral Agent, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures and shall be sufficiently given to it if so delivered within the time prescribed.
Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Section 16.04Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE AND EACH OTHER INDENTURE DOCUMENT (EXCEPT AS EXPRESSLY SET FORTH THEREIN), AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE AND EACH OTHER INDENTURE DOCUMENT (EXCEPT AS EXPRESSLY SET FORTH THEREIN), SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes, the Trustee and the Collateral Agent, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture, the Notes or any other Indenture Document may be brought in the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.
The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture or any other Indenture Document brought in the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
Section 16.05Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee and Collateral Agent. Upon any application or demand by the Company to the Trustee or Collateral Agent to take any action under any of the provisions of this Indenture or any other Indenture Document, the Company shall furnish to the Trustee and the Collateral Agent, if applicable, an Officer’s Certificate and, if requested by the Trustee or the Collateral Agent, as applicable, an Opinion of Counsel stating that all conditions precedent (including any covenants, compliance with which constitutes a condition precedent) to such action in this Indenture or any other Indenture Document have been complied with; provided, that no Opinion of Counsel shall be required to be delivered in connection with the removal of the restricted CUSIP of the Restricted Securities to an unrestricted CUSIP pursuant to the Applicable Procedures upon the Notes becoming freely tradable by non-Affiliates of the Company under Rule 144, unless a new Note is to be issued and authenticated (in which case the Opinion of Counsel required by Section 2.04 shall be delivered); provided further that no Opinion of Counsel shall be required to be delivered in connection with a request by the Company that the Trustee deliver a notice to Holders under the Indenture where the Trustee receives an Officer’s Certificate with respect to such notice. With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee or Collateral Agent, as applicable, with respect to conditions precedent under this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such conditions have been complied with; and (d) a statement that all conditions precedent thereto have been complied with.
Notwithstanding anything to the contrary in this Section 16.05, if any provision in this Indenture specifically provides that the Trustee or the Collateral Agent, as applicable, shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee, Collateral Agent or the Company hereunder, the Trustee or the Collateral Agent, as applicable, shall be entitled to such Opinion of Counsel.
Section 16.06Legal Holidays. In any case where any payment is due on any date, including, without limitation, any Interest Payment Date, any Redemption Date, any Asset Sale Offer Repurchase Date, Fundamental Change Repurchase Date or the Maturity Date, and such date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 16.07Benefits of Indenture. Nothing in this Indenture or in the Notes or any other Indenture Document, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Custodian, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture or any other Indenture Document.

Section 16.08Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.09Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 4.13(b)(x), Section 14.04(c) and Section 10.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 16.09, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.
Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 16.09, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.
The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.
The provisions of Section 7.02, Section 7.03, Section 7.04, Section 7.06, Section 8.03 and this Section 16.09 shall be applicable to any authenticating agent.
If an authenticating agent is appointed pursuant to this Section 16.09, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.
By:
Authorized Signatory
Section 16.10Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic means shall be deemed to be their original signatures for all purposes. Unless otherwise provided herein, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, notwithstanding anything herein to the contrary, neither the Trustee nor the Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee and Collateral Agent, if applicable, pursuant to reasonable procedures approved by the Trustee and Collateral Agent, if applicable. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee and Collateral Agent, if applicable, acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 16.11Severability. In the event any provision of this Indenture or in the Notes or any other Indenture Document shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 16.12Waiver of Jury Trial. EACH OF THE COMPANY, THE TRUSTEE, EACH OF THE SUBSIDIARY GUARANTORS AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR ANY OTHER INDENTURE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 16.13Force Majeure. In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and the Collateral Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 16.14Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of the Redemption Price, any accrued interest payable on the Notes, PIK Interest and any applicable Notes Premium of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders and the Trustee. The Company shall provide a schedule of its calculations to each of the Trustee, and the Paying Agent, and each of the Trustee, the Paying Agent and the Collateral Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Company will forward the Company’s calculations to any Holder upon the written request of that Holder.

Section 16.15U.S.A. PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee and the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Agent. The parties to this Indenture agree that they will provide the Trustee and the Collateral Agent with such information as it may request in order for the Trustee and the Collateral Agent to satisfy the requirements of the U.S.A. Patriot Act.

Section 16.16Interpretation. Neither this Indenture nor the Notes nor any other Indenture Document may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes or any other Indenture Document.

Section 16.171L/2L Intercreditor Agreement Controls. For the avoidance of doubt, in the event of conflict between the 1L/2L Intercreditor Agreement, on the one hand, and this Indenture or any of the other Indenture Documents, on the other hand, the 1L/2L Intercreditor Agreement shall govern.

Article 17
GUARANTEES
Section 17.01Note Guarantee.
(a)Subject to this Article 17, each of the Subsidiary Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior subordinated basis, to each Holder, the Trustee and the Collateral Agent and each of their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of and accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) and any applicable Notes Premium on each of the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest (including both the cash interest and PIK Interest portions thereof) and any applicable Notes Premium on the Notes, if any, if lawful, and all other obligations of the Company to the Holders, the Trustee or the Collateral Agent hereunder or thereunder shall be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b)Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver, amendment or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment in full of all of the obligations of the Company hereunder or under the Notes). Each Subsidiary Guarantor hereby waives, to the fullest extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations (other than contingent indemnity obligations under Section 7.06) contained in the Notes, the Security Documents and this Indenture, or by release in accordance with the provisions of this Indenture.
(c)If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Subsidiary Guarantors, any amount paid either to the Trustee, the Collateral Agent or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(d)Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Notes Obligations guaranteed hereby until payment in full of all Notes Obligations (other than contingent indemnity obligations under Section 7.06) guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (i) the maturity of the Notes Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Notes Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Notes Obligations as provided in Article 6, such Notes Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Note Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

(e)Unless terminated in accordance with Section 17.06, each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
(f)In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(g)Each payment to be made by a Subsidiary Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
(h)Neither the Company nor any Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any such Note Guarantee or any such release, termination or discharge.
(i)Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, the Collateral Agent or any Holder in enforcing any rights under this Section 17.01.
Section 17.02Limitation on Guarantor Liability. Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, the Uniform Voidable Transactions Act or any similar U.S. federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 17, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance, fraudulent transfer or voidable transaction under applicable law. Each Subsidiary Guarantor that makes a payment under its Note Guarantee shall, to the fullest extent permitted by applicable law, be entitled upon payment in full of all Note Guarantee obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with U.S. GAAP.

Section 17.03Execution and Delivery.
(a)To evidence a Note Guarantee set forth in Section 17.01, each Subsidiary Guarantor shall execute this Indenture or, if after the date hereof, a supplemental indenture pursuant to which it will agree to be a Subsidiary Guarantor and become bound by the terms of this Indenture applicable to Subsidiary Guarantors, including without limitation, this Article 17.
(b)Each Subsidiary Guarantor hereby agrees that its Note Guarantee set forth in Section 17.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(c)The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.
(d)If required by Section 4.16, the Company shall cause any newly created or acquired Subsidiary that is not an Excluded Subsidiary, or any Subsidiary previously deemed to be an Excluded Subsidiary that ceases to be an Excluded Subsidiary, to comply with the provisions of Section 4.16 and this Article 17, to the extent applicable, within (i) thirty (30) calendar days in the case of a Domestic Subsidiary and (ii) seventy-five (75) calendar days in the case of a Foreign Subsidiary, in each such case, on such applicable calendar day on which such Subsidiary that is not an Excluded Subsidiary is created or acquired or ceases to be an Excluded Subsidiary.
Section 17.04Subrogation. Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 17.01; provided, that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full (other than contingent indemnity obligations under Section 7.06).

Section 17.05Benefits Acknowledged. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 17.06Release of Note Guarantees.

(a)A Note Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and such Note Guarantee shall thereupon terminate and be discharged and of no further force and effect, and no further action by such Subsidiary Guarantor, the Company or the Trustee shall be required for the release of such Subsidiary Guarantor’s Note Guarantee:
(i)     concurrently with any permitted sale, exchange, disposition or transfer (by merger, consolidation or otherwise) of (x) any Capital Stock of such Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary of the Company or (y) all or substantially all assets of such Subsidiary Guarantor to a Person other than the Company or one of its Subsidiaries;

(ii)     subject to compliance with the provisions of Article 11, upon the merger or consolidation of such Subsidiary Guarantor with and into either the Company or any other Subsidiary Guarantor wherein the Company or such other Subsidiary Guarantor, as applicable, is the surviving Person in such merger or consolidation;

(iii)     subject to compliance with the provisions of Article 11, upon the permitted dissolution or liquidation of such Subsidiary Guarantor following the transfer of all or substantially all of its assets to either the Company or another Subsidiary Guarantor;

(iv)    with the consent of Holders of a majority in aggregate principal amount of the then outstanding Notes (or, in the case of a release of all or substantially all of the Note Guarantees, the consent of all Holders); or
(v)    upon payment in full of the aggregate amount of all Notes Obligations then outstanding and all other Note Guarantee obligations then due and owing;

provided, that no such release shall occur if such Subsidiary Guarantor continues to be a guarantor or other obligor in respect of any Junior Indebtedness or any Indebtedness of the type described in clauses (a), (b), and/or (g) of the definition of “Permitted Indebtedness”.

(b)Upon such Subsidiary Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Section 17.06 relating to such release have been complied with, at the written request, and sole cost and expense, of the Company, the Trustee (or the Collateral Agent, if applicable) shall execute and deliver any documents reasonably requested by the Company in order to evidence such release, discharge and termination in respect of the applicable Note Guarantee.
Section 17.07Foreign Currency. The Canadian Subsidiary Guarantor covenants and agrees to and in favor of each Holder and to the Trustee and Collateral Agent, if, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder, under any Note Guarantee or under the Notes in any currency (the “Original Currency”) into another currency (the “Other Currency”) the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Trustee or the Collateral Agent, as applicable, could purchase the Original Currency with the Other Currency at noon (New York time), on the second Business Day preceding that on which final judgment is given. The obligation of the Company or any Subsidiary Guarantor, as applicable, in respect of any sum due in the Original Currency from it hereunder, under any Note Guarantee or under any of the Notes shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Trustee or the Collateral Agent, as applicable, of any sum adjudged to be so due in such Other Currency the Trustee or the Collateral Agent, as applicable, may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due in the Original Currency, the Company or the Subsidiary Guarantor, as applicable, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the applicable Trustee or the Collateral Agent, as applicable, against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due in the Original Currency, the Trustee or the Collateral Agent, as applicable, agrees to remit to the Company or the Subsidiary Guarantor, as applicable, such excess.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.
LIVEPERSON, INC.

By:     /s/ John Collins
Name:     John Collins
Title:     Chief Financial Officer and Chief
Operating Officer

SUBSIDIARY GUARANTORS:

CALLINIZE, INC.
CLAIRE DEVELOPMENT, INC.
LIVEPERSON LLC

By:     /s/ John Collins
Name:     John Collins
Title:     Chief Executive Officer and President

BELLA GROUP LLC
LIVEPERSON IP HOLDING LLC

By: LivePerson, Inc., its member

By:     /s/ John Collins
Name:     John Collins
Title:     Chief Financial Officer and Chief
Operating Officer

KATO ACQUISITION SUB, INC.
LIVEPERSON AUTOMOTIVE, LLC

By:     /s/ John Collins
Name:     John Collins
Title:     President

[Signature Page to Indenture]

VOICEBASE, INC.

By:     /s/ John Collins
Name:     John Collins
Title:     Chairman of the Board

PROFICIENT SYSTEMS, INC.

By:     /s/ John Collins
Name:     John Collins
Title:     Chief Executive Officer, President and Treasurer

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee and as Collateral Agent

By: _/s/ Bradley E. Scarbrough
Name: Bradley E. Scarbrough
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]
[INCLUDE FOLLOWING LEGEND]
[THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). HOLDERS SHOULD CONTACT THE LIVEPERSON INC. TAX DEPARTMENT AT 530 7TH AVENUE, FLOOR M1, NEW YORK, NY 10018, FOR INFORMATION REGARDING: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.]
[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]
[THIS SECURITY AND THE RELATED NOTE GUARANTEES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2) AGREES FOR THE BENEFIT OF LIVEPERSON, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR THE RELATED NOTE GUARANTEES OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS, OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

LivePerson, Inc. Second Lien Senior Subordinated Secured Note due 2029

No. [●]	[Initially] $ [●][1]

CUSIP No. [ ]2
LivePerson, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]3 [ ]4, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]5 [of $[ ]]6, on December 15, 2029, together with any applicable Notes Premium, and interest thereon, payable in the form of cash interest and PIK Interest and as otherwise provided in the Indenture referred to below, until the principal and any applicable Notes Premium, together with all accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) are paid or duly provided for. The principal amount of this Note, taken together with the principal amounts of all other outstanding Notes, is limited to $115,000,000 in the aggregate at any time, subject to the issuance of (i) Additional Notes in an aggregate principal amount of up to $20,125,000, (ii) PIK Notes issuable from time to time on each Interest Payment Date in connection with the PIK Payment required to be made on such Interest Payment Date in accordance with Section 2.11 of the Indenture; and (iii) Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted under the Indenture.
This Note will accrue interest at a rate and in the manner set forth in Section 2.03(c) of the Indenture. Any accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. Interest is payable semi-annually in arrears on each March 15 or September 15, commencing on March 15, 2026, to Holders of record at the close of business on the preceding March 1 and September 1 (whether or not such day is a Business Day), respectively. Amounts due and payable in cash on this Note will be paid in the manner set forth in Section 2.03(b) of the Indenture. Amounts due and payable in PIK Notes will be paid in the manner set forth in Section 2.11 of the Indenture.
Any Defaulted Amounts shall accrue interest per annum at the rate per annum at which Stated Interest accrues (including both the cash interest and PIK Interest portions thereof) from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(e) of the Indenture.
The Company shall pay, or cause the Paying Agent to pay, the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds in lawful money of the United States of America at the time to the Depositary or its nominee, as the case may be, as the registered
1 Include if a Global Note.
2 This Note will be deemed to be identified by CUSIP No. [ ] from and after such time when the Company delivers, pursuant to Section 2.05(c) of the within-mentioned Indenture, written notice to the Trustee of the occurrence of the Resale Restriction Termination Date and the removal of the restrictive legend affixed to this Note in accordance with the Applicable Procedures.
3 Include if a Global Note.
4 Include if a physical note.
5 Include if a Global Note.
6 Include if a physical note.

Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay, or cause the Paying Agent to pay, the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its Corporate Trust Office in the continental United States of America, as a place where Notes may be presented for payment or for registration of transfer and exchange.
Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note, and any claim, controversy or dispute arising under or related to this Note, shall be governed by, and construed in accordance with, the laws of the State of New York.
In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

LIVEPERSON, INC.

By:
Name:
Title:
Dated:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the
Notes described in the within-named
Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]
LivePerson, Inc.
Second Lien Senior Subordinated Secured Note due 2029
This Note is one of a duly authorized issue of Notes of the Company, designated as its Second Lien Senior Subordinated Secured Notes due 2029 (the “Notes”), is limited to $115,000,000, subject to the issuance of (i) Additional Notes in an aggregate principal amount of up to $20,125,000, (ii) PIK Notes issuable from time to time on each Interest Payment Date in connection with the PIK Payment required to be made on such Interest Payment Date in accordance with Section 2.11 of the Indenture; and (iii) Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted under the Indenture, all issued or to be issued under and pursuant to an Indenture dated as of September 12, 2025 (the “Indenture”), among the Company, the Subsidiary Guarantors from time to time party thereto and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Collateral Agent, the Company and the Holders of the Notes. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.
In case certain Events of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and any interest and any applicable Notes Premium on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, or, in the case of certain bankruptcy Events of Default, shall automatically become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
Subject to the terms and conditions of the Indenture and the Intercreditor Agreements, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Redemption Price on any Redemption Date, the Asset Sale Offer Repurchase Price on the Asset Sale Offer Repurchase Date, any accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) on an Interest Payment Date and the principal amount and any accrued interest and Notes Premium on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.
The Indenture contains provisions permitting the Company, the Trustee and the Collateral Agent in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of Holders of not less than a majority in aggregate principal amount of the then outstanding Notes, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. The Indenture also provides that, subject to certain exceptions, Holders of a majority in aggregate principal amount of the then outstanding Notes may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, (x) the principal (including the Redemption Price, the Fundamental Change Repurchase Price, the Asset

Sale Offer Repurchase Price, if applicable) of, and (y) accrued and unpaid interest (including both the cash interest and PIK Interest portions thereof) and any applicable Notes Premium on, this Note at the place, at the respective times, at the rate and in the lawful money prescribed in this Note and the Indenture.
The Notes are issuable in registered form without coupons in Authorized Denominations. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax or other similar governmental charge that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange or otherwise required by law.
The Notes shall be redeemable at the Company’s option on a pro rata basis at any time and from time to time in accordance with the terms and subject to the conditions specified in the Indenture at the then applicable Redemption Price. No sinking fund is provided for the Notes.
Upon the occurrence of a Fundamental Change prior to the Maturity Date, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in Authorized Denominations) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.
In connection with an Asset Sale prior to the Maturity Date, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in Authorized Denominations) on the Asset Sale Offer Repurchase Date at a price equal to the Asset Sale Offer Repurchase Price.
The Holder of this Note will be treated as the owner of this Note for all purposes.
The Notes are secured by a second-lien security interest in the Collateral pursuant to the Security Agreement and the Security Documents referred to in the Indenture, and the Notes are subject to the terms of the 1L/2L Intercreditor Agreement and the Junior Intercreditor Agreement (if applicable). Upon the issuance of any Junior Indebtedness, such Indebtedness and the Notes will be subject to the terms of the Intercreditor Agreements.
Subject to the Intercreditor Agreements, the payment by the Company of the principal of, interest, and any applicable Notes Premium, on the Notes is fully and unconditionally guaranteed on a joint and several senior subordinated secured second-lien basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.
To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address: LivePerson, 530 7th Ave, Floor M1, New York, NY 10018; Attention: Corporate Secretary; Email: legal@liveperson.com.

ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM = as tenants in common
UNIF GIFT MIN ACT = Uniform Gifts to Minors Act
CUST = Custodian
TEN ENT = as tenants by the entireties
JT TEN = joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

SCHEDULE A7

SCHEDULE OF EXCHANGES OF NOTES
LivePerson, Inc.
Second Lien Senior Subordinated Secured Notes due 2029
The initial principal amount of this Global Note is [ ] DOLLARS ($[ ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

7 Include if a Global Note.

ATTACHMENT 1
[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
LivePerson, Inc.
Second Lien Senior Subordinated Secured Notes due 2029

To:	LivePerson, Inc.

To:	U.S. Bank Trust Company, National Association, as Trustee
633 West Fifth Street, 24th Floor
Los Angeles, California 90071
Attention: B. Scarbrough (LivePerson, Inc.)
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from LivePerson, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 14.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1 principal amount or an integral multiple thereof) below designated, (2) if such Fundamental Change Repurchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date, and (3) any applicable Fundamental Change Repurchase Premium. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible
Guarantor Institution (banks, stock brokers,
savings and loan associations and credit
unions) with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if Notes are
to be delivered, other than to and in the name
of the registered holder.

Fill in for registration of Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be repurchased (if less than all):
$

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

2

ATTACHMENT 2
[FORM OF ASSET SALE OFFER REPURCHASE NOTICE]
LivePerson, Inc.
Second Lien Senior Subordinated Secured Notes due 2029

To:	LivePerson, Inc.

To:	U.S. Bank Trust Company, National Association, as Trustee
633 West Fifth Street, 24th Floor
Los Angeles, California 90071
Attention: B. Scarbrough (LivePerson, Inc.)
Subject to the terms of the Indenture, by executing and delivering this Asset Sale Repurchase Notice, the undersigned Holder of the Note identified below hereby acknowledges receipt of a notice from LivePerson, Inc. (the “Company”) as to the occurrence of an Asset Sale Trigger with respect to the Company and specifying the Asset Sale Offer Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 4.13(b) of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1 principal amount or an integral multiple thereof) below designated, and (2) if such Asset Sale Offer Repurchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Asset Sale Offer Repurchase Date. The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Asset Sale Offer Repurchase Price will be paid. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible
Guarantor Institution (banks, stock brokers,
savings and loan associations and credit
unions) with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if Notes are
to be delivered, other than to and in the name
of the registered holder.

Fill in for registration of Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be repurchased (if less than all):
$

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

2

ATTACHMENT 3
[FORM OF ASSIGNMENT AND TRANSFER]
U.S. Bank Trust Company, National Association, as Trustee
633 West Fifth Street, 24th Floor
Los Angeles, California 90071
Attention: B. Scarbrough (LivePerson, Inc.)
For value received hereby sell(s), assign(s) and transfer(s) unto (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To LivePerson, Inc. or a subsidiary thereof; or
☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or
☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible
Guarantor Institution (banks, stock brokers,
savings and loan associations and credit
unions) with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if Notes are
to be delivered, other than to and in the name
of the registered holder.

Fill in for registration of Notes if to be delivered other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
2

EXHIBIT B
[FORM OF JUNIOR INTERCREDITOR AGREEMENTS]
(See attached.)

[FORM OF]

INTERCREDITOR AGREEMENT

among

LIVEPERSON, INC.,

as the Company,

the other Grantors party hereto,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Senior Representative for the Senior Secured Parties,

[ ],

as the Initial Junior Priority Representative for the Initial Junior Priority Debt Parties,

and

each additional Representative from time to time party hereto dated as of [], 20[ ]

2

INTERCREDITOR AGREEMENT, dated as of [], 20[ ] (as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”), among LIVEPERSON, INC., a Delaware corporation (the “Company”), the other Grantors (as defined below) party hereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Collateral Agent (each as defined in the Senior Indenture) for the Senior Secured Parties (in such capacity together with its successors in such capacity, the “Senior Representative”), [ ], as [ ] for the Initial Junior Priority Debt Parties (in such capacity and together with its successors in such capacity, the “Initial Junior Priority Representative”), and each additional Junior Priority Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Representative (for itself and on behalf of the Senior Secured Parties), the Initial Junior Priority Representative (for itself and on behalf of the Initial Junior Priority Debt Parties), the Grantors, and each additional Junior Priority Representative (for itself and on behalf of the Additional Junior Priority Debt Parties under the applicable Additional Junior Priority Debt Facility) agree as follows:
ARTICLE I
Definitions
Section 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Senior Indenture as in effect on the date hereof or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Junior Priority Debt” means any other Indebtedness of the Company or guaranteed by the Guarantors (and not guaranteed by any Subsidiary that is not a Guarantor), which Indebtedness and guarantees are secured by the Junior Priority Collateral on a junior priority basis to the Senior Obligations (and which is not secured by Liens on any assets of the Company or any other Grantor other than the Junior Priority Collateral or which are not included in the Senior Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by the then extant Senior Debt Documents and Junior Priority Debt Documents and (ii) the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof. Additional Junior Priority Debt shall include any Registered Equivalent Notes and guarantees thereof by the Guarantors issued in exchange therefor.

“Additional Junior Priority Debt Documents” means, with respect to any series, issue or class of Additional Junior Priority Debt, the promissory notes, indentures, credit agreements, note purchase agreements, the Junior Priority Collateral Documents or other operative agreements evidencing or governing such Indebtedness.

3

“Additional Junior Priority Debt Facility” means each indenture, credit agreement, note purchase agreement or other governing agreement with respect to any Additional Junior Priority Debt.

“Additional Junior Priority Debt Obligations” means, respect to any other series, issue or class of Additional Junior Priority Debt, (a) all principal of, and interest (including, without limitation, any interest, fees or expenses and other amounts (if any) which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Junior Priority Debt and (b) all other amounts payable to the related Additional Junior Priority Debt Parties under the related Additional Junior Priority Debt Documents.

“Additional Junior Priority Debt Parties” means, with respect to any series, issue or class of Additional Junior Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Junior Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any other Grantor under any related Additional Junior Priority Debt Documents.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state, provincial or foreign law for the relief of debtors.

“Collateral” means the Senior Collateral and the Junior Priority Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Junior Priority Collateral Documents.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt Facility” means the Senior Indenture and any Junior Priority Debt Facility.

“Designated Junior Priority Representative” means (i) the Initial Junior Priority Representative (or the “Collateral Agent” (or like term)) until such time as the Junior Priority Debt Facility under the Junior Priority Debt Documents ceases to be the only Junior Priority Debt Facility under this Agreement, (ii) the “Collateral Agent” (or like term) under any Junior Priority Debt Facility that Refinances in full the Indebtedness outstanding under the Junior Priority [Credit Agreement][Indenture], so long as such Junior Priority Debt Facility is the only Junior Priority Debt Facility under this Agreement, and (iii) thereafter, the Junior Priority
4

Representative designated from time to time by the Junior Priority Majority Representatives, in a written notice to the Senior Representative and the Company hereunder, as the “Designated Junior Priority Representative” for purposes hereof. The Senior Representative may treat the Initial Junior Priority Representative as Designated Junior Priority Representative until such time as it receives a notice that the Initial Junior Priority Representative was replaced as Designated Junior Priority Representative.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Debt Facility, the date on which the following shall have occurred: (i) such Debt Facility and the Senior Obligations or Junior Priority Debt Obligations thereunder, as the case may be, have been paid in full in cash (except for contingent indemnities to the extent no claim therefor has been asserted) and are no longer secured by, and no longer required to be secured by such Shared Collateral pursuant to the terms of the documentation governing such Debt Facility, (ii) any letters of credit issued under the relevant Debt Facility have terminated or been cash collateralized or backstopped or “grandfathered” under a future credit facility (in the amount and form required under the applicable Debt Facility) and (iii) all commitments to lend or otherwise extend credit under such Debt Facility and the relevant Senior Debt Documents or Junior Priority Debt Documents, as applicable, have terminated. The term “Discharged” shall have a corresponding meaning.

“Discharge of Senior Obligations” means the date on which the Discharge occurs in respect of the Senior Obligations.

“Grantors” means the Company and each Subsidiary of the Company or direct or indirect parent company of the Company which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations as a “Grantor” (or similar term) as defined in the Senior Security Agreement or the Initial Junior Priority Security Agreement, as applicable.

“Guarantors” means, collectively, the “Subsidiary Guarantors” as defined in the Senior Indenture and the “Subsidiary Guarantors” as defined in the Junior Priority Indenture.

“Initial Junior Priority Debt” means the Indebtedness of the Company and any other Grantor incurred pursuant to the Initial Junior Priority Debt Documents.

“Initial Junior Priority Debt Documents” means the Junior Priority [Credit Agreement][Indenture] and the other [“Credit Documents”][“Note Documents”] as defined in the Junior Priority [Credit Agreement][Indenture].

“Initial Junior Priority Debt Obligations” means the [“Obligations”] as defined in the Junior Priority [Credit Agreement][Indenture] (or similar term in any Refinancing thereof).

“Initial Junior Priority Debt Parties” means the [“Secured Parties”] as defined in the Initial Junior Priority Security Agreement (or similar term in any Refinancing thereof).

“Initial Junior Priority Security Agreement” means the [“Security Agreement”] as defined in the Junior Priority Indenture (or any similar term in a Refinancing thereof).
5

“Initial Junior Priority Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor [administrative agent][trustee] and collateral agent (or similar term in any Refinancing thereof).

“Insolvency or Liquidation Proceeding” means:

(1) any case or proceeding commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” shall have the meaning provided in the Senior Indenture.

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex II hereof required to be delivered by a Representative to the Senior Representative and the Designated Junior Priority Representative, as applicable, pursuant to Section 8.09 hereof in order to include an additional Junior Priority Debt Facility hereunder and to become the Representative hereunder for Junior Priority Debt Parties under such Junior Priority Debt Facility.

“Junior Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Junior Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Junior Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Junior Priority Collateral” means any “Collateral” as defined in any Junior Priority Debt Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Junior Priority Collateral Document as security for any Junior Priority Debt Obligation.

6

“Junior Priority Collateral Documents” means the [Security Documents] (or similar term in any Refinancing thereof) as defined in the Junior Priority [Credit Agreement][Indenture] and each of the other collateral agreements, security agreements and other instruments and documents executed and delivered by the Company or any other Grantor for purposes of providing collateral security for any Junior Priority Debt Obligation.

“Junior Priority [Credit Agreement][Indenture]” means that certain [insert description of financing agreement] (as the same may be amended, restated, amended and restated, extended, supplemented, waived or otherwise modified from time to time or refunded, Refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original [administrative agent][trustee] and [lenders][holders] or other agents and [lenders][holders] or otherwise, and whether provided under the original Junior Priority [Credit Agreement][Indenture] or one or more other [credit agreements][indentures] or otherwise, including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case as and to the extent permitted by the Junior Priority [Credit Agreement][Indenture], unless such agreement, instrument or document expressly provides that it is not intended to be and is not a “Junior Priority [Credit Agreement][Indenture]” for purposes of this Agreement)).

“Junior Priority Debt” means (a) the Initial Junior Priority Debt and (b) any Additional Junior Priority Debt Documents.

“Junior Priority Debt Documents” means (a) the Initial Junior Priority Debt Documents and (b) any Additional Junior Priority Debt Facilities.

“Junior Priority Debt Facilities” means (a) the Initial Junior Priority Debt Obligations and (b) any Additional Junior Priority Debt Obligations.

“Junior Priority Debt Obligations” means, the (a) Initial Junior Priority Debt Obligations and (b) any Additional Junior Priority Debt Obligations.

“Junior Priority Debt Parties” means (a) the Initial Junior Priority Debt Parties and (b) any Additional Junior Priority Debt Parties.

“Junior Priority Lien” means the Liens on the Junior Priority Collateral in favor of Junior Priority Debt Parties under Junior Priority Collateral Documents.

“Junior Priority Majority Representatives” means Junior Priority Representatives representing at least a majority of the then aggregate amount of Junior Priority Debt Obligations.

“Junior Priority Representative” means (i) in the case of the Junior Priority [Credit Agreement][], the Initial Junior Priority Representative and (ii) in the case of any other Junior Priority Debt Facilities and the Junior Priority Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Junior Priority Debt Facility that is named as the representative in respect of such Junior Priority Debt Facility in the applicable Joinder Agreement.

7

“Lien” shall have the meaning provided in the Senior Indenture.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Payment Default” shall have the meaning provided in Section 2.01(b).

“Payment Blockage Notice” shall have the meaning provided in Section 2.01(b).

“Permitted Subordinated Indebtedness Interest Payments” means all regularly scheduled cash payments of interest on the Junior Priority Debt Obligations by the Company pursuant to the terms of the Junior Priority Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement.

“Permitted Subordinated Indebtedness Payments” means (i) Permitted Subordinated Indebtedness Principal Payments, (ii) Permitted Subordinated Indebtedness Interest Payments, (iii) reimbursement or payment of reasonable and documented costs, expenses (including legal fees) and indemnities, due and payable in accordance with the terms of the Junior Priority Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement, (iv) accrual (and not payment in cash) of default interest in accordance with the terms of the Junior Priority Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement, (v) any payment of paid-in-kind interest pursuant to the terms of the Junior Priority Debt Documents and the accrual or capitalization of interest, fees or other amounts, whether pursuant to the terms of the Junior Priority Debt Documents or in lieu of cash payments that otherwise were prohibited under the terms of this Agreement (for the avoidance of doubt, excluding any cash payment made in respect of any such accrued or capitalized interest or any other cash payment) and (vi) Reorganization Subordinated Securities.

“Permitted Subordinated Indebtedness Principal Payments” means (a) regularly scheduled cash payments of principal on the Junior Priority Debt Obligations by the Company and (b) the repayment of the entire amount of the Junior Priority Debt Obligations at the stated final maturity of the Junior Priority Debt Obligations, in the case of each of (a) and (b), pursuant to the terms of the Junior Priority Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement.

“Person” shall have the meaning provided in the Senior Indenture.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of (a) any sale, lease, license, exchange, disposition, collection or other liquidation of Shared Collateral, (b) any payment or distribution made in respect of Shared Collateral (including any payment or distribution in an Insolvency or Liquidation Proceeding), (c) rights arising out of the loss, nonconformity or interference with the use of, defects or infringements of rights in, or damage to, the Shared Collateral, (d) rights arising out of the Shared Collateral, and (e) any amounts received by the Senior Representative
8

or any Senior Secured Party from a Junior Priority Debt Party in respect of Shared Collateral pursuant to this Agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay such Indebtedness, or to issue other Indebtedness or enter into alternative financing arrangements, in exchange or replacement for such Indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any note purchase agreement, credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Release” has the meaning assigned to such term in Section 5.01(a).

“Reorganization Senior Securities” means any notes or other debt or equity securities issued in an Insolvency or Liquidation Proceeding in respect of all or any portion of the Senior Obligations.

“Reorganization Subordinated Securities” means any notes or other debt or equity securities issued in an Insolvency or Liquidation Proceeding in respect of all or any portion of the Junior Priority Debt Obligations pursuant to a confirmed plan of reorganization and that are (a) subordinated in right of payment and in all other respects to all Senior Obligations and any Reorganization Senior Securities at least to the same extent that the Junior Priority Debt Obligations are subordinated to Senior Obligations pursuant to the terms of this Agreement, (b) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless all Senior Obligations and Reorganization Senior Securities have at least the same benefit of the obligation of such Person, and (c) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer or other obligor thereunder than the terms contained in the Senior Debt Documents or Reorganization Senior Securities.

“Replacement Senior Obligations” has the meaning assigned to such term in Section 8.08.

“Representatives” means the Senior Representative and the Junior Priority Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

9

“Secured Obligations” means the Senior Obligations and the Junior Priority Debt Obligations.

“Secured Parties” means the Senior Secured Parties and the Junior Priority Debt Parties.

“Senior Collateral” means any “Collateral” (or any equivalent term) as defined in any Senior Debt Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations.

“Senior Collateral Documents” means the Senior Security Agreement and the other “Security Documents” as defined in the Senior Indenture (or any similar term in any Refinancing thereof) and any accessions, supplements or joinders thereto, and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Company or any other Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Debt Documents” means the Senior Indenture and the other “Indenture Documents” as defined in the Senior Indenture (or similar term in any Refinancing thereof).

“Senior Indenture” means that certain Indenture, dated as of September [12], 2025, among the Company, U.S. Bank Trust Company, National Association, as the trustee and collateral agent, and the other parties party thereto (as the same may be amended, restated, amended and restated, extended, supplemented, waived or otherwise modified from time to time or refunded, Refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the Senior Representative and Holders (as defined in the Senior Indenture or other agents and holders or otherwise, and whether provided under the original Senior Indenture or one or more other indentures, note purchase agreements, credit agreements or otherwise, including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case as and to the extent permitted by the Senior Indenture, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior Indenture for purposes of this Agreement)).

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the “Notes Obligations” as defined in the Senior Indenture (or similar term in any Refinancing thereof), including, without limitation, any “Senior Obligations” set forth in Section 5.03(a).

“Senior Payment Default” means a default or event of default under any Senior Debt Document resulting from the failure of any Grantor to pay, on a timely basis, any principal or interest on any loan, any fees or any other amount due and payable under the Senior Debt Documents (including, for the avoidance of doubt, any default or event of default under Section 6.01(a) or (b) of the Senior Indenture).
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“Senior Priority Intercreditor Agreement” means the 1L/2L Intercreditor Agreement as defined in the Senior Indenture.

“Senior Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement; provided, however, that if the Senior Indenture is Refinanced, then all references herein to the Senior Representative shall refer to the administrative agent (or trustee) and collateral agent under the Senior Indenture so Refinanced.

“Senior Secured Parties” means the “Secured Parties” as defined in the Senior Security Agreement (or similar term in any Refinancing thereof).

“Senior Security Agreement” means the “Security Agreement” as defined in the Senior Indenture (or any similar term in a Refinancing thereof).

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations and the holders of Junior Priority Debt Obligations under at least one Junior Priority Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Indenture, are deemed pursuant to Article II to hold a security interest). If, at any time, any portion of the Senior Collateral under the Senior Indenture does not constitute Junior Priority Collateral under one or more Junior Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Junior Priority Debt Facilities for which it constitutes Junior Priority Collateral and shall not constitute Shared Collateral for any Junior Priority Debt Facility which does not have a security interest in such Collateral at such time.

“Subsidiary” shall have the meaning provided in the Senior Indenture.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided, further, that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction from time to time for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

Section 1.02. Interpretive Provision. The interpretive provisions contained in Section 1.02 of the Senior Indenture are incorporated herein, mutatis mutandis, as if a part hereof.
ARTICLE II
Priorities and Agreements with Respect to Shared Collateral
Section 2.01. Subordination
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(a) Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Junior Priority Representative or any Junior Priority Debt Parties on the Shared Collateral or of any Liens granted to the Senior Representative or any other Senior Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Junior Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing or purporting to secure any Senior Obligations now or hereafter held by or on behalf of the Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing or purporting to secure any Junior Priority Debt Obligations and (b) any Lien on the Shared Collateral securing or purporting to secure any Junior Priority Debt Obligations now or hereafter held by or on behalf of any Junior Priority Representative, any Junior Priority Debt Parties or any Junior Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing or purporting to secure any Senior Obligations. All Liens on the Shared Collateral securing or purporting to secure any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing or purporting to secure any Junior Priority Debt Obligations for all purposes, whether or not such Liens securing or purporting to secure any Senior Obligations are subordinated to any Lien securing any other obligation of the Company, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) Notwithstanding any provision of the Junior Priority Debt Documents to the contrary and in addition to any other limitations set forth herein or therein, (i) except for Permitted Subordinated Indebtedness Payments to the extent and in the manner set forth herein, no Grantor may make, and no Junior Priority Debt Party may receive, any payment (whether made in cash, securities or other property or by set-off, recoupment, redemption, purchase or acquisition of indebtedness or any other similar rights) of principal, interest or any other amount with respect to the Junior Priority Debt Obligations, and no Junior Priority Debt Party shall exercise any right of set-off or recoupment with respect to any Junior Priority Debt Obligations, until the Discharge of Senior Obligations, and (ii) no Grantor may make, and no Junior Priority Debt Party may receive, any Permitted Subordinated Indebtedness Principal Payment or Permitted Subordinated Indebtedness Interest Payment if, at the time of such payment or immediately after giving effect thereto (a) a Senior Payment Default exists, (b) the maturity of the Senior Obligations has been accelerated due to the occurrence of an event of default in accordance with the terms of the Senior Debt Documents or (c) any other default (a “Non-Payment Default”) occurs and is continuing under any Senior Debt Document that permits the Senior Secured Parties to accelerate the maturity of the Senior Obligations and the Company receives a notice of such default (a “Payment Blockage Notice”) from the Senior Representative (at the direction of the Required Holders).

(c) The Grantors may resume making Permitted Subordinated Indebtedness Principal Payments and Permitted Subordinated Indebtedness Interest Payments (and may make any Permitted Subordinated Indebtedness Principal Payments or Permitted Subordinated Indebtedness Interest Payments missed due to the application of this Section 2.01) in respect of the Junior Priority Debt Obligations or any judgment with respect thereto: (i) in the case of a Senior Payment Default, upon the earlier to occur of (x) a cure or waiver (as evidenced by a written waiver or acknowledgement of cure, as applicable, from the Senior Representative (at the direction of the Required Holders) to the Company) of all Senior Payment Defaults in accordance with the terms of the Senior Debt Documents or (y) the occurrence of the Discharge of Senior Obligations; or (ii) in the case of a Non-Payment Default, upon the
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earliest to occur of (x) the cure or waiver (as evidenced by a written waiver or acknowledgement of cure, as applicable, from the Senior Representative to the Company) thereof in accordance with the terms of the Senior Debt Documents, (y) the date the Company receives a notice from the Senior Representative (at the direction of the Required Holders) rescinding the Payment Blockage Notice or (z) the occurrence of the Discharge of Senior Obligations.

Section 2.02. Nature of Senior Lender Claims. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges that (a) [reserved], (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, restated, amended and restated, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by any Junior Priority Representatives or any Junior Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, restatement, amendment and restatement, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Junior Priority Debt Obligations, or any portion thereof. As between the Company and the other Grantors and the Junior Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the Grantors contained in any Junior Priority Debt Document with respect to the incurrence of additional Senior Obligations.

Section 2.03. Prohibition on Contesting Liens. Each of the Junior Priority Representatives, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing, or the allowability or value of any claims asserted with respect to, any Senior Obligations held (or purported to be held) by or on behalf of the Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral, and the Senior Representative, for itself and on behalf of each Senior Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing, or the allowability or value of any claims asserted with respect to, any Junior Priority Debt Obligations held (or purported to be held) by or on behalf of any of any Junior Priority Representative or any of the Junior Priority Debt Parties in the Junior Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

Section 2.04. No New Liens. (a) Subject to the terms hereof, the parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, (i) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Junior Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations; and (ii) if any Junior Priority Representative or any Junior Priority Debt Party shall hold any Lien on any assets or property of any Grantor securing any Junior Priority Debt Obligations that are not also subject
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to the first-priority Liens securing all Senior Obligations under the Senior Collateral Documents, such Junior Priority Representative or Junior Priority Debt Party (x) shall notify in writing the Senior Representative promptly upon becoming aware thereof and promptly grant a similar Lien on such assets or property to the Senior Representative as security for the Senior Obligations, shall assign such Lien to the Senior Representative as security for all Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior lien on such assets or property subject to the terms hereof) and (y) until such assignment or such grant of a similar Lien to the Senior Representative, shall be deemed to also hold and have held such Lien for the benefit of the Senior Representative and the other Senior Secured Parties as security for the Senior Obligations, subject to the Lien priorities set forth in this Agreement. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Senior Representative or any other Senior Secured Party, each Junior Priority Representative agrees, for itself and on behalf of the other Junior Priority Debt Parties, that any amounts received by or distributed to any Junior Priority Debt Party pursuant to or as a result of any Lien granted in contravention of this Section 2.04 shall be subject to Section 4.01 and Section 4.02.

(b) The existence of a maximum claim with respect to any real property subject to a mortgage, which applies to all Secured Obligations, shall not be deemed to be a difference in Collateral among any series, issue or class of Senior Obligations or Junior Priority Debt Obligations.

Section 2.05. Perfection of Liens. Except for the limited agreements of the Senior Representative pursuant to Section 5.05 hereof, none of the Senior Representative or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior Priority Representatives or the Junior Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Junior Priority Debt Parties and shall not impose on the Senior Representative, the Senior Secured Parties, the Junior Priority Representatives, the Junior Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

ARTICLE III
Enforcement
Section 3.01. Exercise of Remedies
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(a) So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) neither any Junior Priority Representative nor any Junior Priority Debt Party will (w) file or commence any Insolvency or Liquidation Proceeding against the Company or any other Grantor, (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of any Junior Priority Debt Obligations, or otherwise commence, or join with any Person (other than the Senior Secured Parties and the Senior Representative upon the request of the Senior Representative) in
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commencing, any action or proceeding with respect to such rights or remedies (including any enforcement, collection, execution, levy or foreclosure action or proceeding, with respect to any Lien held by it on the Shared Collateral under any of the Junior Priority Debt Documents or otherwise in respect of the Junior Priority Debt Obligations), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by the Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by the Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Senior Representative and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff or recoupment and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral, and to determine and direct the time, method and place for exercising any such rights, enforcing any such remedies or conducting any proceeding with respect to any such exercise or enforcement with respect to the Shared Collateral, without any consultation with or the consent of any Junior Priority Representative or any Junior Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, any Junior Priority Representative may file a claim, proof of claim or statement of interest with respect to the Junior Priority Debt Obligations under its Junior Priority Debt Facility, and (B) any Junior Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representative or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral (in each case of clauses (A) and (B) above, solely to the extent such action is not in violation of, or otherwise inconsistent with, any other provision of this Agreement or contrary to the Lien priorities set forth in this Agreement). In exercising rights and remedies with respect to the Senior Collateral, the Senior Representative and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Obligations has not occurred, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will not take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Shared Collateral in respect of Junior Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of
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Senior Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the sole right of the Junior Priority Representatives and the Junior Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Junior Priority Debt Obligations pursuant to the Junior Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that neither such Junior Priority Representative nor any such Junior Priority Debt Party will take any action that would hinder, interfere with, or delay any exercise of remedies undertaken by the Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives any and all rights it or any such Junior Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representative or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Representative or any other Senior Secured Party is adverse to the interests of the Junior Priority Debt Parties.

(d) Each Junior Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Representative or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e) Until the Discharge of Senior Obligations, the Senior Representative (or any Person authorized by it) shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Junior Priority Representative (or any Person authorized by it) who may be instructed by the Junior Priority Majority Representatives shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Junior Priority Representative (or any Person authorized by it) who may be instructed by the Junior Priority Majority Representatives shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Priority Representatives, or for the taking of any other action authorized by the Junior Priority Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Junior Priority Representative or other agent or trustee acting on behalf of the Junior Priority Debt Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Junior Priority Debt Parties or the Junior Priority Debt Obligations.

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Section 3.02. Cooperation. The Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party, agrees that unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any other Person (other than the Senior Representative and Senior Secured Parties) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral or any other collateral under any of the applicable Junior Priority Debt Documents or otherwise in respect of the applicable Junior Priority Debt Obligations relating to the Shared Collateral.

Section 3.03. Actions upon Breach. Should any Junior Priority Representative or any Junior Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Company or any other Grantor) or the Company or any other Grantor may obtain relief against such Junior Priority Representative or such Junior Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Junior Priority Representatives or any Junior Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of money, (ii) agrees that the Company’s and the other Grantors’ damages from the actions of the Junior Priority Representative or any other Junior Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company or any other Grantor cannot demonstrate damage or be made whole by the awarding of damages and (iii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Senior Representative or any other Senior Secured Party.

ARTICLE IV
Payments
Section 4.01. Application of Proceeds. After an Event of Default (as defined therein) under any Senior Debt Document has occurred and until such Event of Default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, any Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies or (except as otherwise set forth in Article VI) in any Insolvency or Liquidation Proceeding shall be applied by the Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Representative shall deliver promptly to the Designated Junior Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Junior Priority Representative to the Junior Priority Debt Obligations in such order as specified in the relevant Junior Priority Debt Documents.
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Section 4.02. Payments Over. Unless and until the Discharge of Senior Obligations has occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, any Shared Collateral or Proceeds thereof or other distributions on account of the Junior Priority Debt or any payment or distribution of any kind or character, whether in cash, property or securities on account of the Junior Priority Debt (other than Permitted Subordinated Indebtedness Payments as permitted herein) received by any Junior Priority Representative or Junior Priority Debt Party in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Shared Collateral (except as otherwise set forth in Article VI) in any Insolvency or Liquidation Proceeding (including any distributions received by the Junior Priority Representative or any Junior Priority Debt Party) or otherwise in contravention of this Agreement (including Sections 2.01(b) and (c)) shall be segregated and held in trust for the benefit of and forthwith paid over to the Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Senior Representative is hereby authorized to make any such endorsements as agent for each of the Junior Priority Representatives or any such Junior Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

Section 4.03    Senior Priority Intercreditor. Notwithstanding anything herein to the contrary, any Collateral or proceeds thereof or payment with respect thereto received by the Senior Representative in accordance with this Agreement shall be applied by the Senior Representative in accordance with the Senior Priority Intercreditor Agreement, to the extent applicable.

ARTICLE V
Other Agreements
Section 5.01. Releases

(a) Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that (i) (x) if in connection with any sale, transfer or other disposition or release of any Shared Collateral by any Grantor (other than in connection with any enforcement or exercise of rights or remedies with respect to the Shared Collateral which shall be governed by clause (ii)) not prohibited under the terms of the Senior Debt Documents or consented to by the holders of Senior Obligations under the Senior Debt Documents (other than in connection with the Discharge of Senior Obligations) or (y) if the Senior Liens on any Shared Collateral have been or are being otherwise released by the Senior Representative, for itself and on behalf of the other Senior Secured Parties, in connection with a Subsidiary that is released from its guarantee under the Senior Debt Documents and the Junior Priority Debt Documents (in each case, pursuant to, and in accordance with, the Senior Debt Documents and the Junior Priority Debt Documents) or (ii) if in connection with the enforcement or exercise of any rights or remedies with respect to the Shared Collateral, including any sale, transfer or other disposition of Collateral, the Senior Representative, for itself and on behalf of the other Senior Secured Parties releases any of the Senior Liens on the Shared Collateral (a “Release”), then the Liens on such Shared Collateral securing any Junior Priority Debt Obligations shall (whether or not any Insolvency or Liquidation Proceeding is pending at such time) be automatically, unconditionally and simultaneously released without further action, and
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each Junior Priority Representative shall, for itself and on behalf of the other applicable Junior Priority Class Debt Parties, promptly execute and deliver to the Senior Representative and the applicable Grantors such termination statements, releases and other documents as the Senior Representative or any applicable Grantor may reasonably request at such Grantor’s sole cost and expense to effectively confirm such Release. Similarly, if the equity interests of any Person are foreclosed upon or otherwise disposed of or released pursuant to clause (i) or (ii) above and in connection therewith the Senior Representative releases the Senior Liens on the property or assets of such Person or releases such Person from its guarantee of Senior Obligations, then the Junior Priority Lien on such property or assets of such Person and such Person’s guarantee of Junior Priority Debt Obligations shall be automatically released to the same extent. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Junior Priority Representative, for itself and on behalf of the Junior Priority Debt Parties under its Junior Priority Debt Facility, to release the Liens on the Junior Priority Collateral as set forth in the relevant Junior Priority Debt Documents.

(b) Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby irrevocably constitutes and appoints the Senior Representative and any officer or agent of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Priority Representative or such Junior Priority Debt Party or in the Senior Representative’s own name, from time to time in the Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release. The Senior Representative hereby agrees to take action reasonably requested by the Grantors, at the Grantors’ sole cost and expense, to carry out the terms of this Section 5.01(b) or to accomplish the purposes of Section 5.01(a).

(c) Unless and until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby consents to the application, whether prior to or after an Event of Default (as defined in any Senior Debt Document) of Proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Junior Priority Representatives or the Junior Priority Debt Parties to receive Proceeds in connection with the Junior Priority Debt Obligations not otherwise in contravention of this Agreement.

(d) Notwithstanding anything to the contrary in any Junior Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Junior Priority Collateral Document each require any Grantor to (i) make payment in respect of any item of Shared Collateral, (ii) deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of
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Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Senior Representative and any Junior Priority Representative or Junior Priority Debt Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Junior Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Senior Representative; provided, notwithstanding anything to the contrary, any action or compliance with respect to the foregoing by any Grantor shall not cause a default or event of default to exist under any Senior Debt Document or any Junior Priority Debt Document.

Section 5.02. Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to name as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor other persons in addition to the Junior Priority Representatives, (b) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral, in each case in accordance with the Senior Debt Documents. Unless and until the Discharge of Senior Obligations has occurred, all Proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Junior Priority Representative for the benefit of the Junior Priority Debt Parties pursuant to the terms of the applicable Junior Priority Debt Documents, and (iii) third, if no Junior Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Junior Priority Representative or any Junior Priority Debt Party shall, at any time, receive any Proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such Proceeds over to the Senior Representative in accordance with the terms of Section 4.02.

Section 5.03. Amendments to Debt Documents
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(a) The Senior Debt Documents may be amended, restated, amended and restated, extended, supplemented or otherwise modified in accordance with their terms, and the Senior Obligations may be Refinanced or replaced, in whole or in part, in each case, without the consent of any Junior Priority Representative or any Junior Priority Debt Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that, without the consent of the Designated Junior Priority Representatives, no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall contravene any provision of this Agreement.

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(b) Without the prior written consent of the Senior Representative, no Junior Priority Debt Document may be amended, restated, amended and restated, extended, supplemented or otherwise modified, or entered into, and no Indebtedness under the Junior Priority Debt Documents may be Refinanced, to the extent such amendment, restatement, supplement or modification or Refinancing, or the terms of such new Junior Priority Debt Document, would (i) adversely affect the lien priority rights of the Senior Secured Parties or the rights of the Senior Secured Parties to receive payments owing pursuant to the Senior Debt Documents, (ii) except as otherwise provided for in this Agreement, add any Liens securing the Collateral granted under the Junior Priority Collateral Documents, (iii) confer any additional rights on the Junior Priority Representative or any other Junior Priority Debt Party in a manner adverse to the Senior Secured Parties, or (iv) contravene the provisions of this Agreement. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that each Junior Priority Collateral Document under its Junior Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Junior Priority Representative pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent, pursuant to or in connection with the Indenture dated as of September [12], 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time), among LIVEPERSON, INC., a Delaware corporation, its subsidiaries party thereto as guarantors and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee and collateral agent, and (ii) the exercise of any right or remedy by the Junior Priority Representative hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of [], 20[ ] (as amended, restated, extended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among LIVEPERSON, INC., a Delaware corporation, and its respective subsidiaries and affiliated entities party thereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as the Senior Representative, and [ ], as the Initial Junior Priority Representative. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(c) In the event that the Senior Representative and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representative, the Senior Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Senior Collateral and/or the release of any Grantor of its guaranty of the Senior Obligations) in a manner that is applicable to the Senior Indenture, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Junior Priority Collateral Document without the consent of any Junior Priority Representative or any Junior Priority Debt Party and without any action by any Junior Priority Representative, the Company or any other Grantor; provided, however, that no such amendment, waiver or consent shall (A) remove assets subject to the Junior Priority Liens or release any such Liens, except to the extent that such release is permitted or required by
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Section 5.01(a) and provided that there is a substantially concurrent release of the corresponding Senior Liens or (B) impose duties that are adverse on any Junior Priority Representative without its prior written consent.

(d) The Company agrees to deliver to each of the Senior Representative and the Designated Junior Priority Representative copies of (i) any material amendments, supplements or other modifications to the material Senior Debt Documents or the material Junior Priority Debt Documents and (ii) any new material Senior Debt Documents or material Junior Priority Debt Documents, in each case, within thirty (30) days after the effectiveness thereof.

Section 5.04. No Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Junior Priority Representatives and the Junior Priority Debt Parties hereby irrevocably waive any rights or remedies that the Junior Priority Debt Parties have as unsecured creditors against the Company and any other Grantor. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representative or the Senior Secured Parties may have with respect to the Senior Collateral.

Section 5.05. Gratuitous Bailee for Perfection
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(a) The Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession, control, or notation, of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of, or notation, in the name of, the Senior Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the applicable Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code, to the extent applicable) for the relevant Junior Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Junior Priority Collateral Documents or granting rights in or access to any Shared Collateral subject to such landlord waiver or bailee’s letter or any similar agreement or arrangement and subject to the terms and conditions of this Section 5.05.

(b) In the event that the Senior Representative (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, the Senior Representative agrees to hold such Liens as sub-agent and gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code, to the extent applicable) for the relevant Junior Priority Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Junior Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.

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(c) Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Representative and the Senior Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Junior Priority Collateral Documents did not exist. The rights of the Junior Priority Representatives and the Junior Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d) The Senior Representative and the Senior Secured Parties shall have no obligation whatsoever to the Junior Priority Representatives or any Junior Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Representative under this Section 5.05 shall be limited solely to holding, controlling, or being notated on, the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code, to the extent applicable) for the relevant Junior Priority Representative for purposes of perfecting the Lien held by such Junior Priority Representative.

(e) The Senior Representative shall not have by reason of the Junior Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Junior Priority Representative or any Junior Priority Debt Party, and each, Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives and releases the Senior Representative from all claims and liabilities arising pursuant to the Senior Representative’s roles under this Section 5.05 as sub-agent and gratuitous bailee with respect to the Shared Collateral.

(f) Upon the Discharge of Senior Obligations, each applicable Senior Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Junior Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all Proceeds thereof, held or controlled by the Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral or in connection with notations on certificates of title, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier, and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Junior Priority Representative is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the Senior Representative for loss or damage suffered by the Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own (or its related parties’) gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The Senior Representative has no obligations to
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follow instructions from any Junior Priority Representative or any other Junior Priority Debt Party in contravention of this Agreement. The Senior Representative shall not have any liability to any Junior Priority Debt Party.

(g) None of the Senior Representative nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any Subsidiary to the Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof or to any Junior Priority Debt Party, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

Section 5.06. When Discharge of Senior Obligations Deemed to Not Have Occurred. If, at any time substantially concurrently with or after the Discharge of Senior Obligations has occurred, the Company or any Subsidiary consummates any Refinancing or incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation, consummation or incurrence as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Representative), each Junior Priority Representative (including the Designated Junior Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to the Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all Proceeds thereof, held or controlled by such Junior Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights in or access to Shared Collateral or in connection with notations on certificates of title, (c) upon the reasonable request of any applicable Grantor, notify any applicable insurance carrier that the new Senior Representative is entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.

ARTICLE VI
Insolvency or Liquidation Proceedings.
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Section 6.01. Financing Issues. Until the Discharge of Senior Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Company’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will raise no objection to, will not support any objection to, and will not otherwise contest such sale, use or lease of such cash or other collateral or such DIP Financing and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens granted to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Representative. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, further agrees that, until the Discharge of Senior Obligations has occurred, it will raise no (a) objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by the Senior Representative or any other Senior Secured Party, (b) objection to (and will not otherwise contest) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral or under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, (c) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral, or (d) objection to (and will not otherwise contest or oppose) any order relating to a sale or other disposition of assets of any Grantor (including under Section 363 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law) for which the Senior Representative has consented or not objected that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Junior Priority Debt Obligations will attach to the Proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Junior Priority Debt Obligations pursuant to this Agreement. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that notice received two (2) Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice. In no event shall the Junior Priority Representative or any Junior Priority Debt Party (i) offer to provide, or propose, any DIP Financing to any Grantor or (ii) credit bid any Junior Priority Debt Obligations, in each case without the written consent of the Senior Representative unless the Senior Obligations would be indefeasibly paid in full in cash with the first proceeds of such DIP Financing or credit bid.

Section 6.02. Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that none of them shall
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seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, or support or join, directly or indirectly, any party in doing or performing the same, in each case in respect of any Shared Collateral or any other collateral, without the prior written consent of the Senior Representative.

Section 6.03. Adequate Protection. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that none of them shall (A) object, contest or support any other Person objecting to or contesting and shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to contest (a) any request by the Senior Representative or any Senior Secured Parties for adequate protection, (b) any objection by the Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on the Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection, or (c) the allowance and/or payment of interest, fees, expenses or other amounts of the Senior Representative or any other Senior Secured Party under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, (B) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or (C) request any form of adequate protection except as permitted by the following sentence or as agreed by the Senior Representative. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, no Junior Priority Representative or Junior Priority Debt Party shall be entitled (and the Junior Priority Representatives and Junior Priority Debt Parties shall be deemed to have irrevocably, absolutely, and unconditionally waived any right) to seek or otherwise be granted any type of adequate protection with respect to its interests in the Collateral; provided, however, that (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral and/or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (other than in a role of DIP Financing provider), then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral and/or a superpriority claim (as applicable), which (A) Lien is subordinated to the Liens securing or providing adequate protection for, or claims with respect to, all Senior Obligations and such DIP Financing (and all obligations relating thereto and any “carve-out”) on the same basis as the other Liens securing the Junior Priority Debt Obligations are subordinated to the Liens securing Senior Obligations under this Agreement and/or (B) superpriority claim is subordinated to all superpriority claims of the Senior Secured Parties on the same basis as the other claims of the Junior Priority Debt Parties on the same basis that the other claims of the Junior Priority Debt Parties are subordinated to the claims of the Senior Secured Parties under this Agreement, and each Junior Priority Representative, on behalf of itself and the Junior Priority Debt Parties, shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims, (ii) in the event any Junior Priority Representatives, for themselves and on behalf of the Junior Priority Debt Parties under their Junior Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of a Lien on additional or replacement collateral and/or a superpriority claim (in each instance, to the extent such grant is
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otherwise permissible under the terms and conditions of this Agreement), then such Junior Priority Representatives, for themselves and on behalf of each Junior Priority Debt Party under their Junior Priority Debt Facilities, agree that the Senior Representative shall also be granted a senior Lien on such additional or replacement collateral and/or a superpriority claim (as applicable) as security and adequate protection for the Senior Obligations and any such DIP Financing and that any Lien on such additional or replacement collateral and/or superpriority claim securing or providing adequate protection for the Junior Priority Debt Obligations shall be subordinated to the Liens on such collateral securing, and claims with respect to, the Senior Obligations and any such DIP Financing (and all obligations relating thereto and any “carve-out”) and any other Liens and superpriority claims granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Junior Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement and (1) each such Junior Priority Representative, on behalf of itself and the Junior Priority Debt Parties, shall have irrevocably agreed pursuant to Section 1129(a)(9) of the Bankruptcy Code, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims, and (2) to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Junior Priority Debt Party pursuant to or as a result of any Lien on such additional or replacement collateral so granted to the Junior Priority Debt Parties shall be subject to Section 4.02, and/or (iii) in the event any Junior Priority Representatives, for themselves and on behalf of the other Junior Priority Debt Parties under their Junior Priority Debt Facilities, are granted adequate protection (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim, then such Junior Priority Representatives, for themselves and on behalf of each other Junior Priority Debt Party under their respective Junior Priority Debt Facilities, agree that the Senior Representative shall also be granted adequate protection in the form of a superpriority claim, which superpriority claim shall be senior to the superpriority claim of the Junior Priority Debt Parties (and, to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Junior Priority Debt Party pursuant to or as a result of any such superpriority claim so granted to the Junior Priority Debt Parties shall be subject to Section 4.02). Each Junior Priority Representative, on behalf of itself and each applicable Junior Priority Debt Party, agrees that (a) any adequate protection provided to the Junior Priority Debt Parties may be paid under any plan of reorganization in any combination of cash, indebtedness, equity or other property and (b) the Junior Priority Debt Parties shall not seek adequate protection in the form of payments for current post-petition fees and expenses and/or any other cash payments.

Section 6.04. Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be or avoided as fraudulent or preferential or otherwise under Chapter 5 of the Bankruptcy Code or similar provisions of any other Bankruptcy Law, in any respect or for any other reason, any amount (a “Recovery”), whether received as Proceeds of security, enforcement of any right of setoff or recoupment or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior
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Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

Section 6.05. Separate Grants of Security and Separate Classifications. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Junior Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Junior Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement or restructuring proposed, confirmed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Junior Priority Debt Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby acknowledges and agrees that all distributions from the Shared Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral, with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, expenses and other claims, all amounts owing in respect of post-petition interest, fees and expenses (whether or not allowed or allowable in such Insolvency or Liquidation Proceeding) before any distribution from the Shared Collateral is made in respect of the Junior Priority Debt Obligations, with each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Senior Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Priority Debt Parties.

Section 6.06. No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Priority Debt Party, including the seeking by any Junior Priority Debt Party of adequate protection or the asserting by any Junior Priority Debt Party of any of its rights and remedies under the Junior Priority Debt Documents or otherwise.

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Section 6.07. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and Proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

Section 6.08. Other Matters. To the extent that any Junior Priority Representative or any Junior Priority Debt Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees not to assert any such rights without the prior written consent of the Senior Representative, provided that if requested by the Senior Representative, such Junior Priority Representative shall timely exercise such rights in the manner requested by the Senior Representative, including any rights to payments in respect of such rights.

Section 6.09. Limitations. Until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will not, and will not join with or support any third party in making, opposing, objecting or contesting, as the case may be, in any Insolvency or Liquidation Proceeding, (i) oppose, object to or contest the determination of the extent of the Liens held by any of the Senior Secured Parties or the value of any super priority claims under Section 506(a) of the Bankruptcy Code, (ii) oppose, object to or contest the payment to the Senior Secured Parties of interest, fees or expenses under Section 506(b) of the Bankruptcy Code or (iii) assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral. Until the Discharge of Senior Obligations has occurred, to the extent any Junior Priority Debt Party receives any payments or consideration on account of or resulting from claims under 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law in violation of the immediately-preceding sentence, then such Junior Priority Debt Party will turn over to the Senior Representative such amounts, even if such turnover has the effect of reducing the claim or recovery of the Junior Priority Debt Parties.

Section 6.10. Reorganization Securities; Voting
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(a) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor or equity securities are distributed, pursuant to a plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement or restructuring, on account of the Senior Obligations and/or the Junior Priority Debt Obligations (collectively, a “Plan Distribution”), any such Plan Distribution received by a Junior Priority Debt Party shall be turned over to the Senior Representative for application in accordance with Section 4.2.

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(b) No Junior Priority Debt Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement or restructuring that is inconsistent with or in contravention of the terms of the priorities or other provisions of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any plan or reorganization or liquidation that is inconsistent with or in contravention of the terms of this Agreement, including in any Junior Priority Debt Party’s capacity as an unsecured creditor, shall be inconsistent with and, accordingly, a violation of the terms of this Agreement and the Senior Representative shall be entitled (and is hereby authorized by the Junior Priority Representative, on behalf of each applicable Junior Priority Debt Party) to have any such vote to accept any such plan of reorganization or liquidation changed and any such support of any such plan of reorganization or liquidation withdrawn.

Section 6.11. Section 1111(b) of the Bankruptcy Code. The Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, shall not object to, oppose, support any objection to, or take any other action to impede, the right of any Senior Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. The Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, waives any claim it may hereafter have against any senior claimholder arising out of the election by any Senior Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.

Section 6.12. Post-Petition Interest. Neither the Junior Priority Representative nor any other Junior Priority Debt Party shall oppose or seek to challenge any claim by the Senior Representative or any other Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of Senior Obligations consisting of claims for post-petition interest, fees, or expenses under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or otherwise. Regardless of whether any such claim for post-petition interest, fees or expenses is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement expressly is intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles the Senior Secured Parties, and is intended to provide the Senior Secured Parties with the right, to receive payment of all post-petition interest, fees or expenses through distributions made pursuant to the provisions of this Agreement even though such interest, fees and expenses are not allowed or allowable against the bankruptcy estate of the Company or any other Grantor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law.

Section 6.13. Deficiency Claim Turnover. Until the Discharge of Senior Obligations has occurred, if, in connection with an Insolvency or Liquidation Proceeding, any Junior Priority Debt Party receives a distribution (whether in cash or in-kind) solely on account of a deficiency claim out of property not constituting Collateral (such amount, the “Turnover Proceeds”), such Junior Priority Debt Party’s interest in such Turnover Proceeds shall be subject and subordinate to the Senior Secured Parties, and the Junior Priority Debt Parties shall segregate and hold in trust such Turnover Proceeds for the benefit of Senior Secured Parties and shall
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forthwith pay over such Turnover Proceeds in the form received to the Senior Representative for application to the Senior Obligations.

Section 6.14. Asset Dispositions. Neither the Junior Priority Representative nor any other Junior Priority Debt Party shall, in an Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any Collateral that is supported by the Senior Representative or any Senior Secured Party, and the Junior Priority Representative and each other Junior Priority Debt Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Collateral supported by the Senior Secured Parties and to have released their Liens on such assets to the extent such assets constitute Junior Priority Collateral; provided that the proceeds of such sale or disposition are applied in accordance with the terms of this Agreement. For the avoidance of doubt, no Junior Priority Debt Party shall raise any objection that an unsecured creditor could assert in its capacity as an unsecured creditor.

ARTICLE VII
Reliance; Etc.
Section 7.01. Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Junior Priority Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges that it and such Junior Priority Debt Parties have, independently and without reliance on the Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Junior Priority Debt Documents or this Agreement; provided that nothing in this Section 7.01 shall impose any obligation on any Representative to make any credit decisions beyond that which may be required by its applicable debt documents.

Section 7.02. No Warranties or Liability. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges and agrees that neither the Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Priority Representatives and the Junior Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Senior Representative nor any other Senior Secured Party shall have any duty to any Junior Priority
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Representative or Junior Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Company or any Subsidiary (including the Junior Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representative, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Junior Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

Section 7.03. Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representative, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Debt Document or any Junior Priority Debt Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Indenture or any other Senior Debt Document or of the terms of any Junior Priority Debt Document;

(c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Priority Debt Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the Senior Obligations (other than as set forth in Section 5.06 hereof or other payments or performance) or (ii) any Junior Priority Representative or Junior Priority Debt Party in respect of this Agreement.

ARTICLE VIII
Miscellaneous
Section 8.01. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Junior Priority Debt Document, the provisions of this Agreement shall govern.

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Section 8.02. Continuing Nature of this Agreement; Severability. Subject to Section 5.06 and Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien and payment subordination, and the Senior Secured Parties may continue, at any time and without notice to the Junior Priority Representatives or any Junior Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.03. Amendments; Waivers
.
(a) No failure or delay on the part of any party hereto in exercising any right, remedy, privilege or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, privilege or power, or any abandonment or discontinuance of steps to enforce such a right, remedy, privilege or power, preclude any other or further exercise thereof or the exercise of any other right, remedy, privilege or power. The rights, powers, privileges and remedies of the parties hereto are cumulative and are not exclusive of any rights, powers, privileges or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement may only be amended or modified or any provision waived by an instrument in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility) and the Grantors. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Junior Priority Debt Parties and their respective successors and assigns. Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall not impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

(c) Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Junior Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

Section 8.04. Information Concerning Financial Condition of the Company and the Subsidiaries. The Senior Representative, the Senior Secured Parties, the Junior Priority
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Representatives and the Junior Priority Debt Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Junior Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Priority Debt Obligations. The Senior Representative, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Senior Representative, any Senior Secured Party, any Junior Priority Representative or any Junior Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representative, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. Nothing in this Section 8.04 shall impose an obligation on the Senior Representative to keep itself informed as to the financial condition of the Company or its Subsidiaries or the risk of non-payment beyond that which may be required by the Senior Indenture.

Section 8.05. Subrogation. Each Junior Priority Representative, for and on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

Section 8.06. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, in accordance with the terms of the Senior Debt Documents. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

Section 8.07. Additional Grantors. The Grantors agree that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument substantially in the form of Annex I. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Junior Priority Representative and the Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

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Section 8.08. Refinancings. The Senior Obligations and the Junior Priority Debt (other than the Initial Junior Priority Debt) may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing or replacement under any Senior Debt Document or Junior Priority Debt Document) of the Senior Representative, any Junior Priority Representative or any other Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided that any such refinancing or replacement debt shall satisfy the requirements of Section 8.09. The Designated Junior Priority Representative hereby agrees that at the request of the Company, in connection with a refinancing or replacement of Senior Obligations in accordance with Section 5.06 (“Replacement Senior Obligations”), it will enter into a customary agreement with the agent for the Replacement Senior Obligations containing terms and conditions substantially similar to the terms and conditions of this Agreement or otherwise terms and conditions that are customary
.
Section 8.09. Additional Junior Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then extant Senior Debt Documents and the Junior Priority Debt Documents, the Company may incur or issue and sell one or more series or classes of Junior Priority Debt. Any such additional class or series of Junior Priority Debt (the “Junior Priority Class Debt”) may be secured by a junior priority or third priority (or lower priority, and in each case of third priority or lower priority, subject to an intercreditor agreement required pursuant to Junior Priority Debt Documents), subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Junior Priority Collateral Documents for such Junior Priority Class Debt, if and subject to the condition that the Representative of any such Junior Priority Class Debt (each, a “Junior Priority Class Debt Representative”), acting on behalf of the holders of such Junior Priority Class Debt (such Representative and holders in respect of any Junior Priority Class Debt being referred to as the “Junior Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable of this Section 8.09. In order for a Junior Priority Class Debt Representative to become a party to this Agreement:

(i) such Junior Priority Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex II hereto (with such changes as may be reasonably approved by the Senior Representative and such Junior Priority Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Junior Priority Class Debt in respect of which such Junior Priority Class Debt Representative is the Representative and the related Junior Priority Class Debt Parties become subject hereto and bound hereby;

(ii) the Company shall have delivered to the Senior Representative and Designated Junior Priority Representative an officer’s certificate stating that the conditions set forth in this Section 8.09 are satisfied (or waived) with respect to such Junior Priority Class Debt and, if requested, true and complete copies of each of the material Junior Priority Debt Documents relating to such Junior Priority Class Debt, certified as being true and correct in all material respects by an Officer of the Company; and identifying the obligations to be designated as Additional Junior Priority Debt, as applicable, and certifying that such obligations are permitted to be incurred and secured on a junior basis under each of the Junior Priority Debt Documents; and

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(iii) the Junior Priority Debt Documents relating to such Junior Priority Class Debt shall provide that each Junior Priority Class Debt Party with respect to such Junior Priority Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Junior Priority Class Debt.

Section 8.10. Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a) consents and agrees that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, New York City, New York and, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues;

(b) waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action, suit or proceeding brought in any such court has been brought in an inconvenient forum;

(c) agrees that service of process in any such action or proceeding shall be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 8.11;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

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Section 8.11. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i) if to the Company or any other Grantor, to the Company, at its address at:

Address:	LIVEPERSON, INC. 530 7th Avenue, Floor M1 New York, NY 10018
Attention:	John Collins; Monica Greenberg
Email:	JCollins@liveperson.com; MGreenberg@liveperson.com
with a copy, which shall not constitute notice, to:
Address:	Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 10004
Attention:	Daniel Bursky; Mark Hayek
Email:	Daniel.Bursky@friedfrank.com; Mark.Hayek@friedfrank.com

(ii) if to the Initial Junior Priority Representative to it at:

Address:
Attention:
Email:
Telephone No.:
with a copy, which shall not constitute notice, to:
Address:
Attention:
Email:
Facsimile No.:

(iii) if to the Senior Representative, to it at:

Address:	U.S. Bank Trust Company, National Association 633 West Fifth Street, 24th Floor Los Angeles, California 90071
Attention:	B. Scarbrough (LivePerson, Inc.)
Email:	bradley.scarbrough@usbank.com
Telephone No.:	213.615.6047
with a copy, which shall not constitute notice, to:
Address:	Shipman & Goodwin LLP One Constitution Plaza Hartford, CT 06103
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Attention:	Nate Plotkin
Email:	nplotkin@goodwin.com

(iv) if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, faxed, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a fax or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among each Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 8.12. Further Assurances. The Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Indenture for which it is acting, each Junior Priority Representative, on behalf of itself, and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

Section 8.13. GOVERNING LAW; WAIVER OF JURY TRIAL
.
(A) THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.14. Binding on Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Senior Representative, the Senior Secured Parties, the Junior Priority Representatives, the Junior Priority Debt Parties, the Company, the other Grantors party hereto and their respective permitted successors and assigns.

Section 8.15. Section Headings. Section headings herein are for convenience of reference only and shall not affect the interpretation hereof.

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Section 8.16. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to be an original and shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit this Agreement or any document to be signed in connection with this Agreement to the Senior Representative, including without limitation the risk of the Senior Representative acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 8.17. Authorization. By its signature, each Person (other than an individual) executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Senior Representative represents and warrants that this Agreement is binding upon the Senior Secured Parties under the Senior Debt Documents. The Junior Priority Representative represents and warrants that this Agreement is binding upon the Junior Priority Debt Parties under the Junior Priority Debt Documents.

Section 8.18. No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of the Senior Secured Parties and the Junior Priority Debt Parties. Nothing in this Agreement shall impair, as between the Company and the other Grantors and the Senior Representative and the Senior Secured Parties, and as between the Company and the other Grantors and the Junior Priority Representatives and the Junior Priority Debt Parties, the obligations of the Company and the other Grantors, which are absolute and unconditional, to pay principal, interest, fees and other amounts as provided in the Senior Debt Documents and the Junior Priority Debt Documents respectively.

Section 8.19. Effectiveness. This Agreement shall become effective when executed and delivered by all parties hereto.

Section 8.20. Senior Representative and Representative. It is understood and agreed that (a) the Senior Representative is entering into this Agreement in its capacity as Trustee and Collateral Agent under the Senior Indenture and the provisions of Article 7 and Article 13 of the Senior Indenture applicable to the Trustee and the Collateral Agent (each as defined therein) thereunder shall also apply to the Senior Representative hereunder and (b) [ ] is separately entering into this Agreement in its capacity as [administrative agent][trustee] and collateral agent under the Junior Priority [Credit Agreement][Indenture], and the provisions of Section [ ] of such [credit agreement][trustee] applicable to the [Agents] [Trustee] [and Collateral Agent] (each as defined therein) thereunder shall also apply to the Initial Junior Priority Representative hereunder.
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Section 8.21. Relative Rights
. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement is intended to or will (a) (except to the extent expressly contemplated herein) amend, waive or otherwise modify the provisions of the Senior Indenture, any other Senior Debt Document or any Junior Priority Debt Documents, or permit the Company or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Senior Indenture or any other Senior Debt Document or any Junior Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties, or (d) obligate the Company or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Senior Indenture or any other Senior Debt Document or any Junior Priority Debt Document.

Section 8.22. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Senior Representative

By:
Name:
Title:

[___________________________],
as Initial Junior Priority Representative

By:
Name:
Title:

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LIVEPERSON, INC.
as Grantor,
By:	_________________________
Name:	John Collins
Title:	Chief Financial Officer and Chief Operating Officer

BELLA GROUP LLC LIVEPERSON LLC KATO ACQUISITION SUB, INC. CLAIRE DEVELOPMENT, INC. CALLINIZE, INC. PROFICIENT SYSTEMS, INC., VOICEBASE, INC.,
each, as Grantor,

By:	___________________________
Name:	John Collins
Title:	Treasurer

LIVEPERSON AUTOMOTIVE, LLC LIVEPERSON IP HOLDING LLC,
each, as a Grantor By: LIVEPERSON, INC., its member By: _______________________________________________ Name: John Collins Title: Chief Financial Officer and Chief Operating Officer
LIVEPERSON GERMANY GMBH E-BOT7 GMBH
LIVEPERSON (UK) LIMITED LIVEPERSON CANADA, INC. LIVEPERSON NETHERLANDS B.V. LIVEPERSON AUSTRALIA PTY LTD
By: Name: John Collins Title: Authorized Signatory

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ANNEX I

SUPPLEMENT NO. [__] (this “Supplement”), dated as of [__], to the INTERCREDITOR AGREEMENT, dated as of [], 20[ ] (as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among LIVEPERSON, INC., a Delaware corporation (the “Company”), certain subsidiaries and affiliates of the Company (each a “Grantor”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Senior Representative, [ ], as Initial Junior Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement. Section 1.02 contained in the Intercreditor Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

B. The Grantors have entered into the Intercreditor Agreement. Pursuant to the Senior Indenture and certain Junior Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Company are required to enter into the Intercreditor Agreement. Section 8.07 of the Intercreditor Agreement provides that such Subsidiaries may become party to the Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Senior Indenture and the Junior Priority Debt Documents.
Accordingly, the New Grantor agrees as follows:

SECTION 1. In accordance with Section 8.07 of the Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Intercreditor Agreement shall be deemed to include the New Grantor. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Senior Representative and the other Secured Parties on the date hereof that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Grantors in favor of the Secured Parties and (iii) with respect to enforceability against Foreign Subsidiaries or under foreign laws, and the effect of foreign laws, rules and regulations as they relate to any Security Document to which such Foreign Subsidiary is a party.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single
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contract. This Supplement shall become effective when the Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor (and, for the avoidance of doubt, such effectiveness shall not be subject to, or conditioned on, the acknowledgement by the Senior Representative, the Designated Junior Priority Representative or any other person). Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the Intercreditor Agreement.

SECTION 8. The Company agrees to reimburse the Senior Representative for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable documented fees, other charges and disbursements of counsel for the Senior Representative to the extent reimbursable under the Senior Debt Documents.

[Remainder of this page intentionally left blank – signature pages follow]
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IN WITNESS WHEREOF, the New Grantor, and the Senior Representative have duly executed this Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR]

By:
Name:
Title:

Acknowledged by:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Senior Representative

By:
Name:
Title:

By:
Name:
Title:

[_],
as Designated Junior Priority Representative

By:
Name:
Title:

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ANNEX II

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [__] (this “Representative Supplement”), dated as of [__], to the INTERCREDITOR AGREEMENT, dated as of [], 20[ ] (as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among LIVEPERSON, INC., a Delaware corporation (the “Company”), certain subsidiaries and affiliates of the Company (each a “Grantor”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Senior Representative, [ ], as Initial Junior Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement. Section 1.02 contained in the Intercreditor Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

B. As a condition to the ability of the Company to incur Junior Priority Debt Obligations after the effective date of the Intercreditor Agreement and to secure such Junior Priority Class Debt with the Junior Priority Lien and to have such Junior Priority Class Debt guaranteed by the Grantors on a subordinated lien basis, in each case under and pursuant to the Junior Priority Collateral Documents, the Junior Priority Class Debt Representative in respect of such Junior Priority Class Debt is required to become a Representative under, and such Junior Priority Class Debt and the Junior Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 8.09 of the Intercreditor Agreement provides that such Junior Priority Class Debt Representative may become a Representative under, and such Junior Priority Class Debt and such Junior Priority Class Debt Parties may become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by the Junior Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Intercreditor Agreement. The undersigned Junior Priority Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Junior Priority Debt Documents.

Accordingly, the New Representative agrees as follows:

SECTION 1. In accordance with Section 8.09 of the Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Junior Priority Class Debt and Junior Priority Class Debt Parties become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Junior Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Junior Priority Representative and to the Junior Priority Class Debt Parties that it represents as Junior Priority Debt Parties. Each reference to a “Representative” or “Junior Priority Representative” in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

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SECTION 2. The New Representative represents and warrants to the Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee under [describe new facility]], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Junior Priority Debt Documents relating to such Junior Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Junior Priority Class Debt Parties in respect of such Junior Priority Class Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Junior Priority Debt Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative (and, for the avoidance of doubt, such effectiveness shall not be subject to, or conditioned on, the acknowledgement by the Senior Representative or any other person). Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

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SECTION 8. The Company agrees to reimburse the Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Senior Representative to the extent reimbursable under the Senior Debt Documents.

IN WITNESS WHEREOF, the New Representative has duly executed this Representative Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [_______] for the holders of [________]

By:
Name
Title:

Address for notices:

Attention of:

Telecopy:

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Acknowledged by:

LIVEPERSON, INC.

By:
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

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